Exhibit 4.1
Dated 7th June 2006
ABBEY NATIONAL PLC
and
RESOLUTION LIFE LIMITED
and
RESOLUTION PLC

SALE AND PURCHASE AGREEMENT

Slaughter and May
One Bunhill Row
London EC1Y 8YY
(WSMR/RAC/CEZD)
CD061020007

SCHEDULES

AGREED FORM DOCUMENTS
Abbey Announcement
Actuarial Reports
Agreement for Lease
ANFIS Separation Agreement
ANSMAH Confirmation Letter
Brand Licence
BSCH Announcement
Business Plan
Cash Management Agreement
Communications Plan
Draft Notices of Control to each Regulatory Authority
Fund Separation Agreement
Guarantor Recommendation
Guarantor Resolution
Hedge Waiver Letter
Introducer Appointed Representative Agreement
List of Employees
List of Listed Employees
List of Retained Employees
Relationship Deed
Resignation letters of directors and secretaries
Resolution Announcement
Tax Covenant
Underwriting Agreement
Voting powers of attorney

THIS AGREEMENT is made on 7th June 2006 between:

1.	ABBEY NATIONAL PLC, a company registered in England and Wales under registered number 02294747 with its registered office at Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN (the “Seller”);

2.	RESOLUTION LIFE LIMITED, a company registered in England and Wales under registered number 04560778 with its registered office at Edward Pavillion, Albert Dock, Liverpool, Merseyside L3 4SL (the “Purchaser”); and

3.	RESOLUTION PLC, a company registered in England and Wales under registered number 03524909 with its registered office at Juxon House, 100 St Paul’s Churchyard, London EC4M 8BU (the “Guarantor”).

WHEREAS:

(A)	The Seller is the beneficial owner of the entire issued share capital of each of the Companies.

(B)	The Companies directly or indirectly beneficially own the entire issued share capital of each of the Subsidiaries.

(C)	The Seller has agreed to sell, and the Purchaser has agreed to purchase and pay for, the Shares in each case on the terms and subject to the conditions of this agreement.

(D)	The Guarantor has agreed to guarantee the obligations of the Purchaser under the Transaction Documents.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this agreement:

	“Abbey Announcement”	means the announcement to be made by Abbey following signing of this agreement concerning the transactions contemplated by this agreement and the other Transaction Documents, in the agreed form;

	“Abbey Marks”	means the names and marks “Abbey” and “Abbey National”, any name or mark which incorporates any of the foregoing and any symbol, logo or device associated with any of the foregoing including the Flame Logo and the Umbrella Logo;

“Accounts”	means the audited unconsolidated financial statements (comprising in each case a balance sheet and a profit and loss account) of each Group Member (other than SPILA Marketing (in liq)) for the accounting reference period ended on the Accounts Date, a copy of each of which is delivered with the Disclosure Letter;

“Accounts Date”	means:

	(A)	in respect of SPI – 31 July 2005;

	(B)	in respect of Cityfourinc – 30 August 2005; and

	(C)	otherwise – 31 December 2005;

“Actual Case I Basis”	means, in relation to the United Kingdom tax regime, the taxation of the profits of an Insurance Company in accordance with Case I of Schedule D under section 18 ICTA 1988;

“Actuarial Reports”	means:

	(A)	the actuarial report together with any supplementary reports thereto;

	(B)	the new business letter;

	(C)	the note on errors in the realistic balance sheet; and

	(D)	the report on burn-through costs,

each in the agreed form and as produced by the Seller’s Actuaries in relation to the Insurance Companies as at 31 December 2005

“Agreement for Lease”	has the meaning given to it in paragraph 4.3 of Schedule 14;

“ANFIS”	means Abbey National Financial and Investment Services plc, a Company whose details are set out in Schedule 8;

“ANFIS FE (in liq)”	means Abbey National Financial and Investment Services (Far East) Limited (in liquidation);

“ANFIS IoM”	means Abbey National Financial and Investment Services Isle of Man Limited, a Company whose details are set out in Schedule 8;

“ANFIS Letter”	means the letter agreement between the Seller, the Purchaser and the Guarantor dated the same date as this agreement relating to the ANFIS Separation Agreement;

“ANFIS Separation Agreement”	means the separation agreement relating to, inter alia, ANFIS, referred to in Schedule 5 in the agreed form;

“ANL”	means Abbey National Life plc, a Company whose details are set out in Schedule 8;

“ANSMAH”	means Abbey National SMA Holdings Limited whose details are set out in Schedule 8;

“ANSMAH Confirmation Letter”	means the letter from the Seller to ANSMAH confirming the termination of the letter of support from the Seller to ANSMAH with effect from Completion, in the agreed form;

“Books and Records”	has its common law meaning and includes, without limitation, all notices, correspondence, orders, inquiries, drawings, plans, books of account, computer disks or tapes containing data and documents (excluding, for the avoidance of doubt, software) on which Business Information is recorded;

“Brand Licence”	means the brand licence between Banco Santander Central Hispano, S.A., the Seller and the Purchaser which is referred to in Schedule 5 in the agreed form;

“BSCH Announcement”	means the announcement to be made by Banco Santander Central Hispano, S.A following signing of this agreement concerning the transactions contemplated by this agreement and the other Transaction Documents, in the agreed form;

“Business Day”	means a day (other than a Saturday or a Sunday) on which banks are open for business in London;

“Business Information”	means all information (whether or not confidential and in whatever form held) including (without limitation) all:

	(A)	formulas, designs, specifications, drawings, data and instructions;

	(B)	customer lists, sales, marketing and promotional information;

	(C)	business plans and forecasts; and

	(D)	technical or other expertise or know-how;

“Business Plan”	means the Purchaser’s business plan in respect of the Group in the agreed form, which will form part of the Purchaser’s change of control submission to the FSA;

“Business Property”	means the Properties referred to in Schedule 13;

“Cash Management Agreement”	means the cash management agreement referred to in Schedule 5 in the agreed form;

“Cater Tyndall Loan”	means the loan of £90,000,000 from ANL to Cater Tyndall Limited under a loan agreement dated 22 December 2005;

“Communications Plan”	means the plan in respect of announcements and communications from the date of this agreement until the Completion Date with third parties including employees, policyholders, Intermediaries, reinsurers and suppliers of the Insurance Companies, and the Intermediaries and material customers, suppliers and other contractual counterparties of each Group Member in the agreed form;

“Companies”	means the companies being sold pursuant to this agreement, basic information concerning each of which is set out in Schedule 8;

“Companies Acts”	means the Companies Act 1985, the Companies Consolidation (Consequential Provisions) Act 1985, the Companies Act 1989 and Part V of the Criminal Justice Act 1993;

“Completion”	means completion, subject to clause 4, of the sale and purchase of the Shares under this agreement;

“Completion Date”	means the fifth Business Day following the day on which the last in time of the Conditions relevant to Completion shall have been:

	(A)	fulfilled in accordance with this agreement;

	(B)	in the case of the Conditions in paragraphs 4, 5 or 6 of Schedule 1 – waived in accordance with clauses 3.3, 3.4 or 3.5, or

	(C)	the subject of a notice from the Seller or the Purchaser in accordance with clause 4,

or such other date as the parties may agree;

“Conditions”	means the conditions set out in Schedule 1;

“Consideration”	means the amount determined in accordance with clause 6.2;

“Core Conditions”	means the Conditions in paragraphs 1, 2, 3(A), 3(B), 4, 5 and 6 of Schedule 1;

“Current Employees”	means:

	(A)	Listed Employees; and

	(B)	individuals who are assigned to the business carried on by any Group Member at the date of this agreement and employed by any Retained Group Member and who were appointed to their position in the ordinary course of business between the close of business on 26 May 2006 and the date of this agreement;

“Current SMI Litigation”	means the following litigation:

	(A)	Complaint for Rescission of Purchase of Securities due to Fraud, Kal Brar, an individual, and Imelda Brar, an individual -v- Scottish Mutual International plc and others (BC334233, Superior Court of California); and

	(B)	Complaint for Rescission of Purchase of Securities due to Fraud James Pepper, an individual; James Pepper as Settlor and Beneficiary of the Maximillian Trust; and James Pepper as Beneficiary of the Maximillian Trust 2 -v- Scottish Mutual International plc and others (BC338489, Superior Court of California);

“Data Protection Legislation”	means the Data Protection Act 1998 and all secondary legislation made thereunder (including the Privacy and Electronic Communications Regulations (EC Directive) 2003) and equivalent legislation in any other jurisdiction in which the Group Members carry on their business;

“Data Room”	means each of the documents listed in the data room index and supplementary indices (other than those documents which are identified on any such index as being missing and other than to the extent that any of those documents are identified on any such index which were made available as being incomplete or illegible), copies of which indices have for the purposes of identification only been signed by or on behalf of the Seller and the Purchaser;

“Deliverables”	means the Retail Deliverables (as defined in the Retail Distribution Agreement) and the Intermediary Deliverables (as defined in the Intermediary Distribution Agreement);

“Demutualisation Schemes”	means the SMA Demutualisation Scheme and the SPL Demutualisation Scheme;

“Disclosure Letter”	means the letter dated the same date as this agreement written by the Seller to the Purchaser for the purposes of clause 12.2 and delivered to the Purchaser’s Solicitors before the execution of this agreement;

“Draft Notices of Control”	means substantially completed draft Notices of Control in the agreed form to each Regulatory Authority from the Purchaser and each relevant member of the Purchaser’s Group in respect of their acquisition of control of the Group for the purposes of fulfilling the Conditions in paragraphs 2 and 3 of Schedule 1 (each a “Draft Notice of Control”);

“Employee Liability Information”	means the information which the Seller is required to give to the Purchaser in respect of the Current Employees under the Regulations;

“Employees”	means those employees employed by any Group Member, whose names are in a list prepared for this purpose and in the agreed form;

“Estimated Consideration”	means £3,600,000,000;

“Estimated Inter-Company Payables”	means the amounts estimated in good faith by the Seller as the amounts of Inter-Company Payables which are set out in the written statement provided by the Seller to the Purchaser no later than five Business Days prior to Completion pursuant to clause 9.3;

“Estimated Inter-Company Receivables”	means the amounts estimated in good faith by the Seller as the amounts of Inter-Company Receivables which are set out in the written statement provided by the Seller to the Purchaser no later than five Business Days prior to Completion pursuant to clause 9.3;

“Extended Long Stop Date”	means 31 December 2006;

“Flame Logo”	means flame symbol set out Part A of Schedule 15;

“FSA”	means the Financial Services Authority of the United Kingdom (or any successor authority carrying out insurance regulatory functions in the United Kingdom from time to time);

“FSA Returns”	means the returns filed by the Insurance Companies and Abbey National SMA Holdings Limited with the FSA pursuant to IPRU(INS) in respect of the year ended 31 December 2005;

“FSMA”	means the Financial Services and Markets Act 2000;

“Fund Separation Agreement”	means the fund separation agreement relating to Abbey National Asset Managers Limited referred to in Schedule 5 in the agreed form;

“Future SMI Litigation Claim”	has the meaning given to that term in clause 10.9;

“Group”	means the Companies and the Subsidiaries;

“Group Guarantee”	means:

	(A)	each of the guarantees, indemnities and other security obligations listed in Part B of Schedule 10; and

	(B)	any other guarantee, indemnity or other security obligation entered into or granted by any Group Member in relation to or arising out of any obligations or liabilities of any Retained Group Member;

“Group Member”	means (subject to clause 26.3) a member of the Group;

“Guarantor Recommendation”	means the unanimous recommendation of the directors of the Guarantor, in the agreed form, to be included within the circular to be sent to the Guarantor’s shareholders pursuant to this agreement;

“Guarantor Resolution”	means a resolution of the Guarantor’s shareholders in the agreed form;

“Hedge Waiver Letter”	means the waiver letter in respect of the Opal Hedges, in the agreed form;

“HMRC”	means Her Majesty’s Revenue and Customs;

“IAM Control Programme”	means the items evidenced in the PwC Control Programme Reports;

“ICTA 1988”	means the Income and Corporation Taxes Act 1988;

“IFR”	means the Irish Financial Services Regulatory Authority, a competent body of the Central Bank and Financial Services Authority of the Republic of Ireland;

“In-Force Policies”	means those contracts of insurance falling within classes of long-term insurance business and set out in Part II of Schedule 1 to the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 which are material to the business of the Group taken as a whole, are in-force as at the date of this agreement, and were written by an Insurance Company or a predecessor of, or transferor of business to, an Insurance Company;

“Instalment Payments Regulations”	means The Corporation Tax (Instalment Payments) Regulations 1998 (SI 1998 No. 3175);

“Insurance Act 1986”	means the Insurance Act 1986 of the Isle of Man;

“Insurance Authority”	means the public officer appointed under section 4(1) of the Insurance Companies Ordinance;

“Insurance Companies”	means (subject to clause 26.3) ANL, SMA, SPL, SMI and SPILA (each an “Insurance Company”);

“Insurance Companies Ordinance”	means the Insurance Companies Ordinance (Cap. 41 of the Laws of Hong Kong);

“Insurance Fund”	means a long-term insurance fund as defined in PRU 7.6.22R, or (where applicable) as defined in the Insurance Act 1986 or the Insurance Act Regulations 1986 of the Isle of Man or a life assurance fund as defined by section 62 of the Irish Insurance, 1989 as inserted by Schedule 1, part of the Central Bank and Financial Services Authority of Ireland Act, 2003;

“Intellectual Property”	means patents, trade marks, rights in designs, copyrights (including rights in computer software) and database rights (whether or not any of these is registered and including applications for registration of any such thing), and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

“Inter-Company Payables”	means the aggregate of the amounts owing, including in respect of interest accrued on all such amounts, as at Completion from Group Members to Retained Group Members (including any distribution declared by any Group Member in favour of or payable to any Retained Group Member), excluding (a) the Ordinary Trading Payables, and (b) any amounts payable to or from any Insurance Fund;

“Inter-Company Receivables”	means the aggregate of the amounts owing, including in respect of interest accrued on all such amounts, as at Completion from Retained Group Members to Group Members, excluding (a) the Ordinary Trading Receivables, and (b) any amounts payable to or from any Insurance Fund;

“Intermediaries”	means brokers, intermediaries, independent financial advisers and distributors, in each case involved in the entry by an Insurance Company into new insurance policies;

“Intermediary Distribution Agreement”	means the intermediary distribution agreement between the Seller and the Purchaser dated the same date as this agreement;

“Introducer Appointed Representative Agreement”	means the agreement defined as such in the Retail Banking Distribution Agreement, in the agreed form;

“Investment Assets”	means any assets of whatever nature that are held by, or to the order of, or by a nominee, custodian or other third party for:

	(A)	any Group Member in connection with an asset management business; or

	(B)	any Insurance Fund maintained by any of the Insurance Companies in connection with their insurance business;

“IPA”	means the Insurance and Pensions Authority, Isle of Man;

“IPRU(INS)”	means the Interim Prudential Sourcebook for Insurers forming part of the FSA’s handbook of rules and guidance (as amended);

“Irish Representative Member”	means the remitter of the Irish VAT Group;

“Irish Schemes”	means the Scottish Mutual International plc Staff Pension Scheme and The Scottish Provident Institution Staff Pension Scheme for Employees in the Republic of Ireland;

“Irish Target VAT Group Member”	means each of Abbey National Financial and Investment Services plc (Irish branch), Abbey National Financial and Investment Services Ireland plc, SMI, SMIFM and SPL (Irish branch);

“Irish VAT Group”	means the group of companies of which SMI is a member for the purposes of section 8(8) VATA 1972;

“Isle of Man Schemes”	means the ANFIS IoM Expatriate Staff Retirement Benefits Scheme and the Group Personal Pension Plan provided by Norwich Union;

“IT Systems”	means all computer network and telecommunications systems used by a Group Member in connection with the operation of the business of the Group including all hardware and software but excluding networks or telecommunications systems generally available to the public;

“Key Intermediary”	means those Intermediary groups or networks listed in Schedule 11;

“Liabilities”	means all liabilities, losses, damages, payments, charges, claims, actions, penalties, fines, demands, proceedings, expenses and costs;

“LIBOR”	means the British Bankers Association Interest Settlement Rate for sterling for a six month period displayed on the appropriate Telerate screen page at or about 11.00 a.m. on the date on which the rate is to be determined or, if that date is not a Business Day, the next following Business Day;

“Listed Employees”	means those individuals who were employed by any Retained Group Member and assigned wholly or mainly to the business of any Group Member at the close of business on 26 May 2006 and whose names are in a list prepared for this purpose and in the agreed form;

“Local Conditions”	means:

	(A)	in respect of SPILA – the Conditions in paragraphs 3(C) and 3(D) of Schedule 1 (to the extent those Conditions relate to SPILA);

	(B)	in respect of SMI – the Condition in paragraph 3(C) of Schedule 1 (to the extent that Condition relates to SMI); and

	(C)	in respect of ANFIS IoM – the Condition in paragraph 3(D) of Schedule 1 (to the extent that Condition relates to ANFIS IoM);

“Long Stop Date”	means 24 October 2006;

“Material Adverse Effect”	means a material adverse effect on the results of operations or financial condition of the Group taken as a whole, other than any adverse effect arising out of, resulting from or attributable to:

	(A)	changes in conditions in the United Kingdom or global economy or capital or financial markets generally, including changes in interest or exchange rates;

	(B)	changes (whether in law, regulation, practice or otherwise) or events affecting generally any or all of the sectors in which the Group conducts its business;

	(C)	the negotiation, execution, announcement or performance of this agreement, any other Transaction Document or any of the transactions or arrangements contemplated by this agreement or such Transaction Document;

	(D)	actions specifically permitted to be taken or omitted pursuant to this agreement or with the Purchaser’s consent; or

	(E)	any of the matters fairly disclosed in the Disclosure Letter or pursuant to the Disclosure Letter;

“Material Contract”	means any contract of any Group Member calling for payments by any party thereto in excess of £1,000,000 in any one year, other than (a) any reinsurance or reassurance contract, (b) any contract in relation to debt securities listed on any securities exchange, or (c) any contract to which the only parties are Group Members;

“Mis-Selling Claim”	means any claim in respect of any advice, statement, act, omission or practice of, given or made by or on behalf of the Insurance Company concerned in connection with the sale of any products manufactured by the Insurance Company concerned which have been sold by any Group Member that was either:

	(A)	negligent; or

	(B)	in breach of or in contravention of any applicable law, rule or regulation or any applicable requirement, rule or standard of a Regulatory Authority (including any applicable guidance, direction or written request of any Regulatory Authority) which was in force at the time when the relevant product was sold, and for the purposes of this definition, an Insurance Company shall be deemed to include any entity which is a predecessor of, or transferor of assets, liabilities or business to, an Insurance Company;

“Nominee Shares”	means any issued shares in the capital of any of the Subsidiaries in respect of which one of the Companies or one of the other Subsidiaries is not the registered owner;

“Non-Business Property”	means any Property in which the Group Members have an interest, other than the Business Properties, referred to in Schedule 13;

“Notice of Control”	(A)	in respect of the FSA, has the meaning given to it in Part XII of FSMA; and

	(B)	in respect of each Regulatory Authority other than the FSA, means such notices, applications and/or submissions as may be required under any applicable laws, regulations, rules and guidance to be submitted to such Regulatory Authority from the Purchaser and each relevant member of the Purchaser’s Group in respect of their acquisition of control of the Group for the purposes of fulfilling the Conditions in paragraph 3 of Schedule 1,

(each a “Notice of Control”);

“Opal Hedges”	means the United Kingdom over the counter derivative contracts between Abbey National Treasury Services plc and SMA or SPL which were entered into in order to provide financial protection against a range of embedded policy guarantees;

“Open Period”	means:

	(A)	so far as the matter in question relates to Tax on the Income, Profits or Gains (as defined in the Tax Covenant) of a Group Member, an accounting period in respect of which the return of the relevant Group Member relating to such Tax has not been agreed with relevant Tax Authority (or, in relation to accounting periods to which self-assessment applies, an enquiry has been opened or could yet be opened within the permitted time limits by the relevant Tax Authority and, where an enquiry has been opened, has not yet closed in relation to such return); and

	(B)	so far as relates to other Tax, is any period of time in respect of which an audit has not been completed by the relevant Tax Authority in relation to the matter in question,

in each case as at the date of this agreement;

“Ordinary Trading Payables”	means Trade Indebtedness outstanding at Completion and relating to the period up to Completion only, owing from Group Members to Retained Group Members including an amount equal to all amounts owed to Group Members in relation to loans advanced by Retained Group Members to Intermediaries on behalf of such Group Members;

“Ordinary Trading Receivables”	means Trade Indebtedness outstanding at Completion and relating to the period up to Completion only, owing from Retained Group Members to Group Members;

“Pre-Sale Transfers”	means:

	(A)	the transfer of the shares in Abbey National PEP and ISA Managers Limited and Abbey National Unit Trust Managers Limited from ANL to the Seller by way of dividend in specie on 13 April 2006;

	(B)	the substitution of Abbey National Treasury Services plc in place of SPL (Holdings 1) Limited as principal debtor under the Deed constituting Floating Rate Unsecured Guaranteed Loan Notes 2012 dated 28 February 2002 and the Loan Notes (as defined in such Deed) in accordance with clause 13 of such Deed; and

	(C)	the transfers effected by the ANFIS Separation Agreement;

“Proceedings”	means any proceeding, suit or action arising out of or in connection with this agreement;

“Property”	means freehold, leasehold or other immovable property in any part of the world;

“Property Owner”	means, in relation to any Business Property, the person referred to as owner in Schedule 13;

“PRU”	means the Integrated Prudential Sourcebook forming part of the FSA’s handbook of rules and guidance (as amended) or its successor publication from time to time;

“Purchaser’s Group”	means the Purchaser, the Guarantor, each of their respective subsidiaries and subsidiary undertakings, any holding company of the Purchaser or the Guarantor and all other subsidiaries and subsidiary undertakings of any such holding company from time to time (including, after Completion, all Group Members);

“Purchaser’s Solicitors”	means Herbert Smith LLP;

“PwC Control Programme Reports”	means the PwC Control Programme Review Reports contained in the Data Room with document references 1.1 to 1.3 in the Restricted Access Documents Index of PwC Control Programme Review Reports;

“Regulated Entities”	means the UK Regulated Entities, SMI, SMIFM, ANFIS IoM and SPILA;

“Regulations”	means the Transfer of Undertakings (Protection of Employment) Regulations 2006;

“Regulatory Authorities”	means the FSA and, where the context so requires, its predecessors including without limitation, LAUTRO, the Personal Investment Authority, the Government Actuary’s Department and HM Treasury – Insurance Division and any other similar entities outside the United Kingdom (including the IFR, the Insurance Authority and the IPA) to the extent that those entities regulate the conduct of insurance businesses or companies and/or financial services businesses or firms or the sale or marketing of insurance contracts, and “Regulatory Authority” means any of them;

“Relationship Deed”	means the relationship deed referred to in Schedule 5 in the agreed form;

“Relevant Group Policy”	has the meaning given in clause 20.1;

“Relevant Property”	means the Property or Properties referred to in Schedule 13;

“Reserves”	has the meaning given in paragraph 2.10(B) of Schedule 7;

“Resolution Announcement”	means the announcement to be made by the Guarantor following signing of this agreement concerning the transactions contemplated by this agreement and the other Transaction Documents, in the agreed form;

“Retail Banking Distribution Agreement”	means the retail banking distribution agreement between the Seller and the Purchaser dated the same date as this agreement;

“Retail Distribution Agreement”	means the retail distribution agreement between the Seller and the Purchaser dated the same date as this agreement;

“Retained Employees”	means those individuals employed by any Group Member who will be employed by a Retained Group Member with effect from Completion whose names are in a list prepared for this purpose and in the agreed form;

“Retained Group”	means the Seller, its subsidiaries and subsidiary undertakings from time to time, any holding company of the Seller and all other subsidiaries or subsidiary undertakings of any such holding company (except for the Group Members);

“Retained Group Guarantee”	means:

	(A)	each of the guarantees, indemnities and other security obligations listed in Part A of Schedule 10; and

	(B)	any other guarantee, indemnity or other security obligation entered into or granted by any Retained Group Member in relation to or arising out of any obligations or liabilities of any Group Member;

“Retained Group Member”	means a member of the Retained Group;

“Rights Issue”	means the proposed offer by the Guarantor by way of rights to qualifying shareholders of the Guarantor on the terms and subject to the conditions referred to in the prospectus to be issued by the Guarantor on or around 30 June 2006;

“RMS”	means Resolution Management Services Limited of 1 Wythall Green Way, Wythall, Birmingham, West Midlands B47 6WG;

“SDCA 1999”	means the Ireland Stamp Duties Consolidation Act 1999;

“Seller’s Actuaries”	means Towers Perrin Tillinghast of 71 High Holborn, London WC1V 6TH;

“Seller’s Schemes”	means the Abbey National Group Pension Scheme, the National and Provincial Building Society Pension Fund, The Scottish Mutual Assurance plc Staff Pension Scheme, The Scottish Provident Institution Staff Pension Fund, the Abbey National Building Society (Associated Bodies) Pension Fund and the Abbey Staff Stakeholder Pension Scheme;

“Seller’s Solicitors”	means Slaughter and May;

“Senior Employees”	means those Employees and Current Employees listed in Schedule 12;

“Shares”	means all the issued shares in the capital of each of the Companies;

“SMA”	means Scottish Mutual Assurance plc, a Subsidiary whose details are set out in Schedule 9;

“SMA Demutualisation Scheme”	means the scheme for the transfer of the long term insurance business of the Scottish Mutual Assurance Society to SMA pursuant to section 49 of the Insurance Companies Act 1982 as sanctioned by the Court of Session, Scotland on 12 December 1991;

“SMI”	means Scottish Mutual International plc, a Subsidiary whose details are set out in Schedule 9;

“SMIFM”	means Scottish Mutual International Fund Managers Limited, a Company whose details are set out in Schedule 8;

“SMIH”	means Scottish Mutual International Holdings, a Company whose details are set out in Schedule 8;

“SMIM”	means Scottish Mutual Investment Managers Limited, a Subsidiary whose details are set out in Schedule 9;

“SMPIM”	means Scottish Mutual PEP and ISA Managers Limited, a Subsidiary whose details are set out in Schedule 9;

“SPI Fund Supervisory Committee”	means the committee constituted under the terms of the SPL Demutualisation Scheme;

“SPILA”	means Scottish Provident International Life Assurance Limited, a Subsidiary whose details are set out in Schedule 9;

“SPILA Marketing (in liq)”	means SPILA Marketing Services (Pty) Limited (in liquidation), a Subsidiary whose details are set out in Schedule 9;

“SPL”	means Scottish Provident Limited, a Subsidiary whose details are set out in Schedule 9;

“SPL Demutualisation Scheme”	means the scheme for the transfer of the insurance business of The Scottish Provident Institution to SPL pursuant to section 49 and Part I of Schedule 2C to the Insurance Companies Act 1982 as sanctioned by the Court of Session, Scotland on 13 July 2001;

“State Schemes”	means any relevant state, statutory, mandatory and/or industry schemes (including the UK state pension scheme and statutory sick pay scheme);

“Subsidiaries”	means at any relevant time any then subsidiary undertaking of the Companies, basic information concerning each current subsidiary undertaking of any of the Companies being set out in Schedule 9;

“Tax/tax” or “Taxation”	has the meaning given to “Tax” in the Tax Covenant;

“Tax Authority”	means any taxing, revenue or other authority (whether within or outside the United Kingdom and Ireland) competent to impose any liability to, or assess or collect, any Tax;

“Tax Covenant”	means the deed of tax covenant referred to in Schedule 5 in the agreed form;

“Tax Warranties”	means the Warranties set out in paragraphs 28 to 51 of Schedule 6 and “Tax Warranty” shall be construed accordingly;

“TCA 1997”	means the Ireland Taxes Consolidation Act 1997;

“TCGA 1992”	means the Taxation of Chargeable Gains Act 1992;

“Trade Indebtedness”	means ordinary trade indebtedness including usual management charges and other administrative charges, amounts outstanding in respect of group plan health insurance subscriptions, insurance recharges, employee recharges, pension or group value added tax arrangements, charges for software and information technology support and licences, all amounts owing in respect of rent, rates, telephone charges, postal charges, administration support, insurance and asset management services, all indebtedness in relation to balances arising from banking arrangements (including current accounts, deposits and placements), investment assets and related collateral balances, and any indebtedness in respect of any such arrangements, assets or balances;

“Transaction Documents”	means:

	(A)	this agreement;

	(B)	the Agreement for Lease;

	(C)	the ANFIS Letter;

	(D)	the ANFIS Separation Agreement;

	(E)	the Brand Licence;

	(F)	the Cash Management Agreement;

	(G)	the Disclosure Letter;

	(H)	the Fund Separation Agreement;

	(I)	the Hedge Waiver Letter;

	(J)	the Intermediary Distribution Agreement;

	(K)	the Introducer Appointed Representative Agreement;

	(L)	the Relationship Deed;

	(M)	the Retail Banking Distribution Agreement;

	(N)	the Retail Distribution Agreement;

	(O)	the Tax Covenant; and

	(P)	the Transitional Services Agreement,

and any other agreements entered into under or pursuant to any of them and any other agreements which are designated as Transaction Documents by agreement between the Seller and the Purchaser;

“Transferring Employees”	means:

	(A)	Current Employees; and

	(B)	individuals employed by the Seller or any Retained Group Member to work in the business carried on by any Group Member between the date of this agreement and Completion otherwise than in breach of clause 4 and Schedule 3, whose contracts of employment have effect after Completion as if originally made with RMS;

“Transitional Services Agreement”	means the transitional services agreement between the Seller and RMS dated the same date as this agreement;

“UK Regulated Entities”	means ANL, SMA, SMIM, SMPIM and SPL, being those Group Members which are “UK authorised persons” within the meaning of section 178(4) of FSMA (each, a “UK Regulated Entity”);

“UK Target VAT Group Member”	means each of ANL, ANFIS, ANFIS IoM, ANSMAH, Business OutSourcing Services Limited, Cityfourinc, Prolific Holdings Limited, Prolific Property Development (Kent) Limited, SMPIM, Scottish Mutual Pension Funds Investment Limited, SMA, SMIM, South Glasgow Retail Park Limited, The Scottish Provident Institution, Scottish Provident (Holdings) Limited, SPILA, Scottish Provident Pension Trustees Limited and SPL;

“UK VAT Group”	has the meaning given in paragraph 33.1 of Schedule 6;

“Umbrella Logo”	means umbrella symbol set out Part B of Schedule 15;

“Underwriters”	means Citigroup Global Markets UK Equity Limited and Goldman Sachs International;

“Underwriting Agreement”	means the underwriting agreement dated the same date as this agreement entered into between the Guarantor, the Underwriters and Citigroup Global Markets Limited relating to the Rights Issue, in the agreed form;

“VAT”	means value added tax implemented in the European Union pursuant to Directive 77/388/EEC and legislation supplemental thereto and any other Tax of a similar nature in any jurisdiction outside the European Union;

“VATA 1972”	means the Ireland Value Added Tax Act 1972 (as amended);

“VATA 1994”	means the Value Added Tax Act 1994;

“VIF”	has the meaning given to that term in the Tax Covenant;

“Warranties”	means, unless otherwise specified, the warranties set out in Schedule 6 given by the Seller; and

“Working Hours”	means 9.00 a.m. to 5.00 p.m. on a Business Day.
1.2	In this agreement, unless otherwise specified:
(A)	references to clauses, paragraphs, Schedules are to clauses and paragraphs of, and Schedules to, this agreement;

(B)	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted except to the extent that any amendment or modification made after the date of this agreement would increase or alter the liability of the Seller under this agreement;

(C)	references to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

(D)	references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

(E)	use of any gender includes the other genders;

(F)	the expressions “accounting reference date”, “accounting reference period”, “allotment”, “body corporate”, “current assets”, “debentures”, “holding company”, “paid up”, “profit and loss account”, “subsidiary”, “subsidiary undertaking” and “wholly-owned subsidiary” shall have the meaning given in the Companies Acts;

(G)	a person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 ICTA 1988;

(H)	references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(I)	references to times of the day are to London time;

(J)	the words “include”, “includes” and “including” shall be construed as if they were followed by the words “without limitation”;

(K)	headings to clauses, paragraphs and Schedules are for convenience only and do not affect the interpretation of this agreement;

(L)	the Schedules (but not any other Transaction Document) form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement, and any reference to this agreement shall include the Schedules;

(M)	“agreed form” means in a form agreed by the parties to this agreement and signed (for the purposes of identification only) by or on behalf of the Seller and the Purchaser prior to the execution of this agreement, as such form may be amended by agreement between the Seller and the Purchaser prior to Completion;

(N)	references to the knowledge, belief or awareness of the Seller (or to any similar phrases) shall be limited to the actual knowledge of Jorge Moran, Javier Maldonado Trinchant, Nathan Bostock, Martin Moule, Kerr Luscombe, Toby Rougier, Vim Maru,

Bruno Geiringer and Heather Logan (reasonable enquiries having been made of James Bevan regarding investment management matters, Ignacio Izquierdo and Gary Hockey-Morley regarding sales and marketing matters, and Paul Ryan in respect of information technology matters) and the knowledge those persons would have if they had made reasonable enquiries of persons who directly report to them and who have relevant responsibility for the matters relating to the statement to which the relevant reference is made;

(O)	references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, or any legal concept or thing and references to any statute or statutory provision shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term, statute or statutory provision;

(P)	any warranty, indemnity or covenant to pay (the “Payment Obligation”) being given on an “after-Tax basis” or expressed to be “calculated on an after-Tax basis” means that to the extent that the amount payable pursuant to such Payment Obligation (the “Payment”) is subject to a deduction or withholding required by law in respect of Tax or is chargeable to any Tax in the hands of the recipient or any Tax credit, repayment or other Tax benefit is available as set out in clause 1.2(P)(ii) below then the Payment shall be adjusted so as to ensure that, after taking into account:
(i)	the amount of Tax required to be deducted or withheld from, and the Tax chargeable on such amount (including on the increased amount); and

(ii)	any Tax credit, repayment or other Tax benefit which is available to the indemnified party or the recipient of the Payment solely as a result of the matter giving rise to the Payment Obligation or as a result of receiving the Payment,

(which amount of Tax and Tax credit, repayment or other Tax benefit is to be determined taking into account its value, certainty of availability and timing of its utilisation by the recipient in its absolute discretion but acting in good faith at the shared expense of both parties and is to be certified as such to the party making the Payment), the recipient of the Payment is in the same position as it would have been in if there had been no such deduction, withholding, Tax charge or Tax credit, repayment or other Tax benefit; and
(Q)	references to “costs” and/or “expenses” incurred by a person shall not include any amount in respect of VAT comprised in such costs or expenses for which either that person or, if relevant, any other member of the VAT group to which that person belongs is entitled to credit as input tax.
2.	SALE AND PURCHASE

2.1	On and with effect from Completion, subject to clause 4, the Seller shall sell or (as the case may be) procure the sale with full title guarantee and the Purchaser shall purchase the Shares and the Nominee Shares free from all charges and encumbrances and from all other rights exercisable by third parties, together with all rights attached or accruing to them at Completion. The provisions of clause 4 apply in relation to the sale of the Shares in Scotprov Limited, SMIH and ANFIS IoM.

2.2	The Seller waives or (as the case may be) will procure the waiver of all rights of pre-emption over any of the Shares conferred upon it by the articles of association or equivalent constitutional documents of any of the Companies or in any other way and undertakes to take all reasonable steps necessary to ensure that any rights of pre-emption over any of the Shares are waived at the cost and expense of the Seller.

3.	CONDITIONS; STEPS TO COMPLETION

3.1	The sale and purchase of:
(A)	all the Shares (other than the Shares in SMIH and ANFIS IoM) pursuant to this agreement are in all respects conditional upon (i) fulfilment or (where applicable) waiver of the Core Conditions, and (ii) fulfilment of the Local Conditions in respect of SPILA or the giving of a notice in accordance with clause 4.2;

(B)	the Shares in SMIH are in all respects conditional upon (i) fulfilment or (where applicable) waiver of the Core Conditions, and (ii) fulfilment of the Local Conditions in respect of SMI or the giving of a notice in respect of SMIH in accordance with clause 4.1; and

(C)	the Shares in ANFIS IoM are in all respects conditional upon (i) fulfilment or (where applicable) waiver of the Core Conditions, and (ii) fulfilment of the Local Conditions in respect of ANFIS IoM or the giving of a notice in respect of ANFIS IoM in accordance with clause 4.1.
3.2	The parties agree to each perform their respective obligations set out in Schedule 2 during the period from the date of this agreement until Completion.

3.3	The Purchaser and the Seller may agree in writing to extend the period in which all or part of any of the Conditions are to be satisfied. The Purchaser may by written notice to the Seller waive in whole or in part all or any of the Conditions in paragraph 4 of Schedule 1. The Purchaser and the Seller may agree in writing to waive in whole or in part all or any of the Condition in paragraph 5 of Schedule 1. The Purchaser may by written notice to the Seller waive the Condition in paragraph 6 of Schedule 1 that the Underwriting Agreement is not terminated by the Underwriters (but cannot waive the requirement that the Guarantor should not consent, agree or acquiesce to the termination of the Underwriting Agreement by the Underwriters). Without limiting clause 4, the Conditions in paragraphs 1 to 3 of Schedule 1 may not be waived by any party.

3.4	If:
(A)	anything occurs which would prevent any of the Conditions in paragraphs 1, 2, and 3 of Schedule 1 from being fulfilled on or before 5.00 p.m. on the Long Stop Date;

(B)	any of the Conditions in paragraphs 1, 2, 3(A) and 3(B) of Schedule 1 are not fulfilled by the Purchaser and/or the Seller, as the case may be, on or before 5.00 p.m. on the Long Stop Date;

(C)	any of the Conditions in paragraphs 3(C) and 3(D) of Schedule 1 have not been either:
(i)	fulfilled by the Purchaser and/or the Seller, as the case may be; or

(ii)	the subject of a notice from the Seller or the Purchaser in accordance with clause 4,

on or before 5.00 p.m. on the Long Stop Date; or
(D)	any of the Conditions in paragraph 4 of Schedule 1 are not fulfilled or waived by the Purchaser on or before 5.00 p.m. on the Long Stop Date; or

(E)	the Underwriting Agreement is terminated by the Underwriters as result of any of the events set out in paragraph 6 of Schedule 1 (except where the Underwriting Agreement is terminated with the consent, agreement or acquiescence of the Guarantor) and the non-fulfilment of the Condition in paragraph 6 of Schedule 1 has not been waived by the Purchaser, then, subject to clause 3.5 and clause 3.6, this agreement shall immediately terminate.

3.5	If the Condition in paragraph 5 of Schedule 1 has not been fulfilled on or before 5.00 p.m. on the Long Stop Date then the period in which that Condition is to be satisfied shall be extended to the Extended Long Stop Date and the Seller and the Purchaser shall use their best endeavours to ensure the Deliverables have been achieved by that date. If the Condition in paragraph 5 of Schedule 1 has not been fulfilled or waived by the Purchaser and the Seller on or before 5.00 p.m. on the Extended Long Stop Date then, subject to clause 3.6, this agreement shall immediately terminate.

3.6	If this agreement terminates in accordance with clause 3.4 or 3.5 then all obligations of the parties under this agreement shall end (except for the provisions of clauses 1, 3.7, 27 and 28, and clauses 30 to 39 inclusive) but (for the avoidance of doubt) all rights and liabilities of the parties which have accrued before termination shall continue to exist.

3.7	If the Condition in paragraph 1 of Schedule 1 is not fulfilled and this agreement is not terminated in accordance with clause 3.4 prior to the date of the general meeting as a result of non-fulfilment of any of the Conditions in paragraphs 2 to 6 of Schedule 1 then:

(A)	by way of compensation for costs, expenses and other liabilities incurred, the Purchaser shall pay the Seller an amount equal to the lesser of (i) £36 million and (ii) one per cent. of the Guarantor’s market capitalisation at the time of payment (the “Compensation Payment”);

(B)	the Purchaser shall make the Compensation Payment on the fifth Business Day following such termination and shall pay it to the Seller by way of telegraphic transfer (using the CHAPS system) to the bank account notified by the Seller to the Purchaser prior to such payment being made;

(C)	the parties intend and shall use all reasonable endeavours to secure that the Compensation Payment is not treated for VAT purposes as consideration for a taxable supply. If, however, the Compensation Payment is treated for VAT purposes in whole or part as consideration for a taxable supply by any Tax Authority in respect of which the Seller is liable to account for VAT, then the Seller shall issue a VAT invoice to the Purchaser and, to the extent that such VAT is recoverable by the Purchaser (or the representative member of the group of which it is a member), the amount of the Compensation Payment (inclusive of amounts in respect of VAT) shall be increased by an amount equal to such VAT that is recoverable by the Purchaser (or the representative member of the group of which it is a member); and

(D)	then save in respect of any claim for any breach of clause 3.2 in so far as the same relates to fulfilment of the Condition in paragraph 1 of Schedule 1, the Seller shall have no remedy against either the Purchaser, the Guarantor or any other member of the Purchaser’s Group in respect of the Condition in paragraph 1 of Schedule 1 not being fulfilled or anything occurring which would prevent such fulfilment.
3.8	The Seller undertakes that, save with the prior written consent of the Purchaser, it shall not, and shall procure that no Retained Group Member or Group Member shall, prior to the Long Stop Date (or if the period in which the Condition in paragraph 5 of Schedule 1 is to be satisfied is extended pursuant to clause 3.5, the Extended Long Stop Date), provide any person other than the Purchaser with any information relating to the Group which might lead to or assist that person (or any other person) in making an offer to acquire all or a material proportion of the Shares or the whole or a material part of the business of the Group. The Seller undertakes to use its reasonable endeavours to recover, or procure the recovery or destruction of, any such information provided to a person other than the Purchaser in the 6 months prior to the date of this agreement.

3.9	Between the date of this agreement and Completion the Seller and the Purchaser shall work together (in good faith) to determine the average standard to which each of the key services set out in Part C of Schedule 1 to the Relationship Deed was performed over the 6 months prior to the date of this agreement (the “Actual Service Level”). If the Actual Service Level for any key service is lower than the service level specified in Part C of Schedule 1 to the Relationship Deed in the agreed form of that document as at the date of this agreement (the “Initial Target Service Level”) then:

(A)	the Seller and the Purchaser agree that the Actual Service Level shall replace the Initial Target Service Level as the “Key Service Level” for the relevant key service in Part C of Schedule 1 to the Relationship Deed and, for the avoidance of doubt, the Actual Service Level shall be the relevant “Key Service Level” for the purposes of determining if any compensation payment is payable by the Purchaser to the Seller pursuant to clause 2.5 of the Relationship Deed; and

(B)	notwithstanding clause 3.9(A), Resolution shall from Completion use reasonable endeavours to perform such key service to the Initial Target Service Level.
The Seller and the Purchaser shall enter into such amending deeds or agreements as shall be necessary to give effect to this clause 3.9. (For the avoidance of doubt, this clause 3.9 shall terminate when the Retail Distribution Agreement terminates.) Any dispute which arises between the Seller and the Purchaser as to the standard to which a key service was performed prior to the date of this agreement may be escalated by either the Seller or the Purchaser for resolution in accordance with clause 37 of the Retail Distribution Agreement.

4.	OVERSEAS REGULATORY CONSENTS

4.1	At any time after the Core Conditions have been fulfilled or (where applicable) waived but prior to the Local Conditions in respect of SMI and/or ANFIS IoM, as the case may be, (“Relevant Regulated Entity”) being fulfilled, the Seller or the Purchaser may in its discretion give notice to the other that Completion in respect of the Shares in SMIH (where SMI is the Relevant Regulated Entity) and/or ANFIS IoM (where ANFIS IoM is the Relevant Regulated Entity) (“Relevant Company”) shall be deferred, in which case:
(A)	completion of the sale and purchase of the Shares in the Relevant Company shall take place on the fifth Business Day following the day on which the last in time of the Local Conditions in respect of the Relevant Regulated Entity shall have been fulfilled, and not on the Completion Date;

(B)	the Purchaser’s obligation under paragraph 8(A) of Schedule 5 to pay that portion of the Consideration relating to the Shares in the Relevant Company (as determined in accordance with Schedule 4) will be deferred from the Completion Date to the date of completion of the sale and purchase of such Shares; and

(C)	to the extent to which they relate to such Shares, to the Relevant Company and/or to the Relevant Regulated Entity, this agreement and the rights and obligations of the parties under it (including under clauses 2 and 7 and Schedule 5) shall be construed as if such completion was Completion and the date of such completion was the Completion Date, mutatis mutandis.
4.2	At any time after the Core Conditions have been fulfilled or (where applicable) waived but prior to the Local Conditions in respect of SPILA being fulfilled, the Seller may in its discretion:
(A)	procure the transfer of all the shares in Scotprov Limited to the Seller, having first given such notifications and obtained such consents and approvals as may be required for this purpose from those Regulatory Authorities with jurisdiction in relation to SPILA; and

(B)	give notice to the Purchaser that completion of the sale of the shares in Scotprov Limited shall take place on a later date to be determined, in which case:
(C)	completion of the sale and purchase of the shares in Scotprov Limited shall take place on the fifth Business Day following the day on which the last in time of the Local Conditions in respect of SPILA shall have been fulfilled, and not on the Completion Date;

(D)	the Purchaser’s obligation under paragraph 8(A) of Schedule 5 to pay a portion of the Consideration equal to £95 million will be deferred from the Completion Date to the date of completion of the sale and purchase of the shares in Scotprov Limited; and

(E)	to the extent to which they relate to such shares, Scotprov Limited, SPILA, SPILA Marketing (in liq) and/or to ANFIS FE (in liq), this agreement and the rights and obligations of the parties under it (including under clauses 2 and 7 and Schedule 5) shall be construed as if Scotprov Limited was a Company, the shares in Scotprov Limited were Shares, such completion was Completion and the date of such completion was the Completion Date, mutatis mutandis.
4.3	If the Seller or the Purchaser gives a notice under clause 4.1 or the Seller gives a notice under clause 4.2, then the Seller and the Purchaser will each use its best endeavours, acting reasonably and in good faith, between the date of such notice and the date of completion of the sale and purchase of the shares to which the notice relates, to work together, develop, agree and implement such proposals as they may consider necessary to address any transitional matters arising out of the temporary separation from the Group of the companies the subject of such notice.

4.4	For the avoidance of doubt, no completion referred to in clauses 4.1 or 4.2 can take place unless and until Completion has occurred in respect of all companies other than the Companies referred to in clauses 4.1 and 4.2.

5.	CONDUCT OF BUSINESS BEFORE COMPLETION

5.1	Between the date of this agreement and Completion or this agreement being terminated in accordance with clause 3.4 or clause 3.5, the Seller shall:
(A)	procure that no Group Member shall undertake any act or course of conduct which is outside the ordinary course of business of such Group Member in any material respect except (i) with the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed), (ii) if and to the extent required by law or regulation (and in respect of which the Purchaser shall be notified and reasonably consulted as far in advance as is practicable in the circumstances), or (iii) if and to the extent expressly permitted by this agreement or any of the Transaction Documents;

(B)	procure that no Group Member or any Insurance Company or any Company (as applicable) shall undertake any of the acts or matters listed in Schedule 3 except (i) with the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed), (ii) if and to the extent required by law or regulation (and in respect of which the Purchaser shall be notified and reasonably consulted as far in advance as is practicable in the circumstances), or (iii) if and to the extent expressly permitted by this agreement or any of the Transaction Documents;

(C)	procure that the Group Members shall, so far as reasonably practicable and subject to obtaining the consent of any relevant Regulatory Authorities where required, consult with the Purchaser in advance of any material communications with any relevant Regulatory Authorities and take into account the reasonable comments of the Purchaser in relation thereto;

(D)	without prejudice to paragraph (C), procure that the Group Members shall inform the Purchaser (subject to obtaining the consent of any relevant Regulatory Authorities where required) of the details of any material communications with any relevant Regulatory Authorities and provide a written copy of all written communications in relation thereto;

(E)	not itself, and shall procure that no Group Member or Retained Group Member shall, take any action or omit to take any action which action or omission causes or increases the likelihood of an assessment on the Actual Case I Basis (other than such action or omission in the ordinary course of trade or, as the case may be, business of an Insurance Company and the repayment of the Cater Tyndall Loan on or prior to Completion), and such an action or omission shall include but not be limited to the failure to seek to resist a relevant notice from a Tax Authority to the extent practicable;

(F)	notify the Purchaser of any matter, circumstance, act or omission which is or may be a breach of this clause 5 or Schedule 3 as soon as reasonably practicable after the Seller becomes aware of any such matter, circumstance, act or omission;

(G)	procure that no Group Member shall take any action or actions or omit to take any action or actions which might constitute a major change in the nature or conduct of the trade of any Group Member or which might cause the activities of the trade of a Group Member to become small or negligible, in each case within the meaning of section 768 ICTA 1988 or section 401 TCA 1997; and

(H)	procure that each Group Member (i) shall reasonably pursue and comply with the IAM Control Programme, and (ii) shall not act in a way which materially contravenes or which is materially inconsistent with the requirements of the IAM Control Programme.

5.2	Clause 5.1 shall not operate so as to restrict or prevent:
(A)	any matter reasonably undertaken by any Group Member in an emergency or disaster situation with the intention of minimising any adverse effect thereof (and of which the Purchaser will be promptly notified);

(B)	the completion or performance of any obligations required to be undertaken pursuant to any agreement entered into by any Group Member prior to the date of this agreement (and, in respect of any such obligations which would prevent or have prevented compliance with clause 5.1, the Purchaser will be promptly notified where reasonably practicable);

(C)	any matter undertaken by any Group Member pursuant to any requirement of the SPI Fund Supervisory Committee in accordance with the terms of the SPL Demutualisation Scheme as at the date of this agreement (and in respect of which the Purchaser shall be consulted as far in advance as is practicable in the circumstances);

(D)	any action necessary (in the reasonable belief of the Seller or the relevant Group Member acting in good faith) in order to comply with any requirement of applicable law or regulation (including any rules or requirements of any Regulatory Authority) or in order to ensure the compliance of the Insurance Company with any laws relating to prudential matters, or any regulations or rules of a Regulatory Authority (including PRU) (and in respect of any such material matter the Purchaser shall be consulted as far in advance as is practicable in the circumstances);

(E)	any matter contemplated in this agreement or the other Transaction Documents or reasonably necessary to give effect to any of them, including in relation to the Pre-Sale Transfers and any activities of Group Members which may be necessary for the purposes of or in connection with progressing or achieving the Deliverables (and in respect of any such material matter the Purchaser shall be consulted as far in advance as is practicable in the circumstances);

(F)	any matter undertaken at the written request of the Purchaser; or

(G)	any payments or contributions made by any Group Member into any of the Seller’s Schemes or the Irish Schemes and any other arrangements implemented in respect of any Group Member arising:
(i)	in connection with the substitution of a member of the Retained Group as the Principal Employer for any of the Seller’s Schemes; or

(ii)	in relation to settlement or otherwise of any debt arising from the cessation of participation of a Group Member in any of the Seller’s Schemes, including without limitation the cessation of participation by ANFIS, whether arising under section 75 of the Pensions Act 1995 or otherwise; or

(iii)	in connection with the winding up of the Irish Schemes.

5.3	Subject to applicable legal and regulatory requirements, before Completion and upon reasonable notice being given by the Purchaser, the Seller shall, and shall procure that the Group Members shall, consult with the Purchaser on a reasonably regular basis (and the Seller shall procure that representatives of the Group Members shall make themselves reasonably available to the Purchaser and its representatives at least once a week) during Working Hours with respect to material matters concerning the conduct and operation of the business of the Group Members and shall (subject to any obligations they may have under existing agreements, and subject to clause 33) allow the Purchaser and its representatives reasonable access during Working Hours to the Business Properties, the Group’s directors and senior executives and the Group’s Books and Records and such other reasonable information as shall allow them to make a reasonably detailed assessment of the conduct and operation of the business of the Group Members. The Seller and the Purchaser shall establish a liaison committee which shall be responsible for monitoring compliance with this clause 5 (the “Liaison Committee”). The membership of the Liaison Committee shall be agreed between the Seller and the Purchaser from time to time. The Liaison Committee shall meet on a weekly basis during the period between the date of this agreement and the Completion Date. The Seller shall be deemed to have complied with any requirements under this clause 5 to consult with or notify the Purchaser in respect of any matter if the Seller consults with or notifies any of the Purchaser’s representatives on the Liaison Committee. If a matter requiring the prior written consent of the Purchaser under this clause 5 is discussed with and agreed to in writing by any of the Purchaser’s representatives on the Liaison Committee then the Purchaser shall be deemed to have given its prior written consent to such matter for the purposes of this clause 5.
5.4	Subject as otherwise expressly provided in the ANFIS Separation Agreement, the Seller undertakes to hold and keep the Purchaser for itself and as trustee for each Group Member indemnified on an after-Tax basis from and against all actions, claims, proceedings, loss, damage, and all payments, costs and expenses (excluding such matters in respect of Tax, but without prejudice to the Tax Covenant) incurred by the Purchaser or such Group Members as a result of the Pre-Sale Transfers.
6.	CONSIDERATION
6.1	The total consideration for the sale of the Shares shall, subject to clause 4, be the payment by the Purchaser of the Consideration as apportioned in accordance with Schedule 4.
6.2	Unless this agreement terminates prior to Completion under clause 3.4 or 3.5, then subject to clause 4:
(A)	if Completion occurs before 1 September 2006, the Consideration will be an amount determined in accordance with the following formula:
where:

“C” is the Consideration;

“d” is the number of days from (and including) the Completion Date to (but excluding) 1 September 2006; and

“EC” is the Estimated Consideration;
(B)	if Completion occurs on 1 September 2006, the Consideration will be an amount equal to the Estimated Consideration; and

(C)	if Completion occurs after 1 September 2006, the Consideration will be an amount determined in accordance with the following formula:
where:

“C” is the Consideration;

“d” is the number of days from (but excluding) 1 September 2006 to (and including) the Completion Date; and

“EC” is the Estimated Consideration.
6.3	Any payment made by the Seller or the Purchaser under this agreement shall (so far as possible) to the extent of the payment be treated as an adjustment to the Consideration for the Shares of:
(A)	to the extent that the adjustment relates to any Company – that Company;

(B)	to the extent that the adjustment relates to any Subsidiary – the Company of which that Subsidiary is a subsidiary undertaking; and

(C)	to the extent that the adjustment does not relate to any particular Group Members – all of the Companies on a pro rata basis (according to the apportionment in Schedule 4).
7.	COMPLETION
7.1	Subject to clause 4, completion shall take place no later than 11.00 a.m. on the Completion Date. Completion under this clause, and any completion under clause 4, will take place at the offices of the Seller’s Solicitors at One Bunhill Row, London, EC1Y 8YY.
7.2	Subject to clause 4, at Completion the Seller shall do those things listed in Part A of Schedule 5 and the Purchaser shall do those things listed in Part B of Schedule 5.

7.3	Subject to clause 4, neither the Purchaser nor the Seller shall be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all of the Shares is completed simultaneously.
7.4	If the respective obligations of the Seller and/or the Purchaser under clause 7.2 and Schedule 5 are not complied with on the Completion Date the Purchaser or, as the case may be, the Seller may:
(A)	defer Completion (so that the provisions of this clause 7 shall apply to Completion as so deferred); or

(B)	proceed to Completion as far as practicable (without limiting its rights under this agreement); or

(C)	terminate this agreement by notice in writing to the other party.
For the avoidance of doubt but without limiting clause 27, any party’s right to terminate this agreement in accordance with this clause is not exclusive of any of the rights, powers and remedies provided by law.

7.5	If this agreement is terminated in accordance with clause 7.4 (and without limiting any party’s right to claim damages), all obligations of the Seller and the Purchaser under this agreement shall end (except for the provisions of clauses 32, 33 and 34 but (for the avoidance of doubt) all rights and liabilities of the parties which have accrued before termination shall continue to exist.

8.	GROUP AND RETAINED GROUP GUARANTEES

8.1	Following Completion the Purchaser shall use reasonable endeavours to procure that, as soon as reasonably practicable (i) in respect of each Retained Group Guarantee listed in Part A of Schedule 10, and (ii) after becoming aware of any Retained Group Guarantee which is not listed in Part A of Schedule 10, the relevant Retained Group Members are released and discharged in full from each such Retained Group Guarantee and, pending the release of each such Retained Group Guarantee, the Purchaser undertakes:
(A)	to hold and keep the Seller, for itself and as trustee for each Retained Group Member, indemnified on an after-Tax basis from and against all actions, claims, proceedings, loss, damage, and all payments, costs or expenses incurred by the Seller or such Retained Group Members in relation to or arising out of such Retained Group Guarantee; and

(B)	not to enter into any variation of any agreement which may have the effect of varying such Retained Group Guarantee without the prior written consent of the Seller.
8.2	Following Completion the Seller shall use reasonable endeavours to procure that, as soon as reasonably practicable (i) in respect of each Group Guarantee listed in Part B of Schedule 10, and (ii) after becoming aware of the existence of any Group Guarantee which is not listed in

Part B of Schedule 10, the relevant Group Members are released and discharged in full from each such Group Guarantee and pending the release of each such Group Guarantee, the Seller undertakes:
(A)	to hold and keep the Purchaser, for itself and as trustee for each Group Member, indemnified on an after-Tax basis from and against all actions, claims, proceedings, loss, damage, and all payments, costs or expenses incurred by the Purchaser or such Group Members in relation to or arising out of such Group Guarantee; and

(B)	not to enter into any variation of any agreement which may have the effect of varying such Group Guarantee without the prior written consent of the Purchaser.
9.	INTER-COMPANY BALANCES
9.1	The Seller shall procure that the Cater Tyndall Loan is repaid at or prior to Completion. The Seller shall use all reasonable endeavours to procure that the other Ordinary Trading Payables and the other Ordinary Trading Receivables are settled prior to Completion. The Purchaser shall procure that a new loan made by ANL to a member of the Purchaser’s Group before the end of the financial year ended 31 December 2006 to replace the Cater Tyndall Loan, such replacement loan to have a similar effect on the regulatory capital position of ANL as the Cater Tyndall Loan.
9.2	Following Completion the Seller and the Purchaser agree to procure that any outstanding Ordinary Trading Payables and any outstanding Ordinary Trading Receivables will be settled on 30 day payment terms and otherwise in accordance with the normal terms of trading between the companies concerned. After Completion, except as otherwise provided herein or in any Transaction Documents (or as otherwise already agreed or agreed between the relevant Group Member or Retained Group Member after Completion), all trading or dealings between Group Members and Retained Group Members shall be on arms length terms and payment or reimbursement therefor shall be made on 30 day payment terms.
9.3	By no later than five Business Days prior to the date anticipated by the parties to be the Completion Date, the Seller shall provide the Purchaser with a schedule setting out the Estimated Inter-Company Payables and the Estimated Inter-Company Receivables.
9.4	The Purchaser shall, immediately after Completion in relation to the Estimated Inter-Company Payables, acting solely on behalf of and as the agent for any Group Member that owes an Inter-Company Payable and on the terms which achieve the effect specified in clause 9.12, settle by way of set off with the Seller (to the extent possible) or pay to the Seller, in each case acting solely on behalf of and as the agent for each Retained Group Member to which such debt is owed, amounts equal to such relevant Estimated Inter-Company Payable owing by way of discharge of such debt.
9.5	The Seller shall, immediately after Completion, in relation to the Estimated Inter-Company Receivables, acting solely on behalf of and as the agent for the relevant Retained Group Member that owes an Inter-Company Receivable and on the terms which achieve the effect specified in clause 9.12, settle by way of set off with the Purchaser (to the extent possible) or pay to the Purchaser, in each case acting solely on behalf of and as the agent for the relevant Group Member to which such debt is owed, amounts equal to such Estimated Inter-Company Receivables owing by way of discharge of such debt.
9.6	As soon as practicable following Completion (and in any event by no later than 30 Business Days following Completion (or such later date as the parties may agree in writing)), the Seller and the Purchaser shall determine the Inter-Company Payables as at Completion (the “Completion Inter-Company Payables”) and the Inter-Company Receivables as at Completion (the “Completion Inter-Company Receivables”), in each case by extracting the relevant information from the inter-company accounts of the relevant Retained Group Members and Group Members.

9.7	If the Seller and the Purchaser cannot agree the amounts of the Completion Inter-Company Payables and the Completion Inter-Company Receivables within 30 Business Days of Completion (or such later date as they both agree in writing) Independent Accountants (acting as experts and not as arbitrators) shall be engaged jointly by the Seller and the Purchaser to determine such amounts. “Independent Accountants”, for the purposes of this clause 9, means an independent firm of chartered accountants appointed by (i) the Seller and the Purchaser jointly, or (ii) in default of agreement as to such appointment within five Business Days of one of them notifying the other of its wish to appoint an independent firm, the President from time to time of the Institute of Chartered Accountants in England and Wales on the application of either of them.

9.8	The Independent Accountants shall make and communicate the determination referred to in clause 9.7 to the Seller and the Purchaser within 15 Business Days of appointment (or such later date as the parties may agree in writing) and such decision shall be final and binding on the parties in the absence of manifest error.

9.9	Subject to receiving reasonable notice, the Seller and the Purchaser shall each give the other (and their respective representatives and/or accountants from time to time) or the Independent Accountants, as the case may be, full access during Working Hours to those books of account, documents, files and papers which the requesting party or firm may reasonably require to review and determine the amounts of the Completion Inter-Company Payables and the Completion Inter-Company Receivables as the case may be. The fees of the Independent Accountants shall be borne as to half by the Purchaser and as to half by the Seller unless the Independent Accountants shall determine otherwise.

9.10	Within three Business Days (or such later date as the parties may agree in writing) following the determination of the Completion Inter-Company Payables and the Completion Inter-Company Receivables:
(A)	if any amount in respect of any of the Completion Inter-Company Payables is greater than the corresponding amount in respect of the Estimated Inter-Company Payables then the Purchaser, acting solely on behalf of and as the agent for the Group Member that owes the relevant Inter-Company Payable, shall pay (on terms which achieve the effect specified in clause 9.12) the amount of the difference to the Seller, acting solely on behalf of and as the agent for the relevant Retained Group Member to which such difference is owed, by way of discharge of the relevant debt;

(B)	if any amount in respect of any of the Completion Inter-Company Payables is less than the corresponding amount in respect of the Estimated Inter-Company Payables then the Seller, acting solely on behalf of and as the agent for the relevant Retained Group Member, shall pay the amount of the difference to the Purchaser, acting as the agent for the relevant Group Member to which such difference is owed, by way of discharge of the relevant debt;

(C)	if any amount in respect of any of the Completion Inter-Company Receivables is greater than the corresponding amount in respect of the Estimated Inter-Company Receivables then the Seller, acting solely on behalf of and as the agent for the relevant Retained Group Member, shall pay (on terms which achieve the effect specified in clause 9.12) the amount of the difference to the Purchaser, acting as the agent for the Group Member to which such difference is owed, by way of discharge of the relevant debt; and

(D)	if any amount in respect of any of the Completion Inter-Company Receivables is less than the corresponding amount in respect of the Estimated Inter-Company Receivables then the Purchaser, acting solely on behalf of and as the agent for the relevant Group Member, shall pay the amount of the difference to the Seller, acting solely on behalf of and as the agent for the relevant Retained Group Member to which such difference is owed, by way of discharge of the relevant debt.
9.11	Any amount payable under clause 9.10 shall be paid together with an amount equivalent to interest thereon (at the LIBOR rate prevailing at the Completion Date) from (and including) the Completion Date until (but excluding) the date of payment whether before or after judgment.

9.12	To the extent such liabilities have not been satisfied and extinguished by way of set off pursuant to clauses 9.4 and 9.5, the Seller (on behalf of each relevant Retained Group Member) and the Purchaser (on behalf of each relevant Group Member) undertake to each other that payment of the amounts due under clauses 9.4, 9.5 and 9.10 (including any such payment made by way of set off) shall satisfy and extinguish all those liabilities of the Group and of the Retained Group in respect of the Inter-Company Payables and the Inter-Company Receivables. The party receiving payment of such amounts shall receive them on behalf of the relevant Group Members (in the case of receipt by the Purchaser) or on behalf of the relevant Retained Group Member(s) (in the case of receipt by the Seller). The effect of clauses 9.4, 9.5 and 9.10 and this clause 9.12 shall be that as from the date of payment under the relevant clause:
(A)	each Retained Group Member which owed to a Group Member an amount included within the Estimated Inter-Company Receivables or Inter-Company Receivables in respect of which the relevant payment was made shall owe that amount instead to the Seller (which will have paid that amount on behalf of that Retained Group Member to the Purchaser, which will have received that amount on behalf of that Group Member)

and, correspondingly, the Purchaser shall owe that amount to the Group Member on whose behalf the Purchaser received such amount; and

(B)	each Group Member which owed to a Retained Group Member an amount included within the Estimated Inter-Company Payables or Inter-Company Payables in respect of which the relevant payment was made shall owe that amount instead to the Purchaser (which will have paid that amount on behalf of that Group Member to the Seller, which will have received that amount on behalf of that Retained Group Member) and, correspondingly, the Seller shall owe that amount to the Retained Group Member on whose behalf the Seller received such amount.
9.13	The Seller shall procure that prior to Completion Abbey National Treasury Services plc is substituted in place of SPL (Holdings 1) Limited as principal debtor under the Deed constituting Floating Rate Unsecured Guaranteed Loan Notes 2012 dated 28 February 2002 and the Loan Notes (as defined in such Deed) in accordance with clause 13 of such Deed.

10.	SELLER’S WARRANTIES AND UNDERTAKINGS

10.1	Subject to clause 12 and Schedule 7, the Seller warrants to the Purchaser on an after-Tax basis in the terms of the Warranties at the date of this agreement.

10.2	The Purchaser acknowledges that it does not rely on and has not been induced to enter into this agreement on the basis of any warranties, representations, covenants, undertakings, indemnities or other statements whatsoever, other than those expressly set out in this agreement or the Tax Covenant and acknowledges that none of the Seller, any Retained Group Member, any Group Member or any of their agents, officers or employees have given any such warranties, representations, covenants, undertakings, indemnities or other statements. The Purchaser accordingly agrees and undertakes that it has no rights against and shall not make any claim against any such person in respect of any such matter.

10.3	Each of the Warranties shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty.

10.4	The Seller (in the absence of fraud or dishonest concealment, dishonest withholding or dishonest mis-statement of information by or on behalf of the director or employee in question of any Group Member) waives, and undertakes not to make, any claim against any Group Member or any director or employee of any Group Member on whom it may have relied, in respect of any error, omission or misrepresentation in or from any information or opinion which that person may have provided in connection with the Seller agreeing to any term of this agreement or of the Tax Covenant or authorising any statement in the Disclosure Letter.

10.5	The Seller agrees to waive and to procure the waiver, of any right pursuant to which it or any other Retained Group Member can terminate the Opal Hedges by reason of the change of control of any Group Member as a result of the sale and purchase of the Shares or any other transaction contemplated by this agreement. The Purchaser agrees to procure SMA and, to use reasonable endeavours to procure that SPL, waive any rights pursuant to which SMA or

SPL (respectively) can terminate the Opal Hedges by reason of the change of control of any Group Member as a result of the sale and purchase of the Shares or any other transaction contemplated by this agreement.

10.6	The Seller hereby undertakes to indemnify and keep indemnified the Purchaser after Completion on an after-Tax basis from and against all Liabilities suffered or incurred by any Group Member at any time after the date of this agreement or after Completion by the Purchaser or any other member of the Purchaser’s Group as a result of or arising from the Current SMI Litigation (after taking appropriate account of the value of the relevant policies that are the subject of the Current SMI Litigation) provided that the Seller shall not be liable to the Purchaser for any matter referred to in this clause 10.6 to the extent that a provision or reserve has been made in the Accounts in respect of such matter.

10.7	The Seller shall have sole conduct of the Current SMI Litigation and after Completion the Purchaser shall and shall procure that the appropriate member of the Purchaser’s Group shall:
(A)	subject to the Seller agreeing to pay the reasonable expenses of the Purchaser and/or the relevant member of the Purchaser’s Group, take such action and give such information and access during Working Hours to personnel, premises, chattels, documents and records to the Seller and its professional advisers as the Seller may reasonably request in connection with the Current SMI Litigation;

(B)	subject to the Seller agreeing to pay the reasonable expenses of the Purchaser and/or the relevant member of the Purchaser’s Group, at the request of the Seller, allow the Seller to take conduct of the Current SMI Litigation in the name of the appropriate member of the Purchaser’s Group and in that connection the Purchaser shall (at the cost of the Seller) give or cause to be given to the Seller all such assistance as the Seller may reasonably require in avoiding, disputing, resisting, settling, compromising, defending or appealing the Current SMI Litigation and shall instruct such solicitors or other professional advisers as the Seller may (with the Purchaser’s consent, such consent not to be unreasonably withheld or delayed) nominate to act on behalf of the appropriate member of the Purchaser’s Group, as appropriate, but to act in accordance with the Seller’s sole instructions provided always that the Seller keeps the Purchaser reasonably informed as to the progress of the Current SMI Litigation and provided always that if the Current SMI Litigation will or is likely to, in the reasonable opinion of the Purchaser, significantly prejudice the Purchaser’s or any member of the Purchaser’s Group’s relations with any Regulatory Authority or any Tax Authority the Seller shall consult with the Purchaser and will comply with any reasonable requirements of the Purchaser in relation to such claim (and where in so complying the Seller requires any consent of the Purchaser, such consent shall not be unreasonably withheld or delayed by the Purchaser); and

(C)	make no admission of liability, agreement, settlement or compromise with any third party in relation to the Current SMI Litigation without the prior written consent of the Seller.

10.8	In any event, the Seller shall be entitled at any stage and at its sole discretion to settle the Current SMI Litigation provided that the Seller shall, where practicable, notify the Purchaser in advance of such settlement of its decision so to settle such Current SMI Litigation provided that where such Current SMI Litigation will or is likely to, in the reasonable opinion of the Purchaser, significantly prejudice the Purchaser’s or any member of the Purchaser’s Group’s relations with any Regulatory Authority or any Tax Authority the Seller shall consult with the Purchaser and will comply with any reasonable requirements of the Purchaser in relation to such Current SMI Litigation (and where in so complying the Seller requires any consent of the Purchaser, such consent shall not be unreasonably withheld or delayed by the Purchaser).

10.9	The Seller hereby undertakes to indemnify and keep indemnified the Purchaser after Completion on an after-Tax basis from and against all Liabilities suffered or incurred by any Group Member at any time after the date of this agreement or after Completion by the Purchaser or any other member of the Purchaser’s Group as a result of or arising from any actions or proceedings issued and served against SMI on or before the second anniversary of the date of this agreement arising from the same or substantially the same facts and circumstances (whether or not in the same jurisdictions) to those facts and circumstances that were the subject matter of the Current SMI Litigation (after taking appropriate account of the value of the relevant policies that are the subject of any such claims, actions or proceedings) (a “Future SMI Litigation Claim”) provided that the maximum aggregate liability of the Seller in respect of claims made under this indemnity is £10,000,000.

10.10	If after Completion the Purchaser or any member of the Purchaser’s Group becomes aware of any claim, action, or demand against it or matter likely to give rise to any of these in respect of which a claim may be made under the indemnity in clause 10.9, the Purchaser shall or shall procure that the appropriate member of the Purchaser’s Group shall give notice in writing to the Seller as soon as reasonably practicable of the matter. The notice shall set out such reasonable details of the relevant Future SMI Litigation Claim as are known to the Purchaser (including, to the extent known, the grounds on which such claim is based and the amount claimed to be payable in respect thereof). The Purchaser shall consult with the Seller with respect to the Future SMI Litigation Claim.

10.11	The Seller hereby undertakes to indemnify and keep indemnified the Purchaser after Completion on an after-Tax basis from and against all Liabilities suffered or incurred by any Group Member at any time after the date of this agreement or after Completion by the Purchaser or any other member of the Purchaser’s Group as a result of or arising from any claims, actions or proceedings arising after the date of this agreement in respect of the issues identified in the unit pricing error project in the control programme as described in the PwC Control Programme Reports. The maximum aggregate liability of the Seller in respect of all claims made under the indemnity in this clause 10.11 is £2,000,000.

10.12	The Seller hereby undertakes to indemnify and keep indemnified SMA or SPL prior to Completion and after Completion the Purchaser on an after-Tax basis from and against all Liabilities to the extent suffered or incurred by the Purchaser or SMA or SPL as a result of or in connection with:

(A)	any decision or direction made by the FSA which the Seller and Purchaser agree in writing should be complied with; or

(B)	any final liability or obligation pursuant to any applicable law or regulation, that funds be contributed or payments be made to the with profits funds of SMA or SPL by the shareholder or non-profit funds of SMA or SPL or by any member of the Purchaser’s Group by reason of or arising from an inappropriate level of return or profit earned prior to Completion by a member of the Retained Group on the purchase or rebalancing of the Opal Hedges purchased and held by such with profits funds (and taken out as part of the stabilisation project known as Project Opal) (“Opal Hedges Liability”) provided that the Seller shall only be liable hereunder for an amount in aggregate equal to 70 per cent. of the amount of any Opal Hedges Liability and 70 per cent. of any reasonable third party costs and expenses incurred by any member of the Purchaser’s Group or SMA or SPL in taking any action in relation to any matter likely to give rise to a claim under the indemnity in this clause 10.12 as requested by the Seller in accordance with clause 10.13.

10.13	Upon the Purchaser or any member of the Purchaser’s Group becoming aware at any time after Completion of any matter likely to give rise to a claim under the indemnity in clause 10.12 the Purchaser shall, and shall procure that the relevant member of the Purchaser’s Group shall:
(A)	as soon as reasonably practicable give notice in writing to the Seller of the matter;

(B)	take such action and give such information and access during Working Hours to personnel, premises, chattels, documents and records to the Seller and its professional advisers as the Seller and it professional advisers may reasonably request;

(C)	at the request of the Seller, allow the Seller to take sole conduct of such actions as the Seller may deem appropriate in relation to the matter in the name of the Purchaser and/or relevant member of the Purchaser’s Group and the Purchaser shall:
(i)	take such action and institute such proceedings and give or cause to be given to the Seller all such information and assistance as the Seller may reasonably require in relation to the matter (including in avoiding, disputing, resisting, settling, compromising, defending or appealing any claim or demand arising in relation to or in connection with the matter); and

(ii)	in connection with any action or proceedings related to the matter instruct such solicitors or other professional advisers as the Seller may (with the Purchaser’s consent, such consent not to be unreasonably withheld or delayed) nominate to act on behalf of the appropriate member of the Purchaser’s Group, as appropriate, but to act in accordance with the Seller’s sole instructions provided always that the Seller keeps the Purchaser reasonably informed as to the progress of the proceedings, provided always that if any action or proceeding will or is likely to, in the reasonable opinion of the Purchaser, significantly prejudice the Purchaser’s or any member of the Purchaser’s Group’s relations with the FSA the Seller shall consult with the Purchaser and will comply with any reasonable requirements of the Purchaser in relation to such action or proceeding (and where in so complying the Seller requires any consent of the Purchaser, such consent shall not be unreasonably withheld or delayed by the Purchaser) save that if a decision or determination of the FSA or any tribunal or any court in relation to the matters referred to in clause 10.12 is capable of appeal and the Seller wishes to pursue such appeal the Purchaser shall appeal or procure the relevant member of the Purchaser’s Group to appeal such decision or determination if directed to do so by the Seller;

(D)	make no admission of liability, agreement, settlement or compromise with any third party in relation to any action or proceeding in relation to the matters referred to in clause 10.12 without the prior written consent of the Seller; and

(E)	use best endeavours to minimise the amount of any Liabilities suffered or incurred by the Purchaser or any Group Member which could be the subject of a claim under the indemnity in clause 10.12 provided that it is agreed that in taking any action or making any omission in accordance with the requirements of the Seller under this clause 10.13 the Purchaser shall be deemed for the purpose of this clause 10.13(E) to be in compliance with the best endeavours obligation in this clause 10.13(E) in relation to such action or omission.
10.14	In any event, the Seller shall be entitled at any stage and at its sole discretion to settle any matter referred to in clause 10.12 provided that the Seller shall, where practicable, notify the Purchaser in advance of such settlement of its decision so to settle such matter provided that where such matter will or is likely to, in the reasonable opinion of the Purchaser, significantly prejudice the Purchaser’s or any member of the Purchaser’s Group’s relations with any the FSA the Seller shall consult with the Purchaser and will comply with any reasonable requirements of the Purchaser in relation to such matter (and where in so complying the Seller requires any consent of the Purchaser, such consent shall not be unreasonably withheld or delayed by the Purchaser).

11.	PURCHASER’S AND GUARANTOR’S WARRANTIES

Each of the Purchaser and the Guarantor warrants to the Seller on an after-Tax basis at the date of this agreement as follows:
(A)	it is a company validly existing under the laws of England and Wales;

(B)	it has the requisite power and authority to enter into and perform this agreement and the other Transaction Documents to which it is a party;

(C)	its obligations under this agreement constitute, and its obligations under the other Transaction Documents to which it is a party will when executed and delivered constitute, binding obligations of it in accordance with their respective terms;

(D)	subject to the fulfilment or (where applicable) waiver of the Conditions, the execution and delivery of, and the performance by it of its obligations under, this agreement and the other Transaction Documents to which it is a party will not:
(i)	result in a material breach of any provision of the memorandum or articles of association of it;

(ii)	result in a material breach of, or constitute a default under, any agreement or instrument to which it is a party or by which it is bound;

(iii)	result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound; or

(iv)	require the consent of its shareholders, except in the case of the Guarantor; and
(E)	it is resident for UK tax purposes in the UK.
12.	PURCHASER’S REMEDIES AND SELLER’S LIMITATIONS ON LIABILITY

12.1	The Purchaser’s right to recover if a Warranty has been breached and under the Tax Covenant and any other provision of this agreement shall be limited as set out in clauses 12.2 and 12.3 and in Schedule 7 and no liability shall attach to the Seller in respect of claims under the Warranties or the Tax Covenant or any other provision of this agreement if and to the extent that such limitations apply save in the case of fraud by the Seller in the giving of the Warranties.

12.2	The Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of the Warranties to be breached if fairly disclosed in the Disclosure Letter or pursuant to the Disclosure Letter.

12.3	If the Purchaser becomes aware, at any time, that there has been any breach of the Warranties or any other term of this agreement, the Purchaser shall not be entitled to terminate or rescind this agreement, but shall, subject to clause 12.2 and Schedule 7 and applicable law, be entitled to claim damages under this agreement.

12.4	The Seller shall not be liable to make any payment under this agreement nor shall the Purchaser exercise any right of set-off or counter-claim against or otherwise withhold payment of any sums stated to be payable by the Purchaser to the Seller under this agreement or under any other agreement subsisting between them unless and until such liability has been agreed or adjudged payable in legal or arbitration proceedings.

13.	WRONG POCKET — ASSETS

13.1	In the event that the Seller or the Purchaser discovers after Completion that:

(A)	any assets, property or rights of the Group (other than contracts or Intellectual Property and excluding the Shares) had prior to Completion been used by or are required in the course of the business of the Retained Group as at Completion; or

(B)	any assets, property or rights of the Retained Group (other than contracts or Intellectual Property) had prior to Completion been used by or are required in the course of the business of the Group as at Completion, then, subject to clauses 13.2 and 13.3, the Seller and the Purchaser will use their reasonable endeavours to agree a means and reasonable commercial terms by which such use or benefit by the Group or the Retained Group, as the case may be, may continue with respect to the relevant assets, property or rights as long as reasonably necessary and practicable or by which such assets, property or rights may be transferred to or by the Retained Group by or to the Group (as appropriate).

13.2	If any Group Member owns any assets or rights (other than contracts or assets or rights which are Intellectual Property) which immediately prior to Completion had been exclusively or predominantly used by or were required exclusively or predominantly in the course of the business of the Retained Group the Purchaser shall procure that such Group Member immediately informs the Seller. Thereafter, at the request of the Seller and subject (save where otherwise expressly provided in any of the other Transaction Documents) to the Seller indemnifying the Purchaser on an after-Tax basis against all losses, liabilities, damages, costs, claims and expenses incurred thereby or otherwise in relation to such asset or right, the Purchaser undertakes to execute or procure the execution of such documents as may be reasonably necessary to procure the transfer of any such assets or rights to a Retained Group Member nominated by the Seller and thereafter, if applicable, the provisions of clause 13.1(B) shall apply. Where the book value of such asset, property or right exceeds £50,000, the Seller shall pay the relevant book value to the transferring Group Member within 10 Business Days of the date of transfer.

13.3	If any Retained Group Member owns any assets or rights (other than contracts or assets or rights which are Intellectual Property) which immediately prior to Completion had been exclusively or predominantly used by or were required exclusively or predominantly in the course of the business of the Group the Seller shall procure that such Retained Group Member immediately informs the Purchaser. Thereafter, at the request of the Purchaser and subject (save where otherwise expressly provided in any of the other Transaction Documents) to the Purchaser indemnifying the Seller on an after-Tax basis against all losses, liabilities, damages, costs, claims and expenses incurred thereby or otherwise in relation to such asset or right, the Seller undertakes to execute or procure the execution of such documents as may be reasonably necessary to procure the transfer of any such assets or rights to a Group Member nominated by the Purchaser and thereafter, if applicable, the provisions of clause 13.1(A) shall apply. Where the book value of such asset, property or right exceeds £50,000, the Purchaser shall pay the relevant book value to the Seller within 10 Business Days of the date of transfer.

13.4	The provisions of this clause 13 shall not apply to those assets, property and rights the use or benefit of which is provided by the Seller to the Purchaser pursuant to the terms of the Transitional Services Agreement.

14.	WRONG POCKET – CONTRACTS

14.1	In the event that the Seller or the Purchaser discovers after Completion that a Group Member is a party to any contract which relates exclusively to the business of the Retained Group or relates in part to the business of the Retained Group the Purchaser or the Seller, as the case may be, shall as soon as reasonably practicable inform the other and thereafter at the request of the Seller:
(A)	the Purchaser undertakes to execute or procure the execution of such documents as may be reasonably necessary to assign the benefit of such contract to the extent that it relates to the business of the Retained Group to a Retained Group Member nominated by the Seller; and

(B)	the Seller shall (save where otherwise expressly provided in any of the other Transaction Documents) indemnify the Purchaser on an after-Tax basis against all losses, liabilities, damages, costs, claims and expenses incurred in the fulfilment of its obligations pursuant to clause 14.1(A) (including any costs paid by the Purchaser to third parties in order that the Purchaser fulfils its obligations pursuant to clause 14.2) or otherwise in relation to such assigned contract, except to the extent that such an assignment or attempted assignment would constitute a breach of such contract, in which case clause 14.2 will apply.

14.2	Where a consent, approval, authorisation or waiver is required from any third party to the assignment of the benefit of any contract under clause 14.1(A), the Purchaser shall use all reasonable endeavours to obtain any such consent, approval, authorisation or waiver. Neither the Purchaser nor the Seller shall have any further obligation in respect of such contract (including under clauses 14.1(A) or 14.1(B)) unless and until such consent, approval, authorisation or waiver is obtained.
14.3	In the event that the Seller or the Purchaser discovers after Completion that a Retained Group Member is a party to any contract which relates exclusively to the business of the Group or which relates in part to the business of the Group the Purchaser or the Seller, as the case may be, shall as soon as reasonably practicable inform the other and thereafter at the request of the Purchaser:
(A)	the Seller undertakes to execute or procure the execution of such documents as may be reasonably necessary to assign the benefit of any such contract to the extent that it relates to the business of the Group to a Group Member nominated by the Purchaser; and

(B)	the Purchaser shall (save where otherwise expressly provided in any of the other Transaction Documents) indemnify the Seller on an after-Tax basis against all losses, liabilities, damages, costs, claims and expenses incurred in the fulfilment of its obligations pursuant to clause 14.3(A) (including any costs paid by the Seller to third parties in order that the Seller fulfils its obligations pursuant to clause 14.4) or otherwise in relation to such assigned contract, except to the extent that such an assignment or attempted assignment would constitute a breach of such contract, in which case clause 14.4 will apply.

14.4	Where a consent, approval, authorisation or waiver is required from any third party to the assignment of the benefit of any contract under clause 14.3(A), the Seller shall use all reasonable endeavours to obtain any such consent, approval, authorisation or waiver. Neither the Seller nor the Purchaser shall have any further obligation in respect of such contract (including under clauses 14.3(A) or 14.3(B)) unless and until such consent, approval, authorisation or waiver is obtained.

14.5	The provisions of this clause 14 shall not apply to any contract the benefit of which is provided by the Seller to the Purchaser pursuant to the terms of any of the other Transaction Documents.

15.	INTELLECTUAL PROPERTY

15.1	In the event that the Seller or the Purchaser discovers after Completion that a Group Member owns any Intellectual Property (other than trade marks) or rights in Business Information which have in the twelve months prior to Completion been used exclusively or predominantly in relation to any business of the Retained Group, the Purchaser shall use reasonable endeavours to procure that such Intellectual Property or rights in Business Information are transferred to the Seller or a company nominated by the Seller as soon as reasonably practicable for nominal consideration.

15.2	The Purchaser shall, with effect from Completion, procure the grant to the Retained Group of a non-exclusive, perpetual, worldwide, assignable, irrevocable, royalty-free licence (with the right to sub-license) to use any Intellectual Property (other than trade marks) or rights in Business Information owned by a Group Member which have been used (but not exclusively or predominantly) in the twelve months prior to Completion in relation to any business of the Retained Group.

15.3	The Seller shall, and shall procure that, as of Completion, each Retained Group Member shall, assign, to the Purchaser or its nominee, all right, title and interest it has in any Intellectual Property (other than trade marks) or rights in Business Information, that has in the twelve months prior to Completion been used exclusively or predominantly in the business carried on by the Group.

15.4	The Seller shall, with effect from Completion, grant or procure the grant to the Group of a non-exclusive, perpetual, worldwide, assignable, irrevocable, royalty-free licence (with the right to sub-license) to use any Intellectual Property (other than trade marks) or rights in Business Information owned by a Retained Group Member which have been used (but not exclusively or predominantly, such rights having been assigned to the Purchaser or its nominee under clause 15.3) in the twelve months prior to Completion in relation to any business of the Group.

15.5	The Purchaser and the Seller agree that, and the Seller shall procure that, all licences of any Intellectual Property or rights in Business Information owned by any member of respectively:

(A)	the Group or to be owned by the Purchaser or its nominee pursuant to any Transaction Documents; or

(B)	the Retained Group or to be owned by the Seller or its nominee pursuant to any Transaction Documents, granted to any Retained Group Member or any Group Member respectively (other than licences granted pursuant to any Transaction Document) terminate at Completion.

15.6	To the extent that any Books and Records which relate exclusively or predominantly to any business of the Group are not already in the possession of a member of the Group at Completion, the Seller shall procure the physical and/or electronic transfer of the Books and Records to the Purchaser or its nominee, except where such Books and Records are subject to storage arrangements with third parties pursuant to the Transitional Services Agreement or the Relationship Deed (provided that the Purchaser shall be permitted access to any such Books and Records which are the subject of storage arrangements with third parties upon reasonable notice by the Purchaser to the Seller).

16.	ABBEY MARKS

16.1	The Purchaser acknowledges and agrees that nothing in this agreement shall transfer or licence, or shall operate as an agreement to transfer or licence any right, title or interest in or to any of the Abbey Marks or any similar name or mark. Following Completion, save as expressly provided in the Transaction Documents, the Purchaser shall not, and shall procure that no member of the Purchaser’s Group shall, hold itself out as being part of or in any way connected with the Retained Group.

16.2	Without prejudice to clause 16.1 or the trade mark rights of the Retained Group but subject to the Brand Licence, following Completion the Purchaser shall procure that for:
(A)	five years following Completion; and

(B)	thereafter for so long as any Retained Group Member continues to use, or retain an interest in, any Abbey Mark, no Group Member or the Purchaser’s Group shall use any Abbey Mark or any confusingly similar name or mark in relation to the business carried on by any Group Member, any extensions or developments thereto, or any business which competes with the business of the Retained Group, except to the extent permitted by clause 16.3.

16.3	Subject to the terms of the Brand Licence, the Purchaser shall procure that, as soon as practicable after Completion and in any event within the period of one year following Completion, each Group Member shall re-label, destroy or exhaust all materials held by it that bear any Abbey Mark, including signage, advertising, promotional and sales materials, product literature, software, stationery, business cards, websites and any other materials. The Purchaser agrees to take all reasonable steps to ensure that where, during the period of one year following Completion, any existing stocks of marketing or sales materials bearing any

Abbey Mark are used in the course of the Group’s business, the recipients of those materials are made aware (in writing wherever practicable) that the Group no longer forms part of the Retained Group and has ceased to have any association with the Retained Group and that the Group is not therefore carrying on business for or representing any Retained Group Member.

16.4	The Purchaser shall procure that each Group Member whose corporate name contains any Abbey Mark shall, as soon as reasonably practicable following Completion and in any event by the date falling three months after Completion, pass all required resolutions to change its corporate name to a name which does not include any Abbey Mark or any confusingly similar name and shall procure the prompt registration of the new name with the appropriate court, registry or authority (including any appropriate companies registry or Regulatory Authority). Upon receipt of confirmation from the appropriate court, registry or authority that such name change has been effected, the Purchaser shall provide the Seller with written proof that such name change has been effected.

16.5	Without prejudice to the terms of the other Transaction Documents, the Seller shall, and shall procure that the Retained Group Members shall, afford the Purchaser and its professional advisers such access to the Books and Records and management of the Group Members as the Purchaser may reasonably require in preparation for the re-registrations of SMA, ANL and ANFIS after Completion as private companies pursuant Section 53 of the Companies Act 1985 and the transfer of the Group as contemplated by this agreement.

17.	PENSIONS

17.1	The Seller confirms that a Retained Group Member is, or will become prior to Completion, the principal employer of each of the Seller’s Schemes and is, or will become prior to Completion, responsible for all obligations and liabilities of the principal employer in respect of the Seller’s Schemes. A letter between the Seller and the trustees of each of the Scottish Mutual Assurance plc Staff Pension Scheme and the Scottish Provident Institution Staff Pension Fund confirming their agreement to a member of the Retained Group becoming the principal employer for each scheme has been provided to the Purchaser.

17.2	The Seller hereby covenants with the Purchaser to:
(A)	pay to the Purchaser an amount equal (subject to clause 17.2(C) below) to any payment any Group Member is liable to make in respect of or in connection with its participation in any of the Seller’s Schemes prior to Completion where such liability (i) arises after the date of this agreement or (ii) arose prior to that date but is unpaid at the date of this agreement (except for contributions properly payable in the ordinary course for which the Group Member will remain liable) including but not limited to any payment pursuant to clause 17.2(C) below which is required to be made pursuant to Section 75 or Section 75A of the Pensions Act 1995 (or any regulations made under or in connection with those sections as modified or re-enacted from time to time) to any of the Seller’s Schemes at or after Completion. The Seller will be given full and complete responsibility and power to discuss any payment which any Group Member becomes liable to make pursuant to Section 75 or Section 75A of the Pensions Act 1995 (or any regulations made under or in connection with those sections as modified or re-enacted from time to time) with the trustee bodies of the Seller’s Schemes, but for the avoidance of doubt, the Purchaser and/or Group Member shall be entitled to make any such payment for which the Group Member is liable within a reasonable period of such liability arising; and

(B)	notwithstanding any of the provisions contained in (A) above, pay to the Purchaser an amount equal to:
(i)	any payment the Purchaser and/or any Group Member becomes liable to make pursuant to any contribution notice issued under Section 38 of the Pensions Act 2004 in relation to any act or omission of any Group Member prior to and including Completion;

(ii)	any payment the Purchaser and/or any Group Member becomes liable to make pursuant to any contribution notice issued under Section 47 of the Pensions Act 2004 as a result of any failure by any Group Member to comply with a financial support direction issued under Section 43 of the Pension Act 2004;

(iii)	any payment the Purchaser and/or any Group Member becomes liable to make pursuant to any financial support direction issued under Section 43 of the Pensions Act 2004; and

(iv)	any payment the Purchaser and/or any Group Member becomes liable to make pursuant to any restoration order issued under Section 52 of the Pensions Act 2004, at or after the date of this agreement by the Pensions Regulator in relation to the Seller’s Schemes or any other scheme operated by a Retained Group Member to which Sections 38, 43, 47 and 53 of the Pensions Act 2004 apply. The Seller will be given full and complete responsibility and power to discuss any such contribution notice, financial support direction or restoration order with the Pensions Regulator and the trustees of the Seller’s Schemes (or, as appropriate, the trustees of any other scheme) but, for the avoidance of doubt, the Purchaser and/or the Group Member shall be entitled to make any such payment for which it is liable within a reasonable period of such liability arising.

(C)	The Seller and the Purchaser shall each use their reasonable endeavours to ensure that the scheme actuaries for each of the Seller’s Schemes, where appropriate, calculate as soon as possible after Completion any debt required to be paid as a result of the cessation of participation of ANFIS (or any other Group Member) pursuant to Section 75 or Section 75A of the Pensions Act 1995 (or any regulations made under or in connection with those sections as modified or re-enacted from time to time) to each of the Seller’s Schemes. For each Seller’s Scheme, when the relevant debt is calculated (i) the Seller shall within 3 days of the calculation pay to the Purchaser the amount of such debt, provided that (a) to the extent the aggregate debts payable under this clause exceed £80 million, the Seller shall only pay 70% of such excess where such excess is less than £20 million (b) to the extent that the aggregate debts are or exceed £100 million the Seller and the Purchaser shall agree the percentage of the sum in excess of £100 million that shall be payable taking into account the marginal tax rate of those companies in the Purchaser’s Group to which the excess is recharged by ANFIS and/or the relevant Group Member and (c) if such debts are not calculated by 31 December 2006 then the Seller and the Purchaser shall also agree the percentage of the sum that shall be payable in respect of the excess over both £80 million and £100 million taking into account the marginal tax rate of those companies in the Purchaser’s Group to which the excess is recharged by ANFIS and/or the relevant Group Member (for the purposes of this clause neither the Seller’s nor the Purchaser’s agreement shall be unreasonably withheld or delayed and in the absence of agreement such rate shall be determined by a suitable independent tax practitioner with 10 years’ experience of the taxation of life assurance companies (such person to be selected by the President of the Chartered Institute of Taxation if the Seller and the Purchaser are unable to agree)); and (ii) within 3 days of receipt of the relevant amount in respect of the debt pursuant to (i) above the Purchaser shall procure that ANFIS (or, if applicable, the other relevant Group Member) shall pay an amount equal to the debt to the relevant Seller’s Scheme.

(D)	All sums payable by the Seller to the Purchaser shall be paid as an adjustment to the Consideration calculated on an after-Tax basis except for sums payable pursuant to clause 17.2(C) which shall be calculated on an after-Tax basis as if there were no reference to any Tax credit, repayment or other Tax benefit in clause 1.2(P).
17.3	(A)	The Seller agrees that it shall between the date of this agreement and Completion procure that in respect of the Irish Schemes:
(i)	one month’s written notice is given to wind up the SMI Staff Pension Scheme; and

(ii)	it uses all reasonable endeavours to agree with the SP Institution Staff Pension Scheme for Employees in the Republic of Ireland (the “SPL Scheme”) trustees the commencement of winding up of the SPL Scheme.
(B)	In respect of the SMI Staff Pension Scheme and, if it has commenced winding up before Completion, the SPL Scheme the Purchaser undertakes that it shall, and will procure that each Group Member shall:
(i)	give the Seller all reasonable co-operation, assistance and information which may be relevant to the winding up processes of the Irish Schemes;

(ii)	not take any action which would increase the liabilities of the employers and the Seller under the Irish Schemes nor exercise any power, right or discretion conferred on any Group Member in relation to the Irish Schemes except with the prior consent of the Seller;

(iii)	appoint the Seller to act on behalf of the Group Members in relation to the Irish Schemes for the purposes of dealing with the trustees of the Irish Schemes in all matters relating to the administration of the Irish Schemes, including in particular their winding up and authorise the Seller to do all such acts and execute and/or sign all such documents on their behalf as the Seller may reasonably consider necessary or desirable in connection therewith; and

(iv)	allow the Seller to have conduct of all matters relating to the winding up of the Irish Schemes and pay to the Seller an amount equivalent to any payments of surplus which any Group Member receives as a result of such winding up on an after Tax basis, within 21 days of such receipt.
Subject to the Purchaser and each Group Member’s compliance with the above (to the extent applicable), the Seller hereby covenants with the Purchaser to pay to the Purchaser by way of adjustment of the Consideration on an after Tax basis an amount equal to any payment any Group Member is liable to make in respect of or in connection with its participation in the SMI Staff Pension Scheme and the SPL Scheme as applicable (including for the avoidance of doubt all costs and expenses) where such liability (i) arises after the date of this agreement or (ii) arose prior to that date but is unpaid at the date of this agreement (except in the case of (ii) for contributions properly payable in the ordinary course for which the Group Member will remain liable).

(C)	If the SPL Scheme has not commenced winding up prior to Completion then the Purchaser and the relevant Group Member shall retain full responsibility for the SPL Scheme. However the Seller undertakes to pay to the Purchaser by way of adjustment of the Consideration on an after Tax basis an amount equal to the deficit of the SPL Scheme as at Completion calculated under IAS19 (using the assumptions adopted in the Accounts as at 31 December 2005).
18.	EMPLOYMENT

18.1	The Regulations will apply so that the contracts of employment of the Transferring Employees (except in respect of terms relating to occupational pension arrangements, but without prejudice to the Purchaser’s obligations in respect of the Transferring Employees under section 258 Pensions Act 2004,) will have effect from the Completion Date as if originally made between RMS and the Transferring Employees.
18.2	(A)	If for any reason the contract of employment of any person who is not a Transferring Employee is found or alleged to have effect after the date of this agreement as if originally made with RMS, the Seller in consultation with the Purchaser, will, within 14 days of being so requested by the Purchaser, make to that person an offer in writing to employ him under a new contract of employment, to take effect upon the termination referred to in clause 18.2(B), identical in all respects to that person’s contract of employment immediately before the date of this agreement. However, the Purchaser must make the request no later than 21 days after becoming aware of the finding or allegation.

(B)	Once that offer has been made (or after the expiry of 14 days after it has been requested), the Purchaser will procure that RMS shall terminate the employment of the person concerned and, so long as that termination is effected within three months after the Completion Date, the Seller will indemnify the Purchaser (for itself and on behalf of RMS) against the costs of that Transferring Employee’s employment, the termination of that employment and any liabilities, or costs relating to that individual which transfer to RMS under Regulation 4 of the Regulations.
18.3	(A)	If the contract of employment of any Transferring Employee is found or alleged not to have effect after the date of this agreement as if originally made with RMS, other than by virtue of Regulation 4(7) and 4(9) of the Regulations, the Purchaser, in consultation with the Seller, will, within 14 days of being so requested by the Seller, make, or will procure that RMS makes, to that Transferring Employee an offer in writing to employ him under a new contract of employment, to take effect upon the termination referred to in clause 18.3(B), on terms and conditions which (other than the identity of the employer and any terms and conditions relating to an occupational pension scheme) will not differ from the corresponding provisions of the Transferring Employee’s contract of employment immediately before the date of this agreement. However the Seller must make the request no later than 21 days after it becomes aware of such finding or allegation.
(B)	Once that offer has been made (or after the expiry of 14 days after it has been requested), the Seller shall terminate, or shall procure the termination by the relevant Retained Group Member of, the employment of the Transferring Employee concerned and, so long as that termination is effected within three months after the Completion Date, the Purchaser shall indemnify the Seller (for itself and on behalf of each Retained Group Member) on an after-Tax basis against the costs of that Transferring Employee’s employment after Completion and its termination.
18.4	All wages, salaries, liabilities in respect of the Pay As You Earn System and National Insurance Contributions, Irish Pay Related Social Security Insurance and Health Levy and other periodic outgoings in respect of the Transferring Employees which relate to a period:
(A)	after the Completion Date shall be borne by RMS (save in respect of any Transferring Employee whose contract of employment does not transfer to RMS in the circumstances set out in clause 18.3(A), in which case RMS shall assume liability in respect of the outgoings listed above on the date on which such Transferring Employee commences employment with RMS); and

(B)	on or before the Completion Date (subject to clause 18.4(A) above) shall be borne by the Retained Group Member which employed that Transferring Employee prior to the Completion Date.
18.5	The Seller shall indemnify the Purchaser (for itself and on behalf of RMS) on an after-Tax basis against any claim in respect of:

(A)	the employment of any of the Transferring Employees relating to the period up to and including the Completion Date (save in respect of any Transferring Employee whose contract of employment does not transfer to RMS in the circumstances set out in clause 18.3(A), in which case the Seller shall continue to indemnify the Purchaser (for itself and on behalf of RMS) on an after-Tax basis against any such claims up to the date on which such Transferring Employee commences employment with RMS) by any Retained Group Member;

(B)	subject to clause 18.6(E) the termination of the employment prior to the Completion Date of any person who was formerly assigned to the business carried on by any Group Member;

(C)	subject to clause 18.6 any failure by any Retained Group Member to comply with its obligations under Regulation 13 of the Regulations;

(D)	any claim by any Transferring Employee resulting from the change of his employer, where such change occurs prior to the date of this agreement, including any change which is a substantial change to his material detriment pursuant to Regulation 4(9) of the Regulations; and

(E)	any breach of clause 18.4(B).
18.6	The Purchaser shall indemnify the Seller (for itself and on behalf of each Retained Group Member) on an after-Tax basis against any claim in respect of:
(A)	the employment of any Transferring Employee during the period after the Completion Date including any changes to terms and conditions of employment by the Purchaser or by RMS (save in respect of any Transferring Employee whose contract of employment does not transfer to RMS in the circumstances set out in clause 18.3(A), in which case RMS shall assume liability in respect of such claims on the date on which such Transferring Employee commences employment with RMS);

(B)	any termination of the employment of any Transferring Employee by RMS after the Completion Date (save in respect of any Transferring Employee whose contract of employment does not transfer to RMS in the circumstances set out in clause 18.3(A), in which case RMS shall assume liability in respect of such claims on the date on which such Transferring Employee commences employment with RMS);

(C)	subject to clause 18.5(C), any failure by the Purchaser or RMS to comply with its respective obligations under Regulation 13(4) of the Regulations;

(D)	any breach of clause 18.4(A); and

(E)	subject to clause 18.5(D), any resignation by a Transferring Employee, or individual who would have been a Transferring Employee but for the termination of his employment before Completion, in the circumstances specified in Regulation 4(9) and 4(11) of the Regulations.

18.7	Employee Liability Information in respect of each Transferring Employee shall be provided by the Seller to the Purchaser no later than 14 days in advance of Completion.

18.8	The Purchaser (for itself and on behalf of RMS) and the Seller (for itself and on behalf of each Retained Group Member), having taken independent legal advice, acknowledge the duties imposed by Regulation 11 of the Regulations in respect of the provision of Employee Liability Information. Given the large number of Transferring Employees and the disclosures made in respect of the Transferring Employees pursuant to paragraph 26.3 of Schedule 6, the Purchaser (for itself and on behalf of RMS) agrees that it would not be just and equitable to pursue any future claim in respect of the Employee Liability Information in the Employment Tribunal, it undertakes not to bring such a claim and agrees that if it should bring such a claim it will indemnify the Seller (for itself and on behalf of each Retained Group Member) on an after Tax basis fully in respect of all losses, liabilities, damages, costs, claims and expenses arising from or in connection with such a claim.

18.9	Within 20 Business Days following Completion the Seller shall deliver to the Purchaser PAYE certificates relating to each of the Transferring Employees duly completed up to the Completion Date.

18.10	Prior to Completion, the Seller will use its best endeavours to procure that each Retained Employee is employed by a Retained Group Member.

19.	SHARE SCHEMES

19.1	This clause 19 shall apply in circumstances where the Purchaser and any member of the Purchaser’s Group is responsible for withholding tax and/or Pay As You Earn and/or social security liabilities incurred in the United Kingdom or elsewhere resulting from, or otherwise in connection with, the participation at Completion of any of the employees, or former employees of the Group (which shall for these purposes include any employees whose employment is transferred, whether before Completion or otherwise, to a member of the Group) in any share incentive or share option scheme operated by the Seller (together, “the Schemes”).
19.2	(A)	The Seller undertakes to notify the Purchaser if any employee or former employee shall seek to exercise any option or shall have an award which vests under the Schemes and shall provide sufficient and timely information, in order for the Purchaser to undertake the calculation provided for in (B) below, relating to the identity of the employee or former employee, the number of shares involved, the exercise price (if any) and the date of vesting or exercise.
(B)	The Purchaser shall then provide the Seller with sufficient and timely information to indicate the relevant amount of its liability to account for any payment of tax and/or social security liabilities due as a result of, or otherwise in connection with, the exercise of the options or vesting of the award by any of the employees or former employees of the Group.

(C)	Subject to receipt of the information from the Purchaser under (B) above where authorised to do so by the relevant employee or the rules of the relevant Scheme and where applicable, the Seller shall arrange for the sale of sufficient of the shares acquired pursuant to any Scheme to produce net cash proceeds to meet the amount of any employee taxation (including employee’s National Insurance Contributions) which is required to be accounted for by the Purchaser, or any member of the Purchaser’s Group, and will remit the proceeds of sale to the Purchaser; and

(D)	The Purchaser (or the relevant member of the Purchaser’s Group) will apply the proceeds of sale received from the Seller to fully discharge the employee taxation liability and account for the same to the relevant tax authorities.
19.3	In circumstances where this clause applies the Seller shall pay to the Purchaser by way of an adjustment of the Consideration on an After-Tax basis an amount equal to any employer’s national insurance contributions for which any Group Member becomes liable as a result of the exercise of any option or the vesting of any award granted under the Schemes by any of the employees, or former employees of the Group (which shall for these purposes include any employees whose employment is transferred, whether before Completion or otherwise, to a member of the Group) after Completion.

20.	INSURANCE

20.1	With effect from Completion, each Group Member shall (subject to clause 20.3) cease to be insured by the insurance policies of the Retained Group, other than policies exclusively for the benefit of one or more Group Members for which one or more Group Members are the policyholder(s). With respect to events or circumstances relating to a Group Member that occurred or existed prior to Completion that are covered by an insurance policy issued by a third party and in the name of a Retained Group Member (a “Relevant Group Policy”), the Purchaser or a Group Member may following Completion make a claim under such policy. The Purchaser covenants to pay to the Seller on an after-Tax basis within 10 Business Days of demand an amount equal to any increased costs incurred by the relevant Retained Group Member as a result of such claims, including any retrospective or prospective premium adjustments associated with such cover, as such amounts are determined in accordance with those policies generally applicable from time to time to the Retained Group, provided that the claim is not one to which paragraph 2.4 of Schedule 7 applies and that (subject to the Seller being in possession of or reasonably able to obtain such information) the basis upon which they have been calculated and, where reasonably practicable, the terms of the Relevant Group Policy to which they relate, have been disclosed to the Purchaser.

20.2	Subject to clause 20.3, the Purchaser’s right under clause 20.1 shall terminate on the first anniversary of Completion from which time neither the Purchaser nor any Group Member shall have access to any Relevant Group Policy and, except as otherwise provided in this agreement or the Transaction Documents, the Purchaser shall assume full responsibility for, and release (and procure the release by all Group Members of) all relevant Retained Group Members from all liability for claims, known or unknown, resulting from events, circumstances or occurrences prior to Completion which would be capable of being the subject of a claim under a Relevant Group Policy.

20.3	With respect to any open claims under a Relevant Group Policy reported by a Group Member prior to Completion or any other claims under a Relevant Group Policy which the Purchaser or a Group Member is expressly permitted by clause 20.1 to make:
(A)	the Seller shall procure that the relevant Retained Group Member shall continue to pursue, to the extent reasonable (bearing in mind the prospect of success), the claim for the benefit of the Group Member concerned and in doing so consult with and act upon the reasonable instructions of the relevant Group Member;

(B)	the Purchaser shall provide such information and assistance as the Seller may reasonably request in connection with any such claims; and

(C)	the Seller covenants to pay to the Purchaser on an after-Tax basis an amount equal to any net proceeds realised from such claims upon full and final settlement of such claims, provided that the Purchaser complies with its obligations under clauses 20.1 and 20.2, and in the event that the Purchaser is in breach of those obligations, the Seller shall be entitled not to pay such amount to the Purchaser until such breach or breaches has or have been fully remedied to the Seller’s satisfaction (acting reasonably and in good faith).
21.	PROPERTY

Each of the Seller and the Purchaser shall comply with its obligations in Schedule 14.

22.	THE DEMUTUALISATION SCHEMES

22.1	The Purchaser shall procure that, after the Completion Date, no member of the Purchaser’s Group shall modify (or attempt to modify) the provisions of either Demutualisation Scheme without the prior written consent of the Seller where such modification has or would have the direct or indirect effect or consequence of either removing or adversely affecting any protection, right or advantageous provision in favour of any Retained Group Member or increasing any existing or imposing any new obligation or requirement on any Retained Group Member.

22.2	In the event that the Purchaser (or any member of the Purchaser’s Group) applies to the Court of Session (or any other court of competent jurisdiction) to transfer all or part of the business of SMA and/or SPL pursuant to an insurance business transfer scheme in accordance with Part VII of the FSMA, the Purchaser undertakes to use its best efforts to ensure that the provisions of the relevant Demutualisation Schemes imposing obligations on any Retained Group Member shall be extinguished as of the effective date of such insurance business transfer scheme (excluding any obligations under or in respect of the Deed constituting Floating Rate Unsecured Guaranteed Loan Notes 2012 as referred to in the definition of “Pre-Sale Transfers”) and to the extent that the same cannot be extinguished (as regards the relevant Retained Group Member) without replacing or replicating such liabilities or obligations the Purchaser will use its best efforts to agree and put into place provisions binding on the Purchaser or a member of the Purchaser’s Group which replicate and/or replace such provisions.

22.3	Unless the Purchaser (or any member of the Purchaser’s Group) shall have applied to transfer all or part of the business of SMA and/or SPL pursuant to the terms of clause 22.2 and such transfer or transfers are being actively pursued or have been completed, the Purchaser shall apply to the Court of Session within 18 months of the Completion Date, to amend the terms of the Demutualisation Schemes (or the Demutualisation Scheme which is not the subject of any transfer pursuant to clause 22.2 as the case may be) to remove the provisions of the Demutualisation Schemes (or Demutualisation Scheme as the case may be) imposing obligations or liabilities on any Retained Group Member (excluding any obligations or liabilities under or in respect of the Deed constituting Floating Rate Unsecured Guaranteed Loan Notes 2012 as referred to in the definition of “Pre-Sale Transfers”) and to the extent that the same cannot be removed (as regards the relevant Retained Group Member) without replacing or replicating the same will use its best efforts to agree and put in to place provisions in the amended Demutualisation Schemes binding on the Purchaser or a member of the Purchaser’s Group which replicate and/or replace such obligations or liabilities. The terms of such amended Demutualisation Schemes (as they affect any Retained Group Member) shall be subject to the prior written consent of the Seller.

22.4	The Purchaser undertakes to assume and perform (or to procure that a member of the Purchaser’s Group assumes and performs) any obligations or liabilities of or imposed on any Retained Group Member (other than the obligations in paragraph 16.3 of the SPL Demutualisation Scheme in so far as they relate to crediting members’ accounts with the proceeds of loan notes) arising, falling due or requiring performance (including those set out in paragraphs 5.4 and 6.6 of the SPL Demutualisation Scheme) under the Demutualisation Schemes after the Completion Date and, to the extent that any Retained Group Member incurs or suffers any liability, cost or expense (including pursuant to the provisions in paragraphs 5.4 and 6.6 of the SPL Demutualisation Scheme) arising or falling due after the Completion Date in respect of such obligations or liabilities, the Purchaser covenants to pay to the Seller on an after-Tax basis an amount equal to such liability, cost or expense.

22.5	The Purchaser undertakes to procure that neither SPL nor SMA shall take or omit to take any act to prevent or inhibit any Retained Group Member from exercising all of its rights, powers and advantages under the Demutualisation Schemes and shall provide, and shall procure that SPL and SMA shall provide, the Seller and any Retained Group Member with all such assistance as it or they shall reasonably require in order for such rights, powers and advantages to be so exercised.

22.6	The Purchaser undertakes to procure that neither SPL nor SMA shall:
(A)	exercise any discretion they may have under the terms of the Demutualisation Schemes in a manner which increases any obligation or liability of any Retained Group Member under the Demutualisation Schemes provided always that this shall not prevent or restrict the exercise by SPL or SMA of any right or power granted to SPL or SMA under the Demutualisation Schemes; and

(B)	subject to the provisions of clauses 22.1, 22.2 and 22.4 take or omit to take any act to prevent or inhibit any Retained Group Member from discharging any of its obligations under the Demutualisation Schemes and shall provide the Seller and any Retained

Group Member with all such assistance as it or they shall reasonably require in order to discharge such obligations, including co-operating with the Seller in relation to the maintenance of the Members’ Account (as defined by the SPL Demutualisation Scheme) in accordance with the provisions of the SPL Demutualisation Scheme.

22.7	The Seller undertakes to procure that neither it nor any Retained Group Member shall:
(A)	exercise any discretion it or any Retained Group Member (or any successor company of any of them) may have under the terms of the Demutualisation Schemes in a manner which increases any obligation or liability of any member of the Purchaser’s Group under the Demutualisation Schemes provided always that this shall not prevent or restrict the exercise by the Seller or any Retained Group Member of any right or power granted to the Seller or any Retained Group Member under the Demutualisation Schemes; and

(B)	take or omit to take any act to prevent or inhibit SPL or SMA (or any successor company of either of them) from discharging any of their respective obligations under the Demutualisation Schemes and shall provide the Purchaser and any such person with all such assistance as it shall reasonably require in order to discharge such obligations.
23.	COMMUNICATIONS

From the date of this agreement until the Completion Date, the Purchaser shall procure that each member of the Purchaser’s Group, and the Seller shall procure that each Retained Group Member, conducts all communications (written or otherwise) with Employees, policyholders, customers, reinsurers, Intermediaries, suppliers and other contractual counterparties of any Group Member relating to:
(A)	the Purchaser’s acquisition of the Group; and

(B)	such other relevant matters as may be specified in the Communications Plan, in accordance with the Communications Plan. The Communications Plan shall attach copies of such communications in the agreed form, or provide for the Purchaser and the Seller to agree the contents and format of any such communications in advance, in which case no such communication shall be sent until such agreement has been reached. The Purchaser shall be responsible for the costs of the preparation, printing and distribution of letters and other communications to policyholders in accordance with the Communications Plan informing them of the transactions contemplated by this agreement and the other Transaction Documents.

24.	GUARANTEE

24.1	In consideration of the Seller agreeing to sell the Shares on the terms set out in this agreement and agreeing to give the Warranties to the Purchaser, the Guarantor covenants with and hereby unconditionally and irrevocably guarantees to the Seller the timely performance and observance by the Purchaser and each member of the Purchaser’s Group of all of their respective obligations, commitments and undertakings under or pursuant to any of the Transaction Documents (excluding the Agreement for Lease) and agrees to indemnify and keep indemnified the Seller from and against all liabilities, damages, costs, claims, losses and expenses incurred or suffered by the Seller in connection with any failure by the Purchaser or any member of the Purchaser’s Group to so perform and observe any such obligation, commitment or undertaking. The liability of the Guarantor under any of the Transaction Documents (excluding the Agreement for Lease) shall not be released or diminished by any variation of the terms of any of the Transaction Documents (excluding the Agreement for Lease) (whether or not agreed by the Guarantor), any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

24.2	If and whenever the Purchaser or any member of the Purchaser’s Group defaults for any reason whatsoever in the timely performance or observance of any obligation, commitment or undertaking undertaken or expressed to be undertaken under or pursuant to any of the Transaction Documents (excluding the Agreement for Lease), the Guarantor shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure satisfaction of) the obligation, commitment or undertaking in regard to which such default has been made in the manner prescribed by any of the Transaction Documents (excluding the Agreement for Lease) and so that the same benefits shall be conferred on the Seller as would have been received if such obligation, commitment or undertaking had been duly performed and satisfied by the Purchaser or the relevant member of the Purchaser’s Group in a timely manner.

24.3	This guarantee is to be a continuing guarantee and accordingly is to remain in force until all the obligations of the Purchaser and each member of the Purchaser’s Group under the Transaction Documents (excluding the Agreement for Lease) shall have been performed or satisfied regardless of the legality, validity or enforceability of any provisions of the Transaction Documents (excluding the Agreement for Lease) and notwithstanding the winding-up, liquidation, dissolution or other incapacity of the Purchaser or any member of the Purchaser’s Group or any change in the status, control or ownership of the Purchaser or any member of the Purchaser’s Group. This guarantee is in addition to, without limiting and not in substitution for, any rights or security which the Seller may now or after the date of this agreement have or hold for the performance and observance of the obligations, commitments and undertakings of the Purchaser or any member of the Purchaser’s Group under or in connection with any of the Transaction Documents (excluding the Agreement for Lease).

24.4	As a separate and independent stipulation, the Guarantor agrees that any obligation, commitment or undertaking expressed to be undertaken by the Purchaser or any member of the Purchaser’s Group (including, without limitation, any monies expressed to be payable under any of the Transaction Documents (excluding the Agreement for Lease)) which may not be enforceable against or recoverable from the Purchaser or such member of the Purchaser’s Group by reason of any legal limitation, disability or incapacity on or of the Purchaser or any member of the Purchaser’s Group or any fact or circumstance (other than any limitation imposed by any of the Transaction Documents (excluding the Agreement for Lease)) shall nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were the sole or principal obligor in respect thereof and shall be performed or paid by the Guarantor on demand.

24.5	Notwithstanding clauses 24.1 to 24.4, the Seller agrees that it shall first make a claim against the Purchaser (or any relevant member of the Purchaser’s Group) and that it shall not make a demand for payment or performance or observance of any obligation for which the Purchaser (or any relevant member of the Purchaser’s Group) is liable or otherwise exercise any right, power or remedy against the Guarantor under this guarantee unless it has first made a demand in writing for performance against the Purchaser (or any relevant member of the Purchaser’s Group), and the Purchaser (or any relevant member of the Purchaser’s Group) has not complied with such demand within 10 Business Days of the Purchaser (or any relevant member of the Purchaser’s Group) having received such demand for payment or performance from the Seller.

25.	ACCESS

25.1	The Purchaser shall make available to the Seller (including to any internal or external auditors) any Books and Records of any Group Member (or, if practicable, the relevant parts of those Books and Records) which are required by the Seller or any other Retained Group Member for the purpose of dealing with its or their Tax or accounting affairs or regulatory affairs and, accordingly, the Purchaser shall, upon being given reasonable notice by the Seller or such other Retained Group Member and subject to the Seller or such other Retained Group Member giving such undertaking as to confidentiality as the Purchaser shall reasonably require, procure that such Books and Records are made available to the Seller or such other Retained Group Member for inspection (during Working Hours) and copying (at the expense of the Seller or such other Retained Group Member) for and only to the extent necessary for such purpose and for a period of seven years from Completion (or, if later, until any applicable Tax matters are settled).

25.2	The Seller shall make available to the Purchaser (including to any internal or external auditors) any Books and Records of any Retained Group Member (or, if practicable, the relevant parts of those Books and Records) which are required by the Purchaser or any Group Member for the purpose of dealing with its or their Tax or accounting affairs or regulatory affairs and, accordingly, the Seller shall, upon being given reasonable notice by the Purchaser or such Group Member and subject to the Purchaser or such Group Member giving such undertaking as to confidentiality as the Seller shall reasonably require, procure that such Books and Records are made available to the Purchaser or such Group Member for inspection (during Working Hours) and copying (at the expense of the Purchaser or such Group Member) for and only to the extent necessary for such purpose and for a period of seven years from Completion (or, if later, until any applicable Tax matters are settled).

25.3	With effect from the date of this agreement the Seller shall procure that the Purchaser (including its professional advisers in connection with the transaction contemplated by this agreement and its internal and external auditors) has reasonable access to the Books and Records and management of each relevant Retained Group Member and the relevant Group Members for the purposes of enabling a reasonable assessment by the Purchaser as to ability of the directors of SMA, ANL, SPL, SPL (Holdings) Limited, SPL (Holdings 1) Limited and ANSMAH following Completion to reach an informed opinion as soon as practicable following Completion as to the ability of each such company of which they are a director to pay its debts for the purpose of Section 156(2) of the Companies Act 1985 and to enable the auditors of each such company (at the cost of the Purchaser) to provide an informed view at the same time as to the reasonableness of the directors’ opinions for the purposes of Section 156(4) of the Companies Act 1985 and otherwise provide reasonable assistance (at the cost of the Purchaser) to the Purchaser (including its professional advisers in connection with the transaction contemplated by this agreement and its internal and external auditors) with the preparation by the Purchaser of proposals for SMA, ANL, SPL, SPL (Holdings) Limited, SPL (Holdings 1) Limited and ANSMAH to utilise the provisions of Section 155 et seq of the Companies Act 1985, provided that, for the avoidance of doubt, the Seller gives no representation, warranty or assurance that the then directors will be able to reach such opinion or the auditors will be able to provide such view or that such proposals will be able to be carried into effect in accordance with the applicable requirements.

26.	EFFECT OF COMPLETION AND PART VII TRANSFER

26.1	Any provision of this agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Completion and all Warranties and covenants and other undertakings contained in or entered into pursuant to this agreement or any other Transaction Document shall remain in full force and effect notwithstanding Completion.

26.2	The Warranties and all other provisions of this agreement and the Transaction Documents insofar as the same shall not have been performed shall not be affected, nor shall the amount which may be claimed thereunder be affected, by any transfer of assets, liabilities or business of any of the Group Members to any member of the Purchaser’s Group under a scheme pursuant to Part VII of the FSMA or equivalent overseas legislation (a “Part VII Transfer”) provided always that the liabilities and obligations of the Seller under this agreement and the Transaction Documents following such transfer of assets, liabilities or business shall be no greater than what the liabilities and obligations of the Seller would have been had the transfer not occurred.

26.3	Following any Part VII Transfer, any reference in this agreement or any other Transaction Document to any Group Member or any Insurance Company shall (to the extent appropriate to ensure that this agreement and the Transaction Documents have the same meaning and effect following such Part VII Transfer) be deemed to include a reference to the member of the Purchaser’s Group to which such assets, liabilities or business were transferred provided always that the liabilities and obligations of the Seller under this agreement and the Transaction Documents following such transfer of assets, liabilities or business shall be no greater than what the liabilities and obligations of the Seller would have been had the transfer not occurred.

27.	REMEDIES AND WAIVERS

27.1	Except as provided in Schedule 7, no delay or omission by any party to this agreement in exercising any right, power or remedy provided by law or under this agreement or any other documents referred to in it shall:
(A)	affect that right, power or remedy; or

(B)	operate as a waiver thereof.
27.2	Except as provided in Schedule 7, the single or partial exercise of any right, power or remedy provided by law or under this agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

27.3	Except as otherwise expressly provided in this agreement, the rights, powers and remedies provided in this agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

28.	ASSIGNMENT

28.1	The Purchaser shall not assign, or purport to assign, all or any part of the benefit of, or its rights or benefits under, this agreement (including, without limitation, the Warranties) or the other Transaction Documents (together with any causes of action arising in connection with any of them) (unless otherwise expressly provided therein) other than:
(A)	by way of security to a bank providing finance to the Purchaser’s Group in connection with the purchase of the Shares (or any security trustee holding the benefit of security for such entities); or

(B)	to another member of the Purchaser’s Group provided, however, that (i) the Purchaser shall notify the Seller in writing prior to any such assignment, and (ii) the Purchaser shall procure that any such assignee shall assign such benefits and rights back to the Purchaser or another member of the Purchaser’s Group before such assignee ceases to be a member of the Purchaser’s Group, provided in either case that the liabilities of the Seller to any such assignee (including under clause 1.2(P)) shall be no greater than its liabilities to the Purchaser prior to such assignment.

28.2	The Purchaser shall not make a declaration of trust in respect of or enter into any arrangement whereby it agrees to hold in trust for any other person all or any part of the benefit of, or its rights or benefits under, this agreement (including, without limitation, the Warranties) or the other Transaction Documents (unless otherwise expressly provided therein) other than:
(A)	by way of security to a bank providing finance to the Purchaser’s Group in connection with the purchase of the Shares (or any security trustee holding the benefit of security for such entities); or

(B)	to another member of the Purchaser’s Group provided, however, that (i) the Purchaser shall notify the Seller in writing prior to making any such declaration or entering into any such arrangement, and (ii) the Purchaser shall procure that any such beneficiary shall cancel such trust and shall transfer such benefits and rights back to the Purchaser or another member of the Purchaser’s Group before such beneficiary ceases to be a member of the Purchaser’s Group, provided in either case that the liabilities of the Seller to any such beneficiary (including under clause 1.2(P)) shall be no greater than its liabilities to the Purchaser prior to such declaration of trust or arrangement.
28.3	The Purchaser shall not sub-contract or enter into any arrangement whereby another person is to perform any or all of its obligations under this agreement.

29.	FURTHER ASSURANCE

Each of the parties shall, from time to time, on being required to do so by any of the other parties, do or procure the doing of all such acts and/or execute or procure the execution of such documents in a form satisfactory to the party concerned, as the party concerned may consider necessary for giving full effect to this agreement and securing to each party the full benefit of the rights, powers and remedies conferred upon it in this agreement.

30.	ENTIRE AGREEMENT

30.1	The Transaction Documents constitute the whole and only agreement between the parties relating to the subject matter of the Transaction Documents. In entering into the Transaction Documents, each party to this agreement acknowledges that it is not relying upon any pre-contractual statement which is not expressly set out in them.

30.2	Except in the case of fraud, no party shall have any right of action against any other party to this agreement arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in the Transaction Documents.

30.3	This agreement may only be varied in writing signed by each of the parties.

30.4	For the purposes of this clause 30, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of the Transaction Documents made or given by any person at any time prior to the date of this agreement.

31.	NOTICES

31.1	A notice under this agreement shall only be effective if it is in writing (other than writing on the screen of a visual display unit and e-mail which shall not be treated as writing for the purposes of this clause).

31.2	Notices under this agreement shall be sent to a party to this agreement at its address or facsimile number and for the attention of the individual set out below:

Party and title of individual	Address	Facsimile No.
Abbey National plc FAO: Company Secretary	Its registered office from time to time	+44 (0)20 7756 5627

Party and title of individual	Address	Facsimile No.
Resolution Life Limited FAO: Group Legal Director	Its registered office from time to time	+44 (0)20 7489 4860

Resolution plc FAO: Group Legal Director	Its registered office from time to time	+44 (0)20 7489 4860
provided that a party may change its notice details on giving notice to the other party of the change in accordance with this clause.

31.3	Any notice given under this agreement shall be deemed to have been duly given as follows:
(A)	if delivered personally, on delivery;

(B)	if sent by first class inland post, two clear Business Days after the date of posting; and

(C)	if sent by facsimile, when despatched.
31.4	Any notice given under this agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

31.5	The provisions of this clause 31 shall not apply in relation to the service of any claim form, application notice, order or judgment or other document relating to any Proceedings.

32.	ANNOUNCEMENTS

32.1	No announcement concerning the sale of the Shares or the subject matter of any of the Transaction Documents shall be made by the Seller on the one hand or the Purchaser or the Guarantor on the other hand without the prior written approval of the Purchaser or the Seller (respectively), such approval not to be unreasonably withheld or delayed. This clause does not apply in the circumstances described in clause 32.2.

32.2	Any party may make an announcement concerning the sale of the Shares or any ancillary matter if required by:
(A)	law; or

(B)	any securities exchange or regulatory or governmental body or any Tax Authority to which that party is subject, wherever situated, whether or not the requirement has the force of law,

in which case that party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the other before making such announcement.

32.3	Clause 32.1 does not apply to any agreed form press announcement announcing the signing of this agreement and prepared in accordance with clause 23.

32.4	The restrictions contained in this clause 32 shall continue to apply after Completion or termination of this agreement without limit in time.

33.	CONFIDENTIALITY

33.1	Each party to this agreement shall treat as confidential all information obtained as a result of entering into or performing this agreement which relates to:
(A)	the provisions of this agreement;

(B)	the negotiations relating to this agreement;

(C)	the subject matter of this agreement;

(D)	in the case of the Purchaser and the Guarantor — the Retained Group; or

(E)	in the case of the Seller — the Purchaser, the Guarantor and the Group,
and the Purchaser and the Guarantor shall, and the Purchaser shall procure that each Group Member shall, also treat as confidential all information received or obtained as a result of entering into or performing this agreement which relates to any Retained Group Member and the Seller shall treat as confidential all information obtained as a result of entering into or performing this agreement which relates to any of the Purchaser, the Guarantor and the Group.

33.2	The Purchaser shall, and shall procure that the Group Members shall, (i) treat as confidential and (ii) not disclose or use for any marketing purposes all information regarding customers and policyholders of Retained Group Members who are not customers or policyholders of Group Members, to the extent that such information was obtained prior to Completion in connection with:
(A)	any Group Member being a member of the same group of companies as the Seller and its subsidiary undertakings; or

(B)	any Group Member having access to any Books and Records, personnel or information technology systems of any Retained Group Member.
Each undertaking contained in this clause 33.2 shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind the Purchaser.

33.3	Notwithstanding the other provisions of this clause 33, any party may disclose confidential information:
(A)	if and to the extent required by the law of any relevant jurisdiction;

(B)	if and to the extent required by any securities exchange or regulatory or governmental body or any Tax Authority to which that party is subject, wherever situated, whether or not the requirement has the force of law;

(C)	if and to the extent required to vest the full benefit of this agreement in that party;

(D)	to its professional advisers, auditors, actuaries and bankers;

(E)	to any Group Member (in the case of any disclosure by the Purchaser or the Guarantor) or to any Retained Group Member (in the case of any disclosure by the Seller);

(F)	to the SPI Fund Supervisory Committee and its lawyers and actuaries;

(G)	if and to the extent necessary to carry out shared service arrangements with third parties which any Retained Group Member may enter into from time to time with any Group Member;

(H)	if and to the extent necessary to perform its obligations under any of the Transaction Documents;

(I)	to a credit rating agency;

(J)	if and to the extent the information has come into the public domain through no fault of that party; or

(K)	if and to the extent (in the case of any disclosure by the Seller) the Purchaser or (in the case of any disclosure by the Purchaser or the Guarantor) the Seller has given prior written consent to the disclosure.
Any information to be disclosed pursuant to clauses 33.3(A) or 33.3(B) shall, where practicable in the circumstances and not otherwise prohibited, be disclosed only after notice to the Purchaser (in the case of any disclosure by the Seller) or the Seller (in the case of any disclosure by the Purchaser or the Guarantor).

33.4	Notwithstanding the other provisions of this clause 33, the parties acknowledge that the Guarantor and its bankers shall be entitled to disclose confidential information to potential syndicate banks pursuant to a syndication exercise carried out at any date after the date of this agreement, subject to the Purchaser procuring that each of those persons to whom the

Purchaser’s bankers disclose confidential information agrees to keep such information confidential in accordance with the provisions of this clause 33.

33.5	The restrictions contained in this clause 33 shall continue to apply after Completion or termination of this agreement without limit in time.

34.	COSTS AND EXPENSES

34.1	The Purchaser shall bear and pay the cost of all stamp duty, stamp duty reserve tax and any other similar duty, levy or Tax and all notarial or registration fees which may result in any jurisdiction from the execution and performance of this agreement and the other Transaction Documents, the transactions contemplated by any of them (other than the Pre-Sale Transfers) and/or the transfer of the Shares to the Purchaser (without prejudice to clauses 13.2, 13.3, 14.1 and 14.3 which clauses shall prevail in the event of conflict with this clause 34.1).

34.2	Save as provided in clauses 3.7 and 34.1 or were expressly provided otherwise in any of the Transaction Documents, each party to this agreement shall pay its own costs and expenses in relation to the negotiations leading up to the sale and purchase of the Shares and the preparation, execution and carrying into effect of this agreement, the Transaction Documents and all other documents referred to in any of them. Without prejudice to the generality of the foregoing, the Seller shall bear the costs and disbursements of all of its external advisers, including without limitation:
(A)	Lehman Brothers;

(B)	PricewaterhouseCoopers;

(C)	Slaughter and May;

(D)	Towers Perrin Tillinghast;

(E)	A&L Goodbody;

(F)	Dickinson Cruickshank;

(G)	Mourant du Feu & Jeune;

(H)	Webber Wentzel Bowens,
in relation to the sale of the Shares and the preparation of the Transaction Documents save to the extent reserved as provided for in the Accounts.

35.	COUNTERPARTS

35.1	This agreement may be executed in any number of counterparts, and by the parties to it on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

35.2	Each counterpart shall constitute an original of this agreement, but all the counterparts shall together constitute but one and the same instrument.

36.	INVALIDITY

If at any time any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:
(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this agreement; or

(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this agreement.
37.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

37.1	The parties to this agreement do not intend that any term of this agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this agreement.

37.2	All benefits conferred by this agreement on any Retained Group Member shall be enforceable by the Seller as trustee for and on behalf of the relevant Retained Group Member.

37.3	Any benefits conferred by this agreement on any Group Member shall be enforceable by the Purchaser as trustee for and on behalf of the relevant Group Member.

38.	CHOICE OF GOVERNING LAW

This agreement shall be governed by and construed in accordance with English law.

39.	JURISDICTION

39.1	The courts of England are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement. Any Proceedings shall be brought in the English courts. This clause 39 is not concluded for the benefit of any particular party or parties to this agreement.

39.2	Each party waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of proceedings in the English courts. Each party also agrees that a judgment against it in Proceedings brought in England shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

39.3	Each party irrevocably submits and agrees to submit to the jurisdiction of the English courts.

Schedule 1
(Conditions)
1.	SHAREHOLDER CONSENT

The passing at a duly convened and held general meeting of the Guarantor of the Guarantor Resolution.

2.	FSA CONSENT

Either:
(A)	the FSA giving written notice in terms reasonably satisfactory to the Seller and the Purchaser (each acting reasonably and in good faith) that the FSA approves or has no objection to the Purchaser and each other relevant member of the Purchaser’s Group becoming a controller (within the meaning of section 422 of FSMA) of the UK Regulated Entities; or

(B)	if such notice has not been given, the period for the FSA giving a corresponding notice of objection having elapsed without the FSA having given any such notice of objection.
The Purchaser and the Seller agree that the written notice given by the FSA referred to in paragraph 2(A) shall be deemed to be in terms reasonably satisfactory to the Seller save insofar as that notice would materially affect (from the point of view of any Retained Group Member which is a party to a Transaction Document) whether or not Completion occurs or any of the arrangements between the Seller (or another Retained Group Member) and the Purchaser (or another member of the Purchaser’s Group) as contemplated in this agreement or any of the other Transaction Documents.

3.	OVERSEAS CONSENTS

Regulatory Consent (Republic of Ireland)
(A)	Either:
(i)	the IFR under the relevant provisions of the European Communities (Life Assurance) Framework Regulations 1994 of the Republic of Ireland (the “Life Regulations”) having given written notification that it does not intend to oppose the proposed acquisition of the Shares of SMI by the Purchaser; or

(ii)	the applicable period referred to in Regulation 40(2) of the Life Regulations having elapsed without the IFR having given written notice of its opposition to such proposed acquisition.
(B)	The IFR under the relevant provisions of IFR UCITS Notice 2.1 of the Republic of Ireland (the “UCITS Notice”) having given written notification that it does not intend to oppose the proposed acquisition of the Shares in SMIFM by the Purchaser.

Regulatory Consent (Hong Kong)
(C)	Either:
(i)	the Insurance Authority under the relevant provisions of the Insurance Companies Ordinance having given written notification that it has no objection to the person(s) nominated by the Purchaser becoming a controller (within the meaning of section 13A(1) of the Insurance Companies Ordinance) of SMI and SPILA; or

(ii)	if such notice has not been given, the period for the Insurance Authority giving a corresponding notice of objection having elapsed without the Insurance Authority having given any such notice of objection.
Regulatory Consent (Isle of Man)
(D)	Either:
(i)	the IPA under the relevant provisions of the Insurance Act 1986 having given written notification of no objection to the change in control of SPILA and ANFIS IoM; or

(ii)	the applicable period referred to in section 20 of the Insurance Act 1986 having elapsed without the IPA having given written notification of its opposition to such proposed change in control.
4.	COMPETITION

Merger Clearance (UK)
(A)	A decision having been issued which in form and in substance is satisfactory to the Purchaser (acting reasonably and in good faith) by the Office of Fair Trading that the purchase of the Group by the Purchaser will not be referred to the Competition Commission pursuant to the Enterprise Act 2002, and the time limit for any party to appeal that decision to the Competition Appeal Tribunal having expired without any party having lodged any such appeal.
Merger Clearance (Republic of Ireland)
(B)	Upon the first to occur of the following:
(i)	the Competition Authority of the Republic of Ireland (the “TCA”) informing the Seller and the Purchaser in writing in form and in substance satisfactory to the Purchaser (acting reasonably and in good faith) that it has determined under section 21(2)(a) of the Ireland Competition Act 2002 (“CA 2002”) that the acquisition of the Shares by the Purchaser may be put into effect; or

(ii)	the period specified in section 21(2) of CA 2002 having elapsed without the TCA having informed the Seller and the Purchaser in writing of any determination which it has made under section 21(2) of CA 2002.
5.	DISTRIBUTION DELIVERABLES

The Deliverables have all been achieved in accordance with the terms of the Distribution Agreements.

6.	TERMINATION OF UNDERWRITING AGREEMENT

The Underwriting Agreement is not terminated by the Underwriters (except where the Underwriting Agreement is terminated with the consent, agreement or acquiescence of the Guarantor) as a result of any of the following occurring: (i) a suspension or material limitation in trading in securities generally on the London Stock Exchange or the New York Stock Exchange or NASDAQ; (ii) a general moratorium on commercial banking activities in London or New York declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the European Union or New York; (iii) the outbreak of war or an act of terrorism involving the United Kingdom, a member of the European Union or the USA or the declaration of a national emergency or war by any of them; or (iv) the occurrence of any other calamity or crisis materially and adversely affecting the financial, political or economic conditions or currency exchange rates or controls in the United Kingdom, a member of the European Union or the USA, where the effect of any such event specified in clauses (i) to (iv) in the judgment of both of the Underwriters, acting reasonably, will make it impracticable to proceed with the Rights Issue or will materially prejudice dealings in the nil paid rights or in the shares in the Guarantor in the secondary market.

Schedule 2
(Steps to Completion)
1.	The Seller and the Purchaser shall each:
(A)	use their reasonable endeavours and to act in good faith to fulfil or procure the fulfilment of the Conditions as soon as practicable and in any event before the Long Stop Date or the Extended Long Stop Date, as the case may be;

(B)	keep the other informed about any material developments regarding the fulfilment of any Condition of which it becomes aware, and shall notify the other promptly upon it becoming aware of the fulfilment of any Condition;

(C)	disclose in writing to the other:
(i)	anything which will or may prevent any of the Conditions from being fulfilled on or before 5.00 p.m. on the Long Stop Date or the Extended Long Stop Date, as the case may be, immediately upon it coming to its notice;

(ii)	any indication that any Regulatory Authority may intend to withhold its approval of, or raise an objection to, the acquisition of the Group by the Purchaser and each relevant member of the Purchaser’s Group; or

(iii)	any indication that the FSA is considering issuing a warning notice under section 183(3) of FSMA; and
(D)	for the purposes of assisting the fulfilment of the Condition set out in paragraph 5 of Schedule 1, use their best endeavours, acting reasonably and in good faith, between the date of this agreement and Completion to progress and agree the Deliverables and to work together for the purposes thereof.
2.	The Purchaser shall:
(A)	keep the Seller informed as to:
(i)	progress towards fulfilment of each of the Conditions; and

(ii)	the status of all debt and equity funding arrangements necessary to facilitate Completion by the Purchaser (“Funding Arrangements”),
including procuring that its representatives consult with the Seller’s representatives at the Seller’s reasonable request with respect to progress made towards fulfilment of the Conditions and finalisation of all Funding Arrangements, and, if requested by the Seller, procuring that its advisers are available upon reasonable notice to consult with the Seller’s representatives and advisers from time to time in relation to the same;

(B)	as promptly as reasonably practicable following the signing of this agreement:

(i)	prepare and submit all requisite applications and notifications relating to the Conditions; and

(ii)	procure the preparation of all documents necessary to put in place all Funding Arrangements, progress all such documents and Funding Arrangements and use all reasonable endeavours to finalise them so that the Consideration moneys are available for unconditional drawdown as soon as practicable;
(C)	notify the Seller and provide copies of any material communications from any governmental or regulatory body or other person (including any Regulatory Authority or securities exchange) which relate (or, as applicable, to the extent to which they relate) to the status or timing of any Relevant Consent where such communications have not been independently or simultaneously supplied to the Seller;

(D)	provide the Seller with all information which the Seller or its advisers may reasonably require to assist them to make an informed and reasonably detailed assessment of:
(i)	the progress towards fulfilment of the Conditions;

(ii)	the status and conduct of all applications and negotiations relating to any of the Conditions and the Funding Arrangements; and

(iii)	the likely date on which Completion will occur or whether there is a possibility that Completion will not occur;
(E)	deal and communicate with, and prepare all submissions and communications to, governmental and regulatory bodies and other persons (including any Regulatory Authority or securities exchange) in relation to obtaining any consent, approval or action on a basis which is at all times consistent with the Business Plan;

(F)	where reasonably requested by the Seller, provide the Seller (and, if requested, its advisers) with draft copies of all material submissions and communications to governmental or regulatory bodies or other person (including any Regulatory Authority or securities exchange) which relate (or, as applicable, to the extent to which they relate) to the status or timing of any Relevant Consent at such time as will allow the Seller a reasonable opportunity to provide comments on such submissions and communications before they are submitted or sent (and, in completing such submissions or communications, the Purchaser agrees to have regard to, but shall not be bound to accept, any comments of the Seller in relation thereto) and provide the Seller (and, if requested, its advisers) with copies of all such submissions and communications in the form submitted or sent;

(G)	inform the Seller in advance of all proposed meetings or telephone calls which are arranged in advance with governmental or regulatory bodies or other persons (including any Regulatory Authority or securities exchange) in relation to the Conditions;

(H)	where reasonably requested by the Seller and where permitted by the governmental or regulatory body or other person concerned, allow persons nominated by the Seller to attend all meetings, and participate in all telephone calls, with governmental or regulatory bodies or other persons (including any Regulatory Authority or securities exchange) and, where appropriate, to make oral submissions at such meetings or during such telephone calls provided that, in any such case, the meeting or telephone call is arranged in advance and such entitlement shall apply to such part of the meeting or telephone call as relates (or, as applicable, to the extent to which they relate) to the status or timing of any consent, approval or action necessary for Completion to take place;

(I)	for the purpose of assisting the fulfilment of the Condition set out in paragraph 1 of Schedule 1:
(i)	procure the dispatch of a circular to the Guarantor’s shareholders (with any reference to Abbey, the Retained Group or the Group or the terms of any of the Transaction Documents in such circular to be agreed with the Purchaser) on or prior to 30 June 2006 which includes:
(a)	the Guarantor Recommendation; and

(b)	notice of an extraordinary general meeting of the Guarantor’s shareholders at which the Guarantor Resolution will be proposed;
(ii)	procure that the Guarantor Recommendation is not withdrawn or adversely modified or qualified unless the directors of the Guarantor resolve in good faith (having regard to appropriate legal and financial advice) that it is not consistent with their fiduciary duties as directors of the Guarantor to continue to make such recommendation; and

(iii)	procure that the extraordinary general meeting of the Guarantor’s shareholders referred to in the circular is duly convened and held on the date specified in the circular, and that the Guarantor Resolution is put to the Guarantor’s shareholders at that meeting or at any adjournment thereof if the meeting is adjourned as a result of events outside the Guarantor’s control;
(J)	for the purpose of assisting the fulfilment of the Conditions set out in paragraphs 2 and 3 of Schedule 1:
(i)	within 10 Business Days of the date of this agreement submit to each Regulatory Authority a signed Notice of Control (attaching, in the case of the Notice of Control submitted to the FSA, the Business Plan) from the Purchaser and each relevant member of the Purchaser’s Group in respect of their proposed acquisition of control of the Group, which is prepared based on the relevant Draft Notice of Control and which the Purchaser acting reasonably and in good faith regards as duly completed in accordance with applicable laws and regulations (including, in the case of the Notice of Control submitted to the FSA, FSMA) and any rules of and guidance given by the relevant Regulatory Authority;

(ii)	without limiting paragraph 2(J)(i), for the purpose of assisting the fulfillment of the Condition set out in paragraph 3(C) of Schedule 1, deliver to the Insurance Authority:
(a)	a written notice in the prescribed form, pursuant to section 13A of the Insurance Companies Ordinance informing the Insurance Authority of the proposal to appoint a controller (within the meaning of section 13A of the Insurance Companies Ordinance) of SMI and SPILA; and

(b)	a draft written notice in the prescribed form, pursuant to section 14(2) of the Insurance Companies Ordinance, informing the Insurance Authority that:
(I)	the Purchaser and any other persons as are nominated will be controllers of SMI and SPILA immediately after Completion; and

(II)	each of the persons nominated by the Purchaser pursuant to paragraph 4(B) of Schedule 5 will be a director of SMI and SPILA immediately after Completion; and
(iii)	promptly provide such information to each Regulatory Authority in relation to itself and the Purchaser’s Group, and any explanation or clarification of or further information in relation to any aspect of the relevant Notice of Control to be submitted in accordance with paragraph 2(J)(i) of this Schedule as such Regulatory Authority may require in connection therewith, and shall procure the provision of such information relating to the Group as the Purchaser may reasonably require in connection with the fulfilment of the Conditions set out in paragraph 2 and 3 of Schedule 1 and as soon as reasonably practicable following a request of the Purchaser for such information.
For the purposes of this paragraph, “Relevant Consent” means any consent, approval or action necessary for Completion to take place or which could otherwise materially affect (from the point of view of any member of the Retained Group which is a party to a Transaction Document) whether or not Completion occurs or any of the arrangements between the Seller (or another member of the Retained Group) and the Purchaser (or a member of the Purchaser’s Group) as contemplated in this agreement or any of the other Transaction Documents (including FSA consent).
3.	The Seller shall provide the Purchaser with such information and assistance as the Purchaser may reasonably require for the purpose of complying with its obligations in paragraphs 2(B), 2(E), 2(I) and 2(J) of this Schedule in fulfilling the Conditions in paragraphs 2, 3 and 4 of Schedule 1. The Seller will provide reasonable information and assistance to the Purchaser for the purposes of the preparation of the circular and prospectus to be despatched by the

Guarantor on or prior to 30 June 2006 provided that in providing such information and assistance it is agreed and confirmed that the Seller assumes no liability or obligations to the Purchaser or any member of the Purchaser’s Group or any other person in relation thereto and the Purchaser shall indemnify the Seller on an after-Tax basis against all losses, liabilities, damages, costs, claims and expenses incurred or suffered by the Seller in relation thereto but excluding the costs and expense which are for the Seller’s account pursuant to clause 34.2.

4.	If it is agreed that if the Seller submits a notification to the FSA or any other Regulatory Authority in respect of the proposed acquisition of control of the Group by the Purchaser which is separate to the Notice of Control submitted to the FSA or such other Regulatory Authority by the Purchaser then the Purchaser shall provide the Seller with such information and assistance as the Seller may reasonably require for the purpose of completion of such notification.

Schedule 3
(Conduct of Group’s business before Completion)
The acts and matters referred to in clause 5.1(B) are each of the following:
(A)	Sell or dispose of, grant, terminate or modify any options or rights in respect of, or attaching to, any shares or loan capital in any Group Member or the whole or any material part of the undertaking of any Group Member.

(B)	Create, allot, issue, repay or redeem any shares or loan capital in any Group Member (other than any issue of fully paid shares by any Group Member to another Group Member or the Seller for cash funds immediately available to the relevant company on allotment of such shares).

(C)	Grant any option over or other right to subscribe for or purchase any shares or any uncalled capital in any Group Member, or issue any security convertible into shares of any Group Member.

(D)	Reduce any uncalled or unpaid liability in respect of its share capital, or any capital redemption reserve or share premium account.

(E)	Alter the provisions of its memorandum or articles of association or equivalent constitutional documents.

(F)	Pass any resolution by its members in general meeting except resolutions passed in respect of ordinary business at an annual general meeting.

(G)	Purchase any shares, or conduct any reorganisation or reduction of the share capital, of any Group Member.

(H)	Except in the ordinary course of business in relation to an Investment Asset, enter into any material partnership or joint venture (other than arrangements with Intermediaries in the ordinary course of business).

(I)	In the case of any of the Group Members – declare, pay or otherwise make any dividend (in cash or in specie) or other distribution.

(J)	Except in the ordinary course of business in relation to an Investment Asset, acquire or agree to acquire an interest in a corporate body, or merge or consolidate with a corporate body or any other person, or participate in any kind of corporate reconstruction.

(K)	Sell or dispose of any material assets, businesses or undertakings or any material revenues (other than as or in relation to an Investment Asset) with a book value in excess of £1,000,000 other than any sale or disposal (i) to any Group Member, or (ii) in the ordinary course of business and on arm’s length terms.

(L)	Except in the ordinary course of business, assume or incur, any material liability, obligation or expense (actual or contingent) in excess of £1,000,000 (other than an Investment Asset);

(M)	Repay (except in the ordinary course of business or as or in relation to an Investment Asset) or incur any borrowings or other indebtedness or obligation in the nature of borrowings (including obligations pursuant to any debenture, bond, note, loan stock or other security of the Group Member and obligations pursuant to finance leases) in excess of £1,000,000, other than pursuant to (i) existing financing arrangements; or (ii) arrangements with Retained Group Members or Group Members in the ordinary course of business.

(N)	Make any advance, loan, deposit or gift of money in excess of £1,000,000 other than in the ordinary course of business or cancel, release or assign any indebtedness in excess of £1,000,000 owed to it other than in the ordinary course of business.

(O)	Except in the ordinary course of business or as or in relation to an Investment Asset, create or grant any mortgage, pledge, lien, charge, assignment or hypothecation or other security interest or encumbrance on, over or affecting any material part of its assets or the assets of another Group Member.

(P)	Except in the ordinary course of business or as or in relation to an Investment Asset, give any guarantee or indemnity.

(Q)	Enter into any Material Contract with any person (other than contracts entered into with a Retained Group Member consistent with practice prior to the date of this agreement) otherwise than at arms length and for full value.

(R)	Change its investment policies in respect of its assets comprised in the shareholder funds of SMA, SPL and ANL which are not Investment Assets, (and, without prejudice to such provision, the Seller shall consult with the Purchaser in respect of the investment of such assets and use all reasonable endeavours to procure that relevant Retained Group Members comply with the Purchaser’s reasonable requirements in respect thereof).

(S)	Make any capital commitment or expenditure (other than a capital commitment or expenditure entered into as or in relation to an Investment Asset) with an individual contract value of £1,000,000 or more.

(T)	Except in the ordinary course of business or in relation to Investment Assets, enter into, materially vary or terminate any Material Contract.

(U)	Except in the ordinary course of business or as or in relation to an Investment Asset, lease, license or part with or share possession or occupation (other than with a Retained Group Member) of any real property held or occupied or which may be acquired by any Group Member.

(V)	Enter into, materially vary or terminate any reinsurance or reassurance contract which is material to the business of the Group.

(W)	Alter the terms of either of the Demutualisation Schemes.

(X)	Make any proposal for the winding-up or liquidation of its own business or the business of its Subsidiaries other than ANFIS(FE) (in liq) and SPILA Marketing (in liq).

(Y)	Propose any compromise or arrangement within the meaning of section 425 of the Companies Act 1985 or any arrangement pursuant to which it is to make a distribution of the kind described in section 213 of the Taxes Act 1988.

(Z)	Change its residence for Taxation purposes.

(AA)	Change its accounting reference date.

(BB)	Change its auditors or make any material change to its accounting or actuarial practices or policies, except where such change is recommended by its auditors as a consequence of a change in generally accepted accounting practices or policies applicable to companies carrying on businesses of a similar nature, or as a consequence of a change in law.

(CC)	Discontinue or cease to operate all or a material part of its business.

(DD)	Launch any new range of products or policies, other than new tranches of existing products or policies.

(EE)	Make any material changes to the terms and conditions of any existing policy or other product issued by it other than in the ordinary course of business and except for changes made in connection with the adoption of or changes to management actions and consequential changes to Principles and Practices of Financial Management or Consumer Friendly Principles and Practices of Financial Management.

(FF)	In the case of each of the Insurance Companies – except in the ordinary course of business or to comply with the underwriting standards agreed under reinsurance or reassurance contracts, alter its current underwriting standards for the assessment of new business or its current procedures for the investigation and admission of claims.

(GG)	Except in the ordinary course of business or as may be necessary to maintain historical levels of market competitiveness, alter the pricing of or service standards applicable to self assurance protection products.

(HH)	Materially increase the rates of commission paid or materially improve the terms upon which it is paid (i) to any of the Key Intermediaries in respect of life insurance products, or (ii) to the Seller in respect of sale of products to customers sourced through the Seller’s retail bank branch network.

(II)	Alter the Group’s usual practice regarding the treatment of premium arrears and policy cancellations from that existing at the date of this agreement.

(JJ)	Commence, settle, abandon or compromise any litigation or arbitration proceedings involving a claim or liability in excess of £1,000,000, except for any such proceedings in relation to (i) any matter relating to this agreement, (ii) any complaints made or claims brought by policyholders in respect of policies sold or issued by the Group (iii) to the extent required by the rules of or any guidance issued by any Regulatory Authority, or (iv) any matter within the scope of a current accounting provision provided it is within the amount of such provision.

(KK)	Employ, engage or dismiss (otherwise than for cause) any Senior Employee or make any material change to the terms of employment (including any material increase in remuneration or other emoluments) of any Senior Employee other than in the ordinary course of business or to increase remuneration or other emoluments in accordance with the normal practice of the Retained Group.

(LL)	Materially vary any terms of any of its policies of insurance taken out by it (excluding, for the avoidance of doubt, policies taken out by Retained Group Members in which the relevant Group Member may participate and excluding reinsurance or reassurance), knowingly take any action which may invalidate any of such policies of insurance or take out any additional or replacement policies of insurance (other than renewals of its policies of insurance on substantially the same terms (subject to any increases in premiums) as those in force at the date of this agreement and other than any variations imposed by the relevant insurer in respect of such policies of insurance).

(MM)	Cease using its business name registered as at the date of this agreement.

(NN)	Except in the ordinary course of business, enter into any agreement or arrangement to license (on an exclusive basis) or assign any Intellectual Property owned by a Group Member.

(OO)	Except in the ordinary course of business, and without prejudice to paragraph (RR) below, disclose or agree to disclose any technical or confidential information of any Group Member.

(PP)	Create or amend any employee share scheme and/or grant or issue any options under any such scheme other than under any employee share scheme which applies to employees within both the Retained Group and the Group.

(QQ)	Adopt or participate in any pension scheme (other than its existing pension schemes or any pension schemes that will not be transferred to the Purchaser) or amend any of its existing pension schemes.

(RR)	Disclose details of any material litigation or arbitration, which is outstanding, pending or threatened against any Group Member or make public (whether or not in breach of the terms of any confidentiality provisions) the terms of any settlement or compromise agreement in respect thereof which is reached with any person in connection therewith.

(SS)	Enter into any agreement, arrangement or undertaking (conditional or otherwise) to do any of the foregoing.

Schedule 4
(Apportionment of Consideration)
Of the Consideration:
£2 shall be allocated to the Shares in Abbey National Financial and Investments Services (Hong Kong) Limited;
£1,040,000 shall be allocated to the Shares in Abbey National Financial and Investments Services Ireland Holdings;
£100,000 shall be allocated to the Shares in ANFIS IoM;
£37,000,000 shall be allocated to the Shares in ANFIS;
£500,000,000 shall be allocated to the Shares in ANL;
£2,886,009,998 shall be allocated to the Shares in ANSMAH;
£850,000 shall be allocated to the Shares in SMIFM; and
£175,000,000 shall be allocated to the Shares in SMIH,
(Aggregate Total: £3,600,000,000)
with such amounts being adjusted to reflect any adjustments made to (a) the Estimated Consideration in accordance with clause 6.2, or (b) the Consideration in accordance with 6.3.
It is acknowledged and agreed by the Seller and the Purchaser that no part of the Consideration relates to entry into the Retail Distribution Agreement, Intermediary Distribution Agreement or the Retail Banking Distribution Agreement.

Schedule 5
(Completion arrangements)
Part A (Seller’s obligations)
At Completion, the Seller shall:
1.	deliver to the Purchaser or the Purchaser’s Solicitors, or (in respect of each Company which is incorporated outside England and Wales) the Seller shall on the Completion Date deliver to a representative of the Purchaser or the Purchaser’s Solicitors located in such Company’s jurisdiction of incorporation:
(A)	duly executed transfers in respect of the Shares and the Nominee Shares in favour of the Purchaser and (where a second shareholder is necessary) its nominee and share certificates (or an indemnity in a form acceptable to the Purchaser acting reasonably) for the Shares in the name of the Seller and the Nominee Shares in the name of the relevant registered holder;

(B)	in respect of the Shares in Abbey National Financial and Investment Services (Hong Kong) Limited a sold note in a form complying with the Stamp Duty Ordinance (Cap. 117 of the Laws of Hong Kong);

(C)	such waivers or consents as are necessary to enable the Purchaser or its nominees to be registered as holders of the Shares; and

(D)	a voting power of attorney in the agreed form in respect of the Shares and the Nominee Shares;
2.	deliver to the Purchaser or the Purchaser’s Solicitors:
(A)	the ANFIS Separation Agreement, duly executed by the Seller, Abbey National Financial and Investment Services Ireland Holdings, Abbey National Financial and Investment Services Ireland plc, ANFIS, ANFIS IoM, Abbey National Financial and Investment Services (Hong Kong) Limited and Business OutSourcing Services Limited;

(B)	the Brand Licence, duly executed by the Seller and Banco Santander Central Hispano, S.A.;

(C)	the Cash Management Agreement, duly executed by Abbey National Treasury Services plc;

(D)	the Fund Separation Agreement, duly executed by the Seller and Abbey National Asset Management Limited;

(E)	the Relationship Deed, duly executed by the Seller and ANL;

(F)	the Agreement for Lease, duly executed by the Seller;

(G)	the Tax Covenant, duly executed by the Seller; and

(H)	the Hedge Waiver Letter duly executed by Abbey National Treasury Services plc;
3.	make available to the Purchaser at the registered office or usual place of business of the relevant Group Member:
(A)	the statutory books (which shall be written up to but not including the Completion Date), the certificate of incorporation (and any certificate of incorporation on change of name), the business registration certificate (if any) and common seal (if any) of each Group Member and share certificates in respect of all the issued share capital of each Subsidiary which is owned directly or indirectly by any of the Companies, insofar as they are not held by or to the order of the relevant Group Member;

(B)	in respect of each Group Member, executed copies of the resignation letters in the agreed form of such directors and/or secretary of such Group Member as are notified by the Purchaser to the Seller at least 5 Business Days prior to Completion;

(C)	a copy (certified as correct by the secretary of the Seller or relevant Retained Group Member or relevant Group Member (as the case may be) or by the Seller’s Solicitors) of the authority under which each of the Transaction Documents have been executed by the Seller or relevant Retained Group Member or relevant Group Member (as applicable); and

(D)	a notice of resignation of the existing auditors of each Group Member containing a statement that there are no circumstances connected with such resignation which the auditors consider should be brought to the attention of the members or creditors of that Group Member, in accordance with section 394 of the Companies Act 1985;
4.	procure board meetings of each of the Companies to be held at which:
(A)	it shall be resolved that the transfers to take effect as at the Completion Date relating to the Shares in that Company shall be approved for registration and (subject only to the relevant transfer being duly stamped) each transferee registered as the holder of those Shares in the register of members;

(B)	provided that they may be lawfully so appointed, each of the persons nominated by the Purchaser shall be appointed directors and/or secretary, as the Purchaser shall direct, such appointments to take effect immediately after Completion;

(C)	the resignations referred to in paragraph 3(B) and 3(D) of this Schedule shall be tendered and accepted so as to take effect at the close of the meeting; and

(D)	any powers of attorney or authorities granted by that Company in favour of the Seller or any Retained Group Member be terminated;

5.	procure board meetings of each of the Insurance Companies to be held at which it shall be resolved that the Seller be replaced by the Purchaser as the governing body of that Insurance Company;

6.	procure a board meeting of the Seller to be held at which it shall be resolved that the Policyholder Review Committee appointed by the Seller be terminated; and

7.	procure that the ANSMAH Confirmation Letter is signed by the Seller and ANSMAH.
Part B (Purchaser’s obligations)
8.	At Completion, the Purchaser shall:
(A)	pay the Consideration to the Seller by no later than 12 noon by way of telegraphic transfer (using the CHAPS system) to the bank account notified by the Seller to the Purchaser not later than the Business Day prior to Completion;

(B)	deliver to the Seller or the Seller’s Solicitors, counterpart originals of:
(i)	the ANFIS Separation Agreement, duly executed by the Purchaser;

(ii)	the Brand Licence, duly executed by the Purchaser;

(iii)	the Cash Management Agreement, duly executed by Resolution Asset Management Limited;

(iv)	the Fund Separation Agreement, duly executed by the Guarantor and Resolution Asset Management Limited;

(v)	the Relationship Deed, duly executed by the Purchaser;

(vi)	the Agreement for Lease, duly executed by the Purchaser;

(vii)	the Tax Covenant, duly executed by the Purchaser; and

(viii)	a certified copy of a duly executed transfer and bought note in respect of the Shares in Abbey National Financial and Investment Services (Hong Kong) Limited;
(C)	deliver to the Seller a copy (certified as correct by the secretary of the Purchaser or the Guarantor or Resolution Asset Management Limited (as the case may be) or the Purchaser’s Solicitors) of the authority under which each of the Transaction Documents to which it is a party have been executed by the Purchaser or the Guarantor or Resolution Asset Management Limited (as applicable); and

(D)	deliver to the Seller a copy (certified as correct by the secretary of the Guarantor or the Purchaser’s Solicitors) of the minutes of a duly held meeting of the board of directors of the Guarantor authorising the execution by the Guarantor of each of the Transaction Documents to which it is a party.

Schedule 6
(Warranties)
1.	Ownership of the Shares

1.1	The Seller is the sole beneficial owner of the Shares.

1.2	There is no mortgage, charge, pledge, lien or other form of security interest or encumbrance on, over or affecting the Shares or any of them or any shares of any Group Member and there is no agreement or commitment to give or create any.

1.3	The Seller is entitled to sell and transfer the full beneficial ownership in the Shares to the Purchaser on the terms and subject to the conditions set out in this agreement.

2.	Capacity

2.1	The Seller is a company validly existing under the laws of England and Wales.

2.2	The Seller has the requisite power and authority to enter into and perform this agreement and the other Transaction Documents to which it is a party.

2.3	The obligations of the Seller under this agreement constitute, and the obligations of the Seller under the other Transaction Documents will when executed and delivered constitute, binding obligations of the Seller in accordance with their respective terms.

2.4	Subject to the fulfilment or (where applicable) waiver of the Conditions, the execution and delivery of, and the performance by the Seller of its obligations under, this agreement and the other Transaction Documents to which it is a party will not:
(A)	result in a material breach of any provision of the memorandum or articles of association of the Seller;

(B)	result in a material breach of, or constitute a default under, any agreement or instrument to which the Seller is a party or by which the Seller is bound;

(C)	result in a breach of any order, judgment or decree of any court or governmental agency to which the Seller is a party or by which the Seller is bound;

(D)	require the consent of the shareholders of (i) the Seller, or (ii) any of the Companies; or

(E)	require the Seller to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made at the date hereof, in any such case on an unconditional basis which cannot be revoked (save pursuant to any legal or regulatory entitlement to revoke the same other than by reason of any misrepresentation or misstatement).

2.5	Neither the City Code on Takeovers and Mergers nor any analogous code or regime in any jurisdiction outside England (whether imposed by statute or otherwise) applies to offers for the Shares or to the obtaining or consolidation of control of any Group Member.

3.	Group structure and corporate matters

3.1	The Shares constitute the whole of the allotted and issued share capital of the Companies and have been validly issued and allotted and are fully paid up.

3.2	Other than this agreement, there is no agreement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment, issue or transfer of, any shares (including the Shares) or any debentures in or securities of any Group Member.

3.3	None of the Shares are subject to any rights of pre-emption or restrictions on transfer.

3.4	Schedule 9 lists all the Subsidiaries of the Companies and no Group Member has any interest in any other body corporate or undertaking which is not a Group Member and so listed (other than interests held as Investment Assets).

3.5	The information given in Schedule 8 and Schedule 9 is true and accurate save with respect to any non-material administrative errors.

3.6	The copies of the articles of association and memorandum of association or equivalent constitutional documents of each Group Member which are delivered with the Disclosure Letter are complete and accurate, have attached to them copies of all shareholders’ resolutions required so to be attached and fully set out the rights and restrictions attaching to each class of share capital of the Group Member to which they relate.

3.7	Within the last two years:
(A)	the statutory books (including all registers but excluding the minute books and, for the avoidance of doubt, the accounting records) of each Group Member have been properly kept and contain a record which is accurate and complete in all material respects of the matters required to be kept in such books in respect of such period and, so far as the Seller is aware, there has been no material failure to record in the minute books of each Group Member such matters as are required to be recorded in such minute books in respect of such period;

(B)	no notice or allegation that any of the statutory books is incorrect or that any of them should be rectified has been received; and

(C)	all documents which should have been delivered by any Group Member to a companies registry have been so delivered.

3.8	The business of each Group Member is being conducted in accordance with its memorandum and articles of association or other constitutional documents and so far as the Seller is aware no Group Member has entered into any ultra vires transactions.

3.9	No Group Member currently has any branch, agency, place of business or permanent establishment outside the jurisdiction of its place of incorporation listed in Schedule 8 or Schedule 9 (as the case may be).

3.10	Each Group Member is a company validly existing under the laws of the jurisdiction within which it is incorporated and has the power and authority under its constitutional documents to conduct its business as conducted as at the date of this agreement.

3.11	There has been no failure by any Group Member or their respective officers to comply with the provisions of the Companies Acts or equivalent legislation in respect of the jurisdiction within which they are incorporated, including the provisions as to filing of returns, particulars, resolutions and other documents with the Registrar of Companies (or equivalent body in respect of those Group Members which are incorporated outside the United Kingdom) or to comply with all legal requirements in connection with the formation of the Group Members and with issues of shares and other securities that has had a Material Adverse Effect.

3.12	None of the Group Members has at any time given any financial assistance in contravention of section 151 of the Companies Act 1985 (or, in respect of those Group Members which are incorporated outside the United Kingdom, any equivalent laws of the jurisdiction in which they are incorporated).

4.	Accounts and FSA Returns

4.1	The Accounts:
(A)	were prepared in accordance with applicable law and accounting standards in the respective place of incorporation of each Group Member at the time they were audited; and

(B)	taken together, show a true and fair view of the state of affairs of the companies to which they relate at the Accounts Date and of the profits or losses of the companies to which they relate for the accounting period ended on the Accounts Date.
4.2	Neither the profits nor the financial position of any Group Member has been adversely affected during the past three years by any contract or arrangement with a company other than a Retained Group Member which called for payments by any party in excess of £1,000,000 in any one year and which was not of an entirely arm’s length nature.

4.3	No financial statements have been prepared for SPILA Marketing (in liq) for the accounting reference period ended on the Accounts Date.

4.4	Since the Accounts Date:

(A)	there has been no adverse change in the financial position of the Group taken as a whole that has had or would reasonably be expected to have a Material Adverse Effect;

(B)	there has been no material adverse change in the financial position of any Insurance Company;

(C)	the business of each Insurance Company and of ANFIS has been carried on, in all material respects, in the normal course and so as to maintain it as a going concern;

(D)	no Group Member has acquired or disposed of, or agreed to acquire or dispose of, on capital account any fixed asset (other than an Investment Asset) with a book value in excess of £1,000,000 other than (i) to or from any Group Member, or (ii) in the ordinary course of business and on arm’s length terms;

(E)	no debts of any Group Member have been factored or sold;

(F)	no Group Member has committed to make expenditure on capital account (other than such a commitment entered into in relation to Investment Assets) with an individual contract value of £1,000,000 or more;

(G)	no resolution in general meeting or written resolution of the shareholders of any Group Member has been passed other than resolutions relating to the routine business of annual general meetings;

(H)	no change in the accounting reference period of any Group Member has been made;

(I)	no interim or final dividend or other distribution has been declared, paid or otherwise made by any Group Member since the Accounts Date other than as provided for in their Accounts;

(J)	no Group Member has created, allotted, issued, acquired, repaid, repurchased or redeemed share or loan capital (whether conditionally or not) or made an agreement or undertaken an obligation to do any of those things;

(K)	the aggregate value of any assets written off the balance sheet of any Group Member is no greater than £1,000,000;

(L)	all claims arising under policies of assurance issued by any Insurance Company have been processed in the ordinary course, and otherwise consistently with the manner in which such processing has been operated in the twelve months prior to the Accounts Date;

(M)	other than in the ordinary course of business or in relation to an Investment Asset, no Group Member (i) has during the twelve month period ending on the date of this agreement, lent any money which is overdue to be repaid, and as at the date of this agreement, has not been repaid; or (ii) owns the benefit of any debt; and

(N)	except in the ordinary course of business no debtor has been released by any Group Member on terms that he pays less than the book value of any debt and no debt has been written off or has proved to be irrecoverable to any extent.
4.5	The FSA Returns and any other returns filed by the Insurance Companies and Abbey National SMA Holdings Limited with the FSA pursuant to IPRU(INS) since 31 December 2005:
(A)	were made in compliance with FSMA save as disclosed or otherwise provided for in the FSA Returns or certificates provided in connection thereto;

(B)	so far as the Seller is aware, did not omit any information required to be included therein; and

(C)	are not the subject of any outstanding queries or issues raised by the FSA.
4.6	So far as the Seller is aware, the returns filed by the Insurance Companies with each competent Regulatory Authority other than the FSA pursuant to any law relating to prudential matters, or any regulation or rule of such Regulatory Authority relating to prudential matters, in respect of the year ended 31 December 2005 were made in compliance in all respects which are material to the business of the Group taken as a whole with all such laws, regulations and rules.

5.	Actuarial matters

5.1	So far as the Seller is aware, the material historical factual information which was provided by the Seller and the Insurance Companies to the Seller’s Actuaries for the purpose of compiling the Actuarial Reports and used for such purpose was, when provided, accurate in all material respects in the context to which it relates.

5.2	So far as the Seller is aware and subject to any qualifications set out in the Actuarial Reports, the Actuarial Reports have been prepared with due skill and care by the Seller’s Actuaries.

6.	Contracts and commitments

6.1	No Group Member is a party to:
(A)	any contract which materially restricts its freedom to carry on the whole of its business, or a material part of its business in any part of the world in such manner as it may think fit;

(B)	other than in relation to any Investment Assets, any material joint venture, partnership or consortium (other than a bona fide trade association);

(C)	other than in relation to real estate Investment Assets or other commitments relating to Investment Assets or any insurance, assurance, reinsurance or reassurance contract, any Material Contract which is expressed to be of two years or greater duration;

(D)	any Material Contract which can be terminated in the event of a change in the underlying ownership or control of that Group Member (other than a Material Contract identified as such in a list which is included in the Data Room);

(E)	and/or is liable under, other than in relation to any Investment Assets, any guarantee, indemnity, mortgage, charge, pledge, lien or letter of credit which is a Material Contract and secures any obligation of, or otherwise for the benefit of, any person other than a Group Member;

(F)	other than in relation to any Investment Assets, any Material Contract for rent, lease, hire, hire purchase, credit sale or conditional sale;

(G)	any contract with any Retained Group Member (excluding any other Group Member) which is material to the business of the Group taken as a whole; or

(H)	any Material Contract which was entered into other than in the ordinary course of business or other than on arm’s length terms (excluding contracts with any Retained Group Member).
6.2	True and complete copies of each Material Contract are contained in the Data Room.

6.3	No Group Member has within the last two years received written notice of any breach or termination of any Material Contract to which any Group Member is a party.

6.4	So far as the Seller is aware, no other party to any Material Contract is in default of its obligations where this has resulted, or is likely to result, in a Material Adverse Effect.

6.5	No Group Member (except in the ordinary course of business or to its professional advisers or as required by law or any Regulatory Authority or subject to a binding confidentiality undertaking) during the three year period ended on the date of this agreement disclosed to any person other than the Purchaser (and its professional advisers) any secret or confidential information relating to its business, which is material in the context of that Group Member’s business.

6.6	True and accurate details of each of the guarantees, indemnities or other security obligations of which the Seller is aware and which were entered into or granted by any Group Member in relation to or arising out of any obligations or liabilities of any Retained Group Member are set out in Part B of Schedule 10.

6.7	True and accurate details of each of the guarantees, indemnities or other security obligations of which the Seller is aware and which were entered into or granted by any Retained Group Member in relation to or arising out of any obligations or liabilities of any Group Member are set out in Part A of Schedule 10.

6.8	True and complete copies of each appointed representative agreement to which a Group Member is or has any time in the last 5 years been a party and under which any Group

Member currently retains any material liability or responsibility have been disclosed in the Data Room.
7.	Powers of attorney

No Group Member has given any power of attorney or other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment on its or any other Group Member’s behalf other than to its directors, officers and employees to enter into routine trading contracts in the normal course of their duties.

8.	Grants

No Group Member has received any grant from any supranational, national or local authority or government agency during the last two years.

9.	Insurances

9.1	Each Group Member has effected all insurance required by statute to be effected by it.

9.2	Other than in respect of policies which have been issued by a Group Member or which relate to such policies, a summary of the insurance policies which are material to the business of the Group taken as a whole and are held by or for the benefit of any Group Member and under which a Group Member is a named insured (other than any policies under which a Group Member will cease to be a beneficiary at Completion and any insurance policies in respect of any Investment Assets) is contained in the Data Room and as at the date of this agreement all such policies are in full force and effect and are not void or voidable.

9.3	A summary of all claims in excess of £1,000,000 pursuant to insurance policies (other than reinsurance or reassurance policies) held by or for the benefit of the Group, submitted in the two years before the date of this agreement and which remain outstanding as at the date of this agreement, is contained in or referenced in the Disclosure Letter.

10.	Borrowings

10.1	The total amount borrowed by each Group Member from its bankers does not exceed its financial facilities and the total amount borrowed from whatsoever source does not exceed any limitation on its borrowing contained in the relevant Group Member’s articles of association or equivalent constitutional documents.

10.2	No Group Member has received written notice of an event which is an event of default under, or a material breach of, any of the terms of any loan capital, overdraft, borrowing, debenture or financial facility of any Group Member which is material to the business of the Group taken as a whole, or which would entitle any third party to call for repayment prior to normal maturity and, so far as the Seller is aware, no such event has been alleged.

10.3	Details of all loan, overdraft and other financial facilities available to each Group Member and the amounts outstanding under them as at 30 April 2006 are set out in the Disclosure Letter or

contained in the Data Room and neither the Seller nor any Group Member has received written notice that any of such facilities have been withdrawn.

10.4	Details of all debentures, charges, guarantees, indemnities and other forms of security given to secure those facilities are referred to in the Disclosure Letter.

10.5	Other than in the ordinary course of business or as an Investment Asset, no Group Member has lent or agreed to lend any money which has not been repaid to it nor does it own the benefit of any debt.

11.	Hedging

The Data Room contains copies of all relevant contracts in relation to each outstanding material derivative agreement, including any stock lending and repurchase agreements entered into by any Insurance Company.

12.	Policies

12.1	The Data Room contains copies of standard terms and conditions of In-Force Policies which have been supplied to the Seller by the Insurance Companies in response to requests from the Seller to the Insurance Companies to supply copies of all standard terms and conditions of In-Force Policies for the purposes of compiling the Data Room along with samples of marketing material in respect of such policies and marketing materials relating to products which are proposed will be launched between the date of this agreement and Completion.

12.2	All In-Force Policies are (subject to such rights of cancellation as are set out therein or implied by law into policies of assurance), so far as the Seller is aware, valid and binding under the relevant law and take effect in accordance with their terms.

12.3	Within the last two years, there has been no failure to administer any In-Force Policies in accordance with their terms which taken individually or collectively has resulted or is likely to result in a Material Adverse Effect.

12.4	The policyholder records of the Insurance Companies are within their possession or control and have during the last two years been maintained in a manner which enables the Insurance Companies’ business to be carried on substantially in the manner in which it has been carried on in the twelve months prior to the date of this agreement.

12.5	Each Insurance Company has in the last two years complied with applicable Regulatory Requirements with respect to the recording on the relevant Insurance Company’s complaints register of any written notice, written claim or written complaint received from the holder of any In-Force Policy alleging any material breach of the terms of that policy.

12.6	The Seller is not aware of any circumstance where an Insurance Company has accepted a valid claim under an In-Force Policy and then failed to pay out such claim save in respect of claims notified as at the date of this agreement but not yet paid.

13.	Intermediaries

13.1	The Key Intermediaries are all in the top fifteen largest independent financial advisers or independent financial adviser groups measured in terms of calendar 2005 sales of self assurance policies written by the Group on an annual premium equivalent basis (being 1/10th of single premiums plus regular premiums).

13.2	The range of commissions payable to Key Intermediaries in respect of self assurance policies during the year ending 31 December 2005 is disclosed in the Disclosure Letter and except in the ordinary course of business there has been no material variation in such range of commissions since 31 December 2005.

13.3	None of the Insurance Companies is involved in a material dispute with a Key Intermediary.

13.4	Within the last twelve months, no Key Intermediary has ceased to deal with an Insurance Company or has expressed in writing an intention to cease to deal with an Insurance Company, whether completely or to an extent that is material to the Insurance Company.

13.5	All commissions and expenses in relation to the sale of life insurance products paid in advance to Key Intermediaries between the Accounts Date and the date of this agreement have, in all material respects, been correctly recorded in the books of account of the relevant Group Member.

13.6	As at 30 April 2006, amounts due but not paid to Key Intermediaries by way of commission in relation to the sale of life insurance products do not exceed £1,000,000 in aggregate except in relation to clearing differences arising in the ordinary course of business.

14.	Reinsurance

14.1	True and complete copies of all of the in-force reinsurance contracts to which an Insurance Company is party and which are material to the business of each individual Insurance Company are contained in the Data Room. The Seller is not aware of any material breach of, or any invalidity or grounds for determination, rescission, avoidance or repudiation of any such contact.

14.2	There are no outstanding claims by any Insurance Company under any of the reinsurance contracts referred to in paragraph 14.1 which are disputed in writing and are of an amount in excess of £1,000,000 for a single event or series of similar events.

14.3	So far as the Seller is aware, no circumstances exist which would render any of the reinsurance contracts referred to in paragraph 14.1 unenforceable by reason of non-disclosure or any notified claim made thereunder irrecoverable owing to non-compliance by the Insurance Company with the terms thereof.

14.4	Since the Accounts Date, there has been no single claim (over £1,000,000) against any party to any reinsurance contract referred to in paragraph 14.1 outstanding or made by the Insurance Company which such other party has refused in writing to meet in part or which such other party has provided written notice to the relevant Insurance Company of dispute of such claim.

15.	Schemes and PPFMs

15.1	SMA and SPL are being, and have within the last three years been run in compliance with their respective Demutualisation Scheme in all respects which are material to the business of SMA and SPL respectively.

15.2	The with-profits funds of SMA and SPL are being, and have at all times since 30 April 2004 been run, in all respects which are material to the business of the SMA and SPL respectively, in accordance with the relevant Principles and Practices of Financial Management in force at the relevant time.

15.3	So far as the Seller is aware, no Insurance Company is declaring lower terminal bonuses to the holders of policies with a guaranteed annuity option in order to negate the effect of such option in whole or part.

16.	Regulatory and compliance

16.1	All material authorisations, licences, consents, permissions and approvals required for or in connection with the carrying on of the business now being carried on by any Group Member are in full force and effect in each country where such business is being carried on.

16.2	There have been disclosed to the Purchaser copies of all material correspondence during the twelve months ending on the date of this agreement between each Group Member and the FSA (or equivalent Regulatory Authority as appropriate) and copies of all material correspondence relating to the stabilisation project known as Project Opal during the period from 31 December 2003 until the date of this agreement between each Group Member and the FSA (or equivalent Regulatory Authority as appropriate).

16.3	So far as the Seller is aware, there are no circumstances which indicate that any authorisations, licences, consents, permissions or approvals referred to in paragraph 16.1 may be revoked, suspended, cancelled, not renewed, materially varied or made subject to any material restriction or condition (in whole or in part).

16.4	During the two years prior to the date of this agreement, there has been no written notification from any Regulatory Authority that any Regulated Entity is or has been the subject of any inquiry, investigation, injunction or restitution order by a Regulatory Authority which has had or is likely to have a Material Adverse Effect.

16.5	No Regulated Entity has received in the last two years any written notice from any Regulatory Authority or other governmental agency alleging any non-compliance with any statute, regulation, decree or judgment of a court which is likely to have a Material Adverse Effect.

16.6	So far as the Seller is aware, during the two years prior to the date of this agreement, each Regulated Entity has in all material respects carried on its business and operations in material compliance with the relevant rules (including but not limited to anti-money laundering rules) of each Regulatory Authority from which it has received an authorisation, licence, consent, permission or approval and has in all material respects during the two year period carried on its business and operations in compliance with all applicable laws (including FSMA and regulations under it in relation to UK Regulated Entities) relating to its conduct of regulated business.

16.7	Each Regulated Entity has filed all material reports, data and other information, applications and notices required to be filed with or otherwise provided to the relevant Regulatory Authority during the two years prior to the date of this agreement.

16.8	No Regulated Entity is a claimant or defendant in or otherwise a party to any material litigation, arbitration, regulatory or disciplinary proceedings with any Regulatory Authority which are in progress and which is in relation to the relevant Regulated Entity’s business nor, so far as the Seller is aware, have any such proceedings been threatened by or against any Regulated Entity, in each case where those proceedings would have a Material Adverse Effect.

16.9	During the two years prior to the date of this agreement, no Regulated Entity nor any of its directors or employees has, so far as the Seller is aware, been investigated or audited (in the case of any employee, in connection with any act or omission in the course of his employment), resulting in the Regulatory Authority imposing any material fines or penalties or exercising any other form of disciplinary measure under sections 205, 206 or 207 of FSMA or equivalent measures in any jurisdictions outside the United Kingdom.

16.10	No Group Member other than the Insurance Companies carries on insurance business as at the date of this agreement.

16.11	Details of all FSA and all other material current regulatory authorisations, licences, permissions, registrations, certificates, approvals or consents held by any Group Members are in the Data Room.

16.12	All levies required under the FSA Handbook and equivalent regulations in respect of relevant jurisdictions outside of the United Kingdom have been paid to: (i) the Financial Ombudsman and the Financial Services Compensation Scheme; or (ii) equivalent overseas bodies as appropriate.

16.13	The Investment Assets of each Insurance Fund consist in all material respects of securities and investments in which the Insurance Company is permitted to invest under FSMA, the regulations thereunder and the FSA rules (or equivalent applicable legislation, regulations and supporting rules in jurisdictions outside of the United Kingdom in the case of those Insurance Companies incorporated outside of the United Kingdom).

16.14	No Group Member has, in the two years ended on the date of this agreement, been refused entry to any relevant professional body or trade association concerned with insurance or investment business or other financial activities. No Group Member has in the three years ended on the date of this agreement been refused authorisation or permission by any relevant Regulatory Authority.

16.15	True and accurate copies of any “skilled persons” reports under Section 166 of the FSMA in respect of Group Members have been disclosed in the Data Room.

17.	Competition

17.1	So far as the Seller is aware, no Group Member is, or has been at any time during the last five years, a party to any agreement which:
(A)	infringes Article 81 or 82 of the EC Treaty; or

(B)	infringes section 2 or section 18 of the Competition Act 1998 or any corresponding provision under the national laws of any other jurisdiction in which any Group Member currently carries on business.
17.2	So far as the Seller is aware, no Group Member has given an undertaking to, or is subject to any order of or current or pending investigation by, or has received any request for information from the Office of Fair Trading, the Competition Commission, the Commission of the European Community or any corresponding body in any other jurisdiction referred to in paragraph 17.1(B) under any relevant national or EC competition legislation.

18.	Litigation

18.1	No Group Member is (otherwise than as claimant in the collection of debts arising in the ordinary course of business) engaged in any litigation, arbitration or other dispute resolution process, or administrative or criminal proceedings, whether as claimant, defendant or otherwise, which has a value on its own (or when aggregated with matters of the same underlying cause) of £1,000,000 or more.

18.2	So far as the Seller is aware, there is not threatened any litigation, arbitration or other dispute resolution process, or administrative or criminal proceedings by or against any Group Member, which has a value on its own (or when aggregated with matters of the same underlying cause) of £1,000,000 or more.

18.3	No unsatisfied judgment for an amount of £250,000 or more is outstanding against any Group Member.

19.	Past sales practices

19.1	In the two years before the date of this agreement, ANL, SMA and SPL have together paid out (either directly or by way of amounts recharged by a Retained Group Member which has itself paid out such amounts) no more than £1,000,000 per annum in compensation in relation to Mis-Selling Claims.

19.2	In the two years before the date of this agreement, SMI and SPILA have together paid out (either directly or by way of amounts recharged by a Retained Group Member which has itself paid out such amounts) no more than £1,000,000 per annum in compensation in relation to Mis-Selling Claims.

19.3	In the two years before the date of this agreement, no Retained Group Member has paid out (other than as agent for an Insurance Company, where the amount paid has been recharged to an Insurance Company) any amounts in compensation in relation to Mis-Selling Claims save for amounts paid out in compensation in relation to claims in respect of any advice, statement, act or omission or practice of, given or made by such Retained Group Member or any other Retained Group Member or any of their respective employees which was negligent or in breach of or in contravention of any applicable law, rule or applicable regulation or requirement, rule or standard of any relevant Regulatory Authority.

20.	Insolvency and winding up

20.1	Save as disclosed in Schedule 9, no order has been made and no resolution has been passed for the winding up of any Group Member and no petition has been presented for the purpose of winding up any Group Member or for a provisional liquidator or examiner to be appointed in respect of any Group Member.

20.2	No action is being taken by the Registrar of Companies to strike any Group Member off the register under section 652 of the Companies Act 1985.

20.3	No administration order has been made and no petition or application for such an order has been made or presented and no administrator has been appointed and no procedure has been commenced with a view to the appointment of an administrator in respect of any Group Member.

20.4	No receiver (which expression shall include an administrative receiver or deemed official receiver) has been appointed in respect of any Group Member or all or any of its or their assets.

20.5	No composition or similar arrangement with creditors (including a voluntary arrangement) has been proposed under any relevant insolvency legislation in respect of any Group Member.

20.6	No moratorium under any relevant insolvency legislation is in force in respect of any Group Member.

20.7	No Group Member is insolvent, or unable to pay its debts as they fall due, within the meaning of any relevant insolvency legislation, or has stopped paying its debts as they fall due.

20.8	No application has been made in respect of any Group Member for an interim order under section 253 of the Insolvency Act 1986.

20.9	No person has been appointed by the court to prepare a report in respect of any Group Member under section 273 of the Insolvency Act 1986

20.10	So far as the Seller is aware, no event analogous to any of the foregoing has occurred in relation to any Group Member in any jurisdiction outside England.

21.	Data protection

21.1	Copies of the registrations of each Group Member pursuant to the Data Protection Legislation in the respective jurisdictions in which they each carry on their business are delivered with the Disclosure Letter.

21.2	No Group Member has received a notice (including any information or enforcement notice), letter or complaint from any competent data protection authority alleging breach by such member of any applicable Data Protection Legislation or requesting information relating to its data protection policies or practices or has been ordered to pay any administrative or other fine by any competent data protection authority relating to breach by such member of any applicable Data Protection Legislation and the Seller is not aware of any matter which is likely to give rise to any such notice, letter or complaint or fine being served, given, made or levied.

21.3	No individual has been awarded or paid compensation from any Group Member under any applicable Data Protection Legislation nor to the Seller’s knowledge is such award or payment of compensation likely to be made.

21.4	No order has been made against any Group Member for the rectification, blocking, erasure or destruction of any data under any applicable Data Protection Legislation nor to the Seller’s knowledge is such order likely to be made.

21.5	No warrant has been issued under any applicable Data Protection Legislation authorising any competent data protection authority (or any of its officers or servants) to enter any of the premises of any Group Member nor to the Seller’s knowledge is such warrant likely to be issued.

21.6	Within the last two years:
(A)	no prosecutions have been brought under applicable Data Protection Legislation against any Group Member; and

(B)	so far as the Seller is aware, no prosecutions have been brought under applicable Data Protection Legislation against any current or former officer of any Group Member or any current or former employee of any Group Member relating to conduct by such officer or employee at a time when such person was an officer or employee of the relevant Group Member and in the context of the performance of his or her duties as an officer or employee of the relevant Group Member.
22.	Ownership of operating assets

22.1	Save in respect of any Property and any Investment Assets, and so far as the Seller is aware, each of the assets used by any Group Member for the purposes of carrying on its business and which are material to the business of the Group Member is owned beneficially by the relevant Group Member or the relevant Group Member is entitled to use that asset substantially as used as at the date of this agreement.

22.2	Save in respect of any Property and any Investment Assets, and so far as the Seller is aware, no option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of trading) or other form of security interest or encumbrance or equity on, over or affecting the whole or any material part of the undertaking or assets of any Group Member (including any investment in any other Group Member) is outstanding and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

23.	Intellectual Property and IT Systems

23.1	Details of all registered trade marks, and any applications for registration therefor, which are legally and beneficially owned by a Group Member are set out in the Disclosure Letter.

23.2	Details of the domain names which are registered in the name of a Group Member are set out in the Disclosure Letter.

23.3	There are no registered trade marks, applications for registration thereof or domain names owned by the Retained Group which are exclusively or predominantly used in the business of the Group in the 12 months prior to the date of this agreement.

23.4	All renewal fees due as at the date of this agreement in respect of the rights disclosed pursuant to paragraphs 23.1 and 23.2 of this Schedule 7 have been paid.

23.5	Copies of all licences of Intellectual Property or know how granted to, or by, any Group Member which are material to the business of the Group taken as a whole are contained in the Data Room.

23.6	No Group Member has within the last two years received written notice of any breach or termination of any of the licences disclosed pursuant to paragraph 23.5 of this Schedule 7.

23.7	So far as the Seller is aware, no third party is infringing:
(A)	any Intellectual Property or rights in Business Information owned by any Group Member which is material to the business of the Group taken as a whole; or

(B)	any Intellectual Property or rights in Business Information to be assigned or licensed under clause 15 of this agreement which is used in any business of the Group and which is material to the business of the Group taken as a whole.
23.8	So far as the Seller is aware, the activities of the Group Members do not infringe the Intellectual Property of any third party where such infringement would adversely affect the business of the Group taken as a whole.

23.9	Save as in the ordinary course of business, to its employees or as otherwise required by applicable law, no Group Member or Retained Group Member has disclosed any Business Information or any Books and Records, which are material to the business of the Group taken as a whole, to any third party other than under an obligation of confidentiality.

23.10	The Intellectual Property (other than trade marks) and Business Information owned by the Group Members or which is to be assigned or licensed (assuming that such assignment is effected or such licence continues following Completion) to the Group Members pursuant to clause 15 of this agreement or the Transitional Services Agreement, the Intellectual Property licensed to the Group Members and the Intellectual Property licensed to a Retained Group member pursuant to a contract which is (either in whole or in part) to be assigned to the Purchaser pursuant to clause 14.3 of this agreement is all of the Intellectual Property (other than trade marks) and Business Information used by the Group on the date of this agreement provided that nothing in this paragraph 23.10 of Schedule 6 shall operate, or be deemed to operate, as a warranty as to the infringement or otherwise of any Intellectual Property of any third party.

23.11	There has been no disruption to the commercial or operational activities of the Group which has adversely affected the business of the Group taken as a whole in the nine months prior to the date of this agreement which has been caused by any failure, error, security breach or breakdown of any material IT Systems.

23.12	Copies of all agreements relating to the IT Systems to which a Group Member is a party and which are material to the business of the Group taken as a whole are contained in the Data Room.

23.13	The material IT Systems are either owned by, or validly licensed or leased to, a Group Member (or to the Retained Group for on-licensing to the Group).

23.14	No member of the Retained Group nor any Group Member has received written notice of any claim within the last 12 months that the operation of the IT Systems infringes the Intellectual Property rights of any third party.

23.15	There are disaster recovery arrangements and hardware and software support and maintenance agreements with third parties in respect of the material IT Systems and the material IT Systems are in satisfactory working order, having regard to the manner in which such material IT Systems have operated in the 9 months prior to the date of this agreement.

23.16	The IT Systems transferred, owned and licensed to the Group together with the IT related services provided by the Retained Group under the Transitional Services Agreement are all the IT Systems used to operate the business of the Group in the 9 months prior to the date of this agreement excluding any such IT Systems which either (i) the Group has replaced during that 9 month period with new IT Systems or (ii) the Group has permanently ceased to use, provided that nothing in this paragraph 23.16 of Schedule 6 shall operate, or be deemed to operate, as a warranty as to the infringement or otherwise of any Intellectual Property of any third party.

23.17	The source code for all software material to the business of the Group and which is owned by the Group or which is used by the Group pursuant to an agreement to which a Group Member is a party (other than in relation to off-the-shelf products or shrinkwrap software), is either held by the relevant Group Member Company or in escrow on behalf of the Group Member.

24.	Property

24.1	The Business Properties, the Non-Business Properties and the Properties listed in the annex to the Disclosure Letter that constitute Investment Assets are the only properties owned by any Group Member or in respect of which any Group Member has any estate, interest, right or liability (actual or contingent).

24.2	The Business Properties are the only properties used or occupied by any Group Member for the purpose of operating its business.

24.3	The documents in the Data Room are the only documents in relation to which any Group Member has any right or liability (contingent or otherwise) in relation to the Business Properties.

24.4	The relevant Group Member is the legal and beneficial owner of each Business Property.

24.5	The information contained in Schedule 14 as to the principal terms of the leases of the Business Properties is true and accurate in all respects.

24.6	There are no mortgages or charges affecting any of the Business Properties or the proceeds of sale of any of the Business Properties.

24.7	So far as the Seller is aware the Group Members do not by their use or occupation of the Business Properties contravene any requirement or restriction having the force of law and have complied with all covenants, conditions, restrictions, limitations and other matters binding on them.

24.8	No notice, order, proposal, application, request or schedule of dilapidations affecting or relating to any of the Business Properties has been served or made by any authority or other person or by the relevant Group Member and, so far as the Seller is aware, there are no circumstances which are likely to result in any being served or made.

24.9	So far as the Seller is aware there has been no breach of any requirement of any current statutes, any previous legislation or any regulations, bye-laws, orders, notices or directions made or issued thereunder which are capable of enforcement and which affect the Business Properties and, so far as the Seller is aware, there are no circumstances which are likely to result in any being made.

24.10	So far as the Seller is aware no action, claim, proceeding, demand, dispute (contingent or otherwise) in respect of any of the Business Properties is outstanding or anticipated.

24.10	The actual use to which each of the Business Properties is put is a lawful use under town and country planning law and the authorised use of each of the Business Properties authorises the use of the Business Properties for the purposes of the business carried on by the relevant Group Member at the Business Properties.

24.11	None of the Group Members is expecting to have to expend any substantial sum of money in respect of any of the Business Properties within the next 12 months.

24.12	In relation to those of the Business Properties that are leasehold:
(A)	the relevant Group Member has paid the rent and all other sums payable under the lease on the due dates for payment;

(B)	the relevant Group Member has observed and performed the covenants and the conditions contained in the lease in all material respects, and has received no complaint regarding any alleged breach of any such covenants and conditions; and

(C)	where title to a lease is not registered at the Land Registry, the lease was not subject to compulsory registration when it was granted and any subsequent disposition of the leasehold interest was not subject to compulsory registration at the relevant time.
25.	The Environment

25.1	In this paragraph 25:

“Environment”	means all or any part of the air (including air inside buildings and other natural and man- made structures above or below ground), water and land;

“Environmental Laws”	means all applicable statutes and other laws which relate to Environmental Matters and are in force and binding on the relevant Group Member at the date of this Agreement and excluding, for the avoidance of doubt, any of the foregoing relating to worker health and safety or town and country planning;

“Environmental Matters”	means:

	(i)	the release, spillage, deposit, escape, discharge, leak, emission or presence of Hazardous Material or Waste; or

	(ii)	the creation of noise, vibration, radiation, common law or statutory nuisance; or

	(iii)	worker health and safety; or

	(iv)	other matters relating to the protection of the Environment arising out of the manufacturing, processing, treatment, keeping, handling, use (including as a building material), possession, supply, receipt, sale, purchase, import, export or transportation of Hazardous Material or Waste;

“Environmental Permits”	means any permit, licence, consent or authorisation required by Environmental Laws as at the date of this agreement in relation to the operation of the business of any Group Member;

“Hazardous Material”	means anything which alone or in combination with other things is capable of causing harm to man or to the Environment or any other organism supported by the Environment; and

“Waste”	means any waste including anything which is abandoned, unwanted or surplus irrespective of whether it is capable of being recovered or recycled or has any value.
25.2	All Environmental Permits which are material to the business of the Group taken as a whole (other than any Environmental Permits relating to Investment Assets) have been obtained and are in full force and effect and each Group Member has within the last two years complied in all material respects with all such Environmental Permits.

25.3	No Group Member has within the last two years received any written notice from any relevant authority under Environmental Laws that such Group Member has any material liability under Environmental Laws in respect of Environmental Matters arising or existing as at or prior to the date of this agreement which do not relate to Investment Assets.

25.4	So far as the Seller is aware the Group Members have complied with all applicable Environmental Laws.

26.	Employment

26.1	The schedule of employees set out in or delivered with the Disclosure Letter is an accurate list of all Employees and Current Employees as at 26 May 2006.

26.2	For every Senior Employee there are set out in or delivered with the Disclosure Letter:
(A)	full details of the terms of employment (including the emoluments and any restrictive covenants);

(B)	the number of years of continuous service for redundancy purposes of that Senior Employee;

(C)	full details of any benefit granted to any Senior Employee otherwise than in cash including details of any bonus schemes, share incentive schemes, share options schemes or profit share schemes and entitlements under those schemes and any agreement, arrangement or practice under which any Senior Employee may receive shares, share options, payment or other benefit by reference to performance (whether individual or collective) or otherwise;

(D)	full details of any benefit granted to any Senior Employee in cash which is related to sales, profits, turnover or performance, or which is otherwise variable (other than normal overtime); and

(E)	full details of any employment benefits or insurance policies relating to any Senior Employee to the extent not covered by paragraphs (A) to (D) above, as at 26 May 2006.

26.3	Employee Liability Information in respect of each Current Employee is disclosed in or delivered with the Disclosure Letter.

26.4	A copy of the various standard terms and conditions of employment applicable to the Employees and Current Employees are disclosed in or delivered with the Disclosure Letter.

26.5	All Employees and Current Employees have written contracts of employment.

26.6	The contract of employment of each Employee and Current Employee may be terminated by the relevant employer without damages or compensation (other than that payable by statute) by giving at any time no more than 6 months notice.

26.7	No Employee or Current Employee has any entitlement conditional upon a change in the control (howsoever defined and to include, without limitation, a disposal of all or substantially all of the business and assets or shares of the relevant company) of any company within the Group entitling the Employee or Current Employee to resign without notice or treat himself as dismissed or released from any obligation or to receive any payment, additional period of notice or other benefit whatsoever as a consequence of the change of control.

26.8	No Senior Employee has given notice terminating his contract of employment or is under notice of dismissal as at 2 June 2006.

26.9	There is no agreement, arrangement or practice in relation to the secondment of personnel from a third party to any Group Member or from any Group Member to a third party.

26.10	There is no agreement, arrangement or practice for the provision directly or indirectly to any Group Member or Retained Group Member in return for remuneration, of the services of any consultant, contractor or other individual(s) to work in the business carried on by any Group Member other than an employee of the Group or an employee of the Retained Group who works in the business carried on by any Group Member.

26.11	There is no former employee of any Group Member or Retained Group Member who worked in the business carried on by any Group Member who has a statutory or contractual right to return to work for such Group Member or Retained Group Member.

26.12	No Employee or Current Employee has made or threatened in writing (or is expected to do so) any disciplinary appeal, grievance, grievance appeal, employment tribunal claim or other litigation, arbitration or mediation, administration or criminal proceeding in connection with or arising from his employment and the Seller is not aware of any circumstances which might give rise to any such proceedings.

26.13	There is no obligation or amount due to or in respect of any Employee or Current Employee in connection with or arising from his employment which is in arrear or unsatisfied other than his normal salary or expenses incurred in the normal course for part of the month current at the date of this agreement.

26.14	No trade union, works council, staff association or other body representing employees is recognised in any way for bargaining, information or consultation purposes in relation to the Employees or Current Employees.

26.15	There are no agreements (whether legally binding or not) with any representative body referred to in paragraph 26.14 in relation to the Employees or Current Employees and there is no dispute with any such representative body, and no dispute is threatened or expected, in relation to the Employees or Current Employees.

26.16	No request has been made or is expected from Employees or Current Employees in respect of trade union recognition or information and consultation rights.

26.17	Since the Accounts Date, no material change has been made to the emoluments or other terms of employment or engagement of any Employee or Current Employee and no change is due or expected within six months of the date of this agreement except in each case for increases in emoluments made in accordance with normal Group practice.

26.18	So far as the Seller is aware, each Group Member and Retained Group Member have, in relation to each of the Employees and Current Employees and each of their former employees who worked in the business carried on by any Group Member whose employment has ceased within the 6 month period prior to the date of this Agreement (“Former Employee”), in all material respects:
(A)	complied with its obligations under Article 141 EC Treaty (ex Article 119), the Equal Treatment Directive, the Equal Pay Act 1970, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Trade Union and Labour Relations (Consolidation) Act 1992, the Disability Discrimination Act 1995, the Employment Rights Act 1996, the Data Protection Act 1998, the Working Time Regulations 1998, the National Minimum Wage Act 1998, the Employment Relations Act 1999, the Transnational Information and Consultation of Employees Regulations 1999, the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed-term Employees (Prevention of Less Favourable Treatment) Regulations 2002, the Employment Act 2002, the Employment Equality (Sexual Orientation) Regulations 2003, the Employment Equality (Religion or Belief) Regulations 2003, the Employment Act 2002 (Dispute Resolution) Regulations 2004, the Information and Consultation of Employees Regulations 2004 and all other relevant and applicable legislation and regulations

(whether applicable in England or in any other relevant jurisdiction) relevant to its relations with:
(1)	any Employee or Current Employee and any such Former Employee; or

(2)	any recognised trade union, staff association, European Works Council or other Works Council, employee representatives or other body representing or seeking to represent any Employee or Current Employee or any such Former Employee, and with all orders and awards made under such legislation and with all collective and other agreements from time to time in force relating to such relations or the terms and conditions of employment or any Employee or Current Employee or any such Former Employee;

(B)	discharged fully its obligations to pay all salaries, wages, commissions, bonuses (where due to be paid), overtime pay, holiday pay, sick pay, insurance premiums, accrued entitlement under incentive schemes, tax (including PAYE and other withholding tax where appropriate), national insurance contributions or other social security deductions or credits and other benefits of or connected with employment up to the date of this agreement;

(C)	without prejudice to paragraph 26.18(A) above, complied in all material respects with all its obligations under statute and otherwise concerning health and safety at work (including, without limitation, conducting all appropriate risk assessments) and has not incurred any liability to any Employee or Current Employee or any such Former Employee in respect of any accident or injury which is not fully covered by insurance; and

(D)	without prejudice to paragraph 26.18(A) above, made all reasonable adjustments required under Section 6 of the Disability Discrimination Act 1995 in relation to any Employee or Current Employee who is known by the Group or any relevant Retained Group Member to have an impairment reasonably likely to amount to a disability for the purposes of the Disability Discrimination Act 1995.
27.	Pensions

27.1	Other than the Seller’s Schemes, the Irish Schemes, the Isle of Man Schemes and the State Schemes, there is no arrangement to which the Group or the Retained Group contributes, is bound to contribute or could be required to contribute or make any payment to, either now or in the future under which benefits of any kind are payable to or in respect of any of the Employees or Current Employees or any former employees of the Group or any dependant of any Employee or Current Employee or any former employee of the Group on retirement, death or disability or on the attainment of a specified age or on the completion of a specified number of years of service nor has any legally binding proposal been announced (or any legally binding promise made) to establish any such legally binding agreement or arrangement and to the extent that any such agreement or arrangement existed in the past, none of the Group Members have any subsisting liability in respect of it.

27.2	All contributions and costs due from any Group Member to the Seller’s Schemes, the Isle of Man Schemes and the Irish Schemes in respect of any period prior to the date of this agreement have been paid to the extent they have fallen due for payment.
27.3	The Seller’s Schemes are registered pension schemes and the relevant defined benefit sections of the Seller’s Schemes are contracted out, and the Irish Schemes are registered with the Pensions Board of Ireland and are approved by the Irish Revenue Commissioners under Chapter 1 of Part 30 of the Ireland Taxes Consolidation Act 1997.

27.4	No Employee or Current Employee nor any former employee of the Group has made or threatened any material claim or complaint against the Group or, so far as the Seller is aware, against any of the Seller’s Schemes , the Isle of Man Schemes or the Irish Schemes (including without limitation any complaints made under any internal disputes procedure maintained in respect of the Seller’s Schemes, the ANFIS IoM Expatriate Staff Retirement Benefits Scheme or the Irish Schemes and any references made to the Pensions Ombudsman or the Pensions Advisory Service) or, so far as the Seller is aware, made any complaint or report to the Pensions Regulator or, as the case may be, to the Pensions Board of Ireland in respect of any act, event or omission arising out of or in connection with the participation of any Group Member in the Seller’s Schemes, the ANFIS IoM Expatriate Staff Retirement Benefits Scheme and the Irish Schemes and, so far as the Seller is aware, there are no circumstances which may give rise to any such claim, complaint or report being made.

27.5	So far as the Seller is aware, no Employee or Current Employee nor any former employee of the Group has been denied access to or excluded from membership of the Seller’s Scheme, the Isle of Man Schemes or the Irish Schemes or from benefits under the Seller’s Scheme, the Isle of Man Schemes or the Irish Schemes in contravention of Article 141 of the EC Treaty, the Pensions Act 1995 (or any supervening legislation) or the provisions of the Seller’s Schemes, the Isle of Man Schemes or the Irish Schemes or otherwise.

27.6	The Seller has disclosed:
(a)	true and complete copies of the current trust deed and rules containing the provisions currently governing the Irish Schemes and the ANFIS IoM Expatriate Staff Retirement Benefits Scheme;

(b)	true and complete copies of the current explanatory booklet provided for members of the Irish Schemes;

(c)	full particulars of the current rates of contributions payable to the Seller’s Schemes, the Irish Schemes and the Isle of Man Schemes;

(d)	The Scottish Mutual Association Definitive Trust Deed and Rules dated 18 November 2003;

(e)	The Scottish Provident Institution Staff Pension Fund Rules dated 12 September 2002, and there is no legally binding obligation to provide benefits under the above schemes other than as revealed in such documents and particulars.
27.7	The Seller has disclosed a materially complete and accurate list as at 26 May 2006 of the Listed Employees who are members of each of the Seller’s Schemes, the Irish Schemes and the Isle of Man Schemes.

27.8	The Group Members and/or the Retained Group Members are not providing or promised to provide ex gratia pensions or other similar pension benefits in respect of any of the Employees or Current Employees.

27.9	No Transferring Employees are or could become entitled to the early payment of any pension benefits under or in connection with any of the Seller’s Schemes, the Irish Schemes or the Isle of Man Schemes.

27.10	The Group Members have complied in all material respects with the stakeholder requirements contained in sections 1 to 8 of the Welfare Reform and Pensions Act 1999 and, in relation to Ireland, with section 121 of the Pensions’ Act 1990.

27.11	No Contribution Notice, Financial Support Direction or Restoration Order has been made by the Pensions Regulator under section 38, 43 or 52 of the Pensions Act 2004 respectively against or involving the Group Members or any of their directors.

27.12	None of the following communications from the Pensions Regulator have been received by a Group Members in connection with the Pensions Regulator’s regulatory functions:
(f)	warning notices or determination notices issued under section 96(2) of the Pensions Act 2004;

(g)	improvement notices issued under section 13 of the Pensions Act 2004;

(h)	third party notices issued under section 14 of the Pensions Act 2004;

(i)	any clearance statements issued under section 42 or section 46 of the Pensions Act 2004.
27.13	So far as the Seller is aware the Group Members have complied in all material respects with their notification obligations under section 69 and section 70 of the Pensions Act 2004 and the regulations made under those sections. The Seller is not aware of any circumstances which may give rise to an obligation to make such a report or notification.

27.14	So far as the Seller is aware, the Irish Schemes and the ANFIS IoM Expatriate Staff Retirement Benefits Scheme have been administered in accordance with the trust powers and provisions of the Irish Schemes and the ANFIS IoM Expatriate Staff Retirement Benefits Scheme and the requirements of legislation and of the Irish Revenue Commissioners and the

Isle of Man Assessor of Income Tax and with due regard to the general requirements of trust law.
27.15	The ANFIS IoM Expatriate Staff Retirement Benefits Scheme is a money purchase scheme under which all the benefits that may be provided are benefits the rate or amount of which is calculated by reference to a payment or payments made by the member or by any other person in respect of the member and which are not average salary benefits and no guarantee or promise has been given that any of the benefits provided under the ANFIS IoM Expatriate Staff Retirement Benefits Scheme other than life assurance benefits shall relate to earnings in any way.

27.16	Copies of the actuarial valuation reports for the Scottish Provident Staff Pension Scheme for Employees in the Republic of Ireland dated 31 December, 2003, and for the Scottish Mutual International Plc Staff Pension Scheme dated 31 December, 2001 have been provided to the Purchaser. Copies of the Scottish Provident Staff Pension Scheme for Employees in the Republic of Ireland Trustees’ Report dated 31 December, 2004 and of the Scottish Mutual International Plc Staff Pension Scheme Annual Report dated 31 December, 2005 have been provided to the Purchaser. So far as the Seller is aware the information provided to the scheme actuaries when preparing the above valuation was materially complete and accurate and so far as the Seller is aware there has been no material change to the circumstances of the Irish Schemes since the effective dates of such valuation reports.

27.17	All death in service benefits under the Irish Schemes are fully insured.

27.18	So far as the Seller is aware, save as disclosed no indemnities have been provided by any Group Member to the trustees of the Irish Schemes or the ANFIS IoM Expatriate Staff Retirement Benefits Scheme or to any other person in relation to the Irish Schemes and the ANFIS IoM Expatriate Staff Retirement Benefits Scheme.

27.19	No company or employer other than the Group Members participates in or, so far as the Seller is aware, has participated in and has any undischarged liability in respect of the Irish Schemes.

28.	The Accounts and Tax

28.1	No Group Member has any liability in respect of Tax (whether actual or contingent):
(A)	in any part of the world assessable or payable by reference to profits, gains, income or distributions earned, received or paid or arising or deemed to arise on or at any time prior to the Accounts Date or in respect of any period starting before the Accounts Date; or

(B)	referable to transactions effected or deemed to have been effected on or before the Accounts Date, that is not provided for in full in the Accounts.

28.2	The amount of the provision for deferred Tax in respect of each Group Member contained in the Accounts, the FSA Returns and the VIF was, in each case at the Accounts Date, adequate and fully in accordance with applicable generally accepted accounting practices and commonly adopted by companies carrying on businesses similar to those carried on by that Group Member.

28.3	If all facts and circumstances which are now known to each Group Member or the Seller had been known at the time the Accounts, FSA Returns and the VIF respectively were drawn up, the provision for deferred Tax that would be contained in the Accounts, the FSA Returns and the VIF respectively would be no greater than the provision which is so contained.

29.	Tax events since the Accounts Date

Since the Accounts Date:
(A)	no Group Member has declared, made or paid any distribution within the meaning of ICTA 1988 or (in relation to a Group Member which is resident for Tax purposes in the Republic of Ireland) TCA 1997;

(B)	no accounting period of any Group Member has ended;

(C)	there has been no disposal of any asset (including trading stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply was materially less than the consideration which could be deemed to have been received for Tax purposes;

(D)	so far as the Seller is aware, no event has occurred (other than in the ordinary course of business of the relevant Group Member) which has given or may give rise to a Tax liability on any Group Member calculated by reference to deemed (as opposed to actual) income, profits or gains or would have given or might give rise to such a liability but for the availability or any relief, allowance, deduction or credit or which will result in any Group Member becoming liable to pay or bear a Tax liability directly or primarily chargeable against or attributable to another person, firm or company (other than any other Group Member);

(E)	no disposal has taken place or other event occurred which will or may have the effect of crystallising a liability to Tax which should have been included in the provision for deferred Tax contained in the Accounts if such disposal or other event had been planned or predicted at the Accounts Date;

(F)	no Group Member has made any payment or incurred any obligation to make a payment (in either case in excess of £100,000 or in the case of a series of payments in relation to the same matter or obligation which has exceeded £100,000 in aggregate) which will not be deductible (other than as capital expenditure) for Tax purposes either in computing the profits of the Group Member or in computing the corporation tax chargeable on the Group Member; and
(G)	no Group Member has paid or become liable to pay any interest or penalty in connection with any Tax and no Group Member is liable to pay any Tax the due date for payment of which has passed nor will any Group Member become liable to pay any Tax the due date for payment of which will arise in the 30 days after the date of this agreement nor are there any circumstances by reason of which it is likely to become liable to make such a payment.
30.	Tax returns, disputes, records and claims, etc.

30.1	Each Group Member has within the last six years obtained and preserved all records and given all notices required to be obtained, preserved or given for Tax purposes, made or caused to be made all proper returns required to be made, duly paid all Tax required to be paid in accordance with those returns and has supplied or caused to be supplied all material information required to be supplied to any Tax Authority, in each case within the time limits prescribed by the relevant legislation and, so far as the Seller is aware, all such returns and notices were and remain complete and accurate in all material respects and were made on a proper basis and all such information was and remains complete and accurate in all material respects.

30.2	There is no dispute or disagreement outstanding nor so far as the Seller is aware is any contemplated at the date of this agreement with any Tax Authority regarding liability or potential liability to any Tax recoverable from any Group Member or regarding the availability of any relief from Tax to any Group Member nor has any Group Member within the two years ended on the date of this agreement received any notice of enquiry or suffered any investigation, enquiry, audit or visit by a Tax Authority nor is any investigation, enquiry, audit or visit planned, so far as the Seller is aware, for the next twelve months.

30.3	All returns relating to Tax on Income, Profits or Gains (as defined in the Tax Covenant) made by a Group Member are agreed with the appropriate Tax Authority (or, in relation to accounting periods to which self-assessment applies, no enquiry has been opened that has not yet been closed in relation to such returns).

30.4	The Group Members have in their possession or power sufficient records and information relating to past events to calculate the Tax liability which would arise on any disposal or on the realisation of any asset owned at the Accounts Date by any Group Member or acquired by any such member since that date but before Completion.

30.5	Each Group Member has duly submitted all elections, claims and disclaimers or withdrawals of claims which have been assumed to have been made for the purposes of the Accounts.

30.6	The amount of Tax chargeable on any Group Member during any accounting period ending on or within six years before the Accounts Date has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any Tax Authority and all material concessions, agreements, formal or informal arrangements between any Group

Member and a Tax Authority have been disclosed in the Disclosure Letter and, so far as the Seller is aware, no Tax Authority is contemplating the withdrawal of such an arrangement and no such arrangement would be liable to be withdrawn under its terms by reason of the transactions to be carried out pursuant to this agreement.
30.7	No Group Member has been party to any transaction forming part of notifiable arrangements (as defined for the purposes of Part 7 Finance Act 2004 (Disclosure of Tax Avoidance Schemes)) or section 811A TCA 1997 or section 58A and Schedule 11A VATA (Disclosure of Value Added Tax Avoidance Schemes) or has received a notice under section 811(6) TCA 1997 nor has any Group Member between the Accounts Date and Completion been party, nor will it be party between the Accounts Date and Completion, to any transaction forming part of notifiable arrangements on the basis of the published changes to the tax disclosure rules not in force at the date of this agreement.

30.8	No Group Member has in the last six years either been a party to or otherwise involved in any transaction, scheme or arrangement the main purpose or object or one of the purposes or objects of which was the avoid or reduce a liability to Tax or to secure a tax advantage (within the meaning of section 709 of ICTA 1988) which would be liable to counteraction under section 703 ICTA 1988 or been involved in a tax avoidance transaction (within the meaning of section 811 TCA 1997).

30.9	No transaction or arrangements involving any Group Member will bind it after Completion which are such that any of the provisions of sections 770-773 and Schedule 28AA to ICTA 1988 could be applied to them or that a direction could be made under Schedule 6 to the VATA.

30.10	No Group Member has received any notice from any Tax Authority which required or will or may require such member to withhold Tax from any payment made since the Accounts Date or which will or may be made after the date of this agreement. Each Group Member has duly complied with all requirements to deduct or withhold Tax from any payments it has made and has accounted in full to the appropriate Tax Authority for all amounts so deducted or withheld.

30.11	All clearances obtained by any Group Member in the last six years have been properly obtained and, so far as the Seller is aware, all information supplied to the relevant Tax Authority in connection with such clearances was complete and accurate in all respects and any transaction for which such clearance was obtained has been carried out only in accordance with the terms of the clearance given therefore and the application on which the clearance was based.

30.12	No Group Member has in the last six years carried out or caused or permitted to be carried out any of the transactions specified at the relevant time in section 765(1) of ICTA 1988 (in relation to such transactions carried out or caused or permitted to be carried out by a Group Member before the date on which it became a Group Member or Retained Group Member, so far as the Seller is aware) otherwise than with the prior consent of H. M. Treasury and (in the case of a special as opposed to general consent) full particulars of which are contained in the Disclosure Letter or carried out any transactions to which section 765A could apply without having duly provided the required information to the relevant Tax Authority.

30.13	No Group Member has made any election under paragraph 6 of the Loan Relationships and Derivative Contracts (Disregard and Bringing into Account of Profits and Losses) Regulations 2004.

31.	Non-deductible revenue outgoings

31.1	All sums payable in excess of £100,000 under any obligation incurred by any of the Group Members prior to the Accounts Date and which will continue to bind the Group Member after the Accounts Date are under current Tax law and practice deductible in full for Tax purposes (other than amounts falling within section 74(1)(f) ICTA 1988).

32.	Stamp Taxes

32.1	All documents in the possession or under the control of any Group Member or to the production of which any Group Member is entitled which are necessary to establish the title of any Group Member to any material asset or to effect registration in respect of the holding of a material asset or to be produced as evidence in civil proceedings and which, in the jurisdiction relevant to establishing such title, such registration or such proceedings, attract either stamp duty or transfer Tax or require to be stamped with a particular stamp denoting that no duty is chargeable or that the document has been produced to the appropriate authority, in any such case, in order for the relevant document to be used for such purposes, have been duly stamped or the transfer Tax duly paid; and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom.

32.2	Since the Accounts Date, each Group Member and any nominee of the Group Member has fulfilled its obligations in respect of stamp duty reserve tax.

32.3	Since the Accounts Date, each Group Member has fulfilled its obligations in respect of stamp duty land tax.

32.4	There are no circumstances in which any Group Member will or may after Completion be liable to pay an amount of stamp duty land tax, submit a stamp duty land transaction return or a stamp duty land tax self-certificate in respect of any transaction entered into or action taken prior to Completion.

32.5	No Group Member has obtained relief from stamp duty or stamp duty land tax under section 76 Finance Act 1986, section 42 Finance Act 1930, section 151 Finance Act 1995 or Schedule 7 Finance Act 2003 which will or may be withdrawn after the date of this agreement pursuant to sections 111 or 113 Finance Act 2002 or Schedule 7 Finance Act 2003.

32.6	No Group Member has been involved in any transaction in the last six years involving a statement which is deliverable to the registrar of companies (as defined in the Ireland Companies Act 1963) which statement has, in accordance with Part 8 SDCA 1999, attracted a reduced rate of stamp duty.

32.7	No Group Member has been involved in any transaction involving any instrument in relation to which a claim for exemption from stamp duty was made in accordance with sections 79 SDCA

1999 or section 80 SDCA 1999 and which exemption will or may be withdrawn after the date of this agreement.
32.8	Any policy of insurance written by a Group Member to which the “Policy of Insurance” or “Policy of Life Insurance” heads of charge within the meaning of Schedule 1 Ireland SDCA 1999 is or was applicable has been duly stamped.

32.9	Any statement required to be delivered to the Irish Revenue Commissioners written by a Group Member to which section 125 Ireland SDCA 1999 is applicable has been duly stamped.

32.10	Any document to which a Group Member is a party which falls within “the conveyance or transfer on sale of a policy of insurance or a policy of life insurance where the risk to which the policy relates is located in Ireland” head of charge within the meaning of Schedule 1 Ireland SDCA 1999 has been duly stamped.

33.	Value Added Tax

33.1	Each UK Target VAT Group Member has, since the date falling six years prior to the date of this agreement or, if later, the date of its incorporation, been treated for the purposes of section 43 VATA 1994 as a member of a group of companies (the “UK VAT Group”) of which the representative member is the Seller.

33.2	Each Irish Target VAT Group Member has, since the date falling six years prior to the date of this agreement or, if later, the date of its incorporation, been treated for the purposes of section 8(8) VATA 1972 as a member of the Irish VAT Group, and no other person is a member of the Irish VAT Group.

33.3	Within the last six years, no Group Member other than the UK VAT Group Members and the Irish VAT Group Members has been registered, or liable to be registered, for the purposes of VAT.

33.4	The Seller and the Irish Representative Member and, in relation to documentary obligations, each member of the Irish VAT Group have, in all material respects, made, given, obtained and kept complete, correct and up to date returns, records, invoices and other documents appropriate or required for the purposes of VATA 1994 and VATA 1972 respectively, have complied in all material respects with all other applicable VAT legislation, are not in arrears with any payments or returns due and has not been required by any Tax Authority to give security under paragraph 4 of Schedule 11 VATA 1994 or section 23A VATA 1972 respectively.

33.5	The Seller has not, since the date 12 months before the Accounts Date, been in default in respect of any prescribed accounting period as mentioned in section 59 or section 59A VATA 1994 or any taxable period as mentioned in VATA 1972.

33.6	Set out in or delivered with the Disclosure Letter are details of any assets of each UK Target VAT Group Member to which the provisions of Part XV Value Added Tax Regulations 1995 (the Capital Goods Scheme) apply and in particular:

(A)	the identity (including, in the case of leasehold property, the term of years), date of acquisition and cost of the asset; and

(B)	the proportion of input Tax for which credit has been claimed (either provisionally or finally in a Tax year and stating which).
33.7	So far as the Seller is aware, no agreement or arrangements have been made or are in place under which any UK Target VAT Group Member or Irish Target VAT Group Member is or could become liable (except as provided for in the Accounts) to make any payment to the Seller (or any other past or present member of the UK VAT Group or Irish VAT Group) in respect of some or all of the Seller’s liability to account to H.M. Customs and Excise or the Irish Revenue Commissioners or HMRC for VAT.

33.8	No Group Member holds any interest in any buildings or land in respect of which that Group Member or any of its relevant associates (within the meaning of paragraph 3(7) of Schedule 10 to the VATA 1994) has made an election to waive the exemption to VAT in accordance with the provisions of paragraph 2 of Schedule 10 to the VATA 1994 or section 7(1) VATA 1972 except as disclosed in the Disclosure Letter.

33.9	For the purposes of this paragraph 33, the Irish branches of ANFIS and SPL shall each be treated as separate entities.
34.	Duties, etc.

All VAT, import duty and other Taxes or charges payable to any Tax Authority upon the importation of goods and all excise duties payable to any Tax Authority in respect of any assets (including trading stock) imported, owned or used by any Group Member have been paid in full.
35.	Tax on disposal of assets

On a disposal of all its assets by any Group Member for:
(A)	in the case of each asset owned by that Group Member at the Accounts Date, a consideration equal to the value attributed to that asset in preparing the Accounts; or

(B)	in the case of each asset acquired since the Accounts Date, a consideration equal to the consideration given for the acquisition then either:
(i)	in respect of any asset falling within (A) above, the liability to Tax (if any) which would be incurred by that Group Member in respect of that asset would not exceed the amount taken into account in respect of that asset in computing the maximum liability to deferred Tax as stated in the Accounts; or

(ii)	in respect of any asset within (B) above, no Tax liability would, so far as the Seller is aware, be incurred by that Group Member in respect of that asset.

35.2	The quantum of capital losses taken into account in determining the deferred Tax as stated in the Accounts are set out in the Disclosure Letter.

35.3	In the case of any Group Member the capital losses taken into account in determining the deferred Tax as stated in the Accounts do not include any capital losses made available to that Group Member by virtue of section 171A of the TCGA.

36.	Instalment payments

36.1	The Disclosure Letter gives full details of all instalment payments made by or on behalf of any Group Member under the Corporation Tax (Instalment Payment) Regulations 1998 or Part 41 TCA 1997 and all repayments claimed by or on behalf of any Group Member since the Accounts Date, and the computation of each such payment or claim for repayment took proper account of all relevant estimates and other information available to that Group Member at the time when any such payment was made (or as the case may be) at the time when any such claim for repayment was submitted to the relevant Tax Authority.

37.	Capital gains, goodwill and other intangibles

37.1	The Disclosure Letter sets out full particulars of all the material intangible fixed assets of a Group Member to which Schedule 29 Finance Act 2002 applies.

37.2	On the basis of the facts and circumstances as at the date of this agreement, no loss which might accrue on the disposal by any Group Member of any shares in, or securities of, a company held by it at the date of this agreement is liable to be materially reduced by virtue of a depreciatory transaction, as defined in section 176 of the TCGA (including a distribution treated as a depreciatory transaction by virtue of section 177 of the TCGA) or section 621 TCA 1997.

37.3	Nothing has been done in circumstances such that section 30 of the TCGA (value shifting) has or may or will have material effect in relation to the disposal of an asset held by it at the date of this agreement by any Group Member.

38.	Capital expenditure

38.1	The Disclosure Letter gives full details of all claims for and disclaimers of capital allowances as have been made by each Group Member in the last six years (including book values and tax written down values) and the manner in which such allowances have been given.

39.	Employee taxation

39.1	Each Group Member has properly operated the Pay As You Earn (“PAYE”) system in respect of its employees and directors and has accounted to the appropriate Tax Authority for all Tax so deducted and all Tax chargeable on benefits provided to its employees and all returns required by section 203 of ICTA 1988 and Part 11 of the Income Tax (Earnings and Pensions) Act 2003 and regulations made thereunder have been punctually made in respect of its employees and directors and are accurate and complete in all respects and no Group Member has been subject to a PAYE audit in respect of its employees and directors in the last six years.
39.2	No Group Member has paid or agreed to pay any remuneration (including bonuses) or other emoluments or provided any benefit to any director, other officer or employee of it other than such payments as were or will be allowable as a deduction in computing the profits of the Group Member for the purposes of corporation Tax.

39.3	Since the Accounts Date, no Group Member has made any ex gratia payments to a director or employee or to a former director or employee.

39.4	Each Group Member has paid to the relevant Tax Authority all National Insurance Contributions and Graduated Pension Contributions for which it is liable to account (whether as primary contributor, secondary contributor or otherwise) and has maintained proper books and records relating thereto and has not been a party to any scheme or arrangement to avoid any liability to account for primary or secondary national insurance contributions.

39.5	Each Group Member has properly operated the Irish PAYE and social welfare contribution system (including levies), by making such deductions as are required by law from all payments made or deemed to be made or treated as made by it or on its behalf or for which it is otherwise required to account and by duly accounting to the Irish Revenue Commissioners and the Department of Social and Family Affairs as appropriate for all sums so deducted and no Group Member has suffered any PAYE audit by the Irish Revenue Commissioners, nor has any Group Member been notified that any such audit will or is expected to be made.

40.	Loan relationships and derivatives

40.1	No material liability to Tax or non-trading deficit would arise for any Group Member from the loan relationships to which it is party being repaid to the extent of the amounts shown in respect of such loan relationships in the books of the Group Member at the date hereof.

40.2	No material amounts claimed as a loan relationship debit or a debit by virtue of Schedule 26 to the Finance Act 2002 by any Group Member, save where they relate to unpaid amounts, are prevented from being deducted in computing the taxable profits of the Group Member for whatever reason, including, without limitation because a relationship is for an unallowable purpose as defined in paragraph 13 of Schedule 9 to the Finance Act 1996 or paragraph 24 of Schedule 26 to the Finance Act 2002.

41.	Distributions

41.1	Since the date falling six years prior to the Accounts Date, no Group Member which is resident in the United Kingdom or the Republic of Ireland for Tax purposes has made any repayment of share capital to which section 210(1) ICTA 1988 or section 131(2) TCA 1997 respectively applies or issued any share capital or other security as paid up otherwise than by the receipt of new consideration within the meaning of Part VI ICTA 1988 or Part 6 TCA 1997 respectively.

41.2	No Group Member has issued any debentures, securities or other form of loan capital outstanding at the date of this agreement in circumstances such that any interest or other payment payable in respect of such debentures, securities or other form of loan capital will be deemed to be a distribution of profits to shareholders and/or will not, for the purposes of Tax, be wholly allowable as a deduction or a charge in computing the income, profits or gains of the Group Member.

41.3	No part of the amount payable on redemption of any share capital or security at par by a Group Member which is resident in the United Kingdom or the Republic of Ireland for Tax purposes will be a distribution, as defined in ICTA 1988 or TCA 1997 respectively.

42.	Close company

Immediately prior to the entering into of the Agreement, no Group Member was a close company as defined in ICTA 1988 or TCA 1997. Within the last six years, no Group Member has been a close company as defined in ICTA 1988 or TCA 1997 or a close investment-holding company as defined in ICTA 1988.

43.	Intra group transactions

No Group Member has, at any time within the last six years, acquired any asset (other than as trading stock) from any other company (including another Group Member) which was, at the time of the acquisition, a member of the same group of companies as that Group Member for the purposes of any Tax.

44.	Controlled foreign companies

No Group Member has had nor had it had within the six year period ending on Completion an interest in a controlled foreign company as defined in Chapter IV of Part XVII of ICTA 1988 where an apportionment of the chargeable profits of the controlled foreign company has been made or is due to be made to that Group Member pursuant to section 747(3) of ICTA 1988.

45.	Residence

So far as the Seller is aware, the country which is given in Schedule 8 or Schedule 9 as the Tax residence of each Company and Subsidiary is the only country whose Tax Authorities seek to charge Tax on the worldwide profits or gains of that Company or Subsidiary and no Group Member has, since the date falling six years prior to the Accounts Date, paid or been liable to pay Tax on income, profits or gains to any Tax Authority in any other country except that mentioned in Schedule 8 or Schedule 9 and, where the country of Tax residence of a Group Member given in the relevant Schedule is outside the United Kingdom, such Group Member does not have and is not likely prior to Completion to have a permanent establishment in the United Kingdom.

46.	Tax sharing and secondary liability

46.1	No Group Member has any liability at the date of this agreement to make payment pursuant to an indemnity, guarantee or covenant entered into before Completion under which that Group Member has agreed to meet or pay a sum equivalent to or by reference to another person’s liability to Tax

46.2	No transaction, act, omission or event has occurred (excluding the execution or implementation of this agreement) in consequence of which any Group Member is or may be held liable for any Tax or may otherwise be held liable for or to indemnify any person in respect of any Tax which is primarily or directly chargeable against or attributable to any person other than the Group Member.

47.	Group arrangements

47.1	All the shares in each Subsidiary are beneficially owned by Group Members and no such shares are held such that any profit on the sale of those shares would be a trading receipt.

47.2	So far as the Seller is aware, there are no circumstances by virtue of which section 410 or 413 ICTA 1988 would prevent each Group Member which is resident in the United Kingdom for Tax purposes being treated as a member of the same group of companies as each other such member for the purposes of Chapter IV Part X ICTA 1988 for any accounting period commencing on or before the date of this agreement.

47.3	No Group Member has entered into any arrangements with the Inland Revenue or HMRC within the meaning of section 36 Finance Act 1998.

47.4	So far as the Seller is aware, there are no circumstances by virtue of which sections 410 to 419 and section 424 TCA 1997 would prevent each Group Member which is resident in Ireland for Irish tax purposes being treated as a member of the same group of companies as each other such member for the purposes of Chapter 5 Part 12 TCA 1997 for any accounting period commencing on or before the date of this agreement.

48.	Demerger

So far as the Seller is aware, since the date falling six years prior to the Accounts Date no Group Member which is resident in the United Kingdom for Tax purposes has been concerned in an exempt distribution (as defined in section 214(4) ICTA 1988).

49.	Policyholder Taxation

So far as the Seller is aware:
(A)	all Tax refunds obtained by each Group Member in respect of any Open Period in respect of Tax withheld from premia paid on personal pension policies have been validly claimed;

(B)	each Group Member has properly deducted Tax from all payments made under or in relation to pension policies and FSAVC pension policies and properly accounted for such Tax to the relevant Tax Authority;

(C)	no Group Member has incurred or received notice of any penalty, liability notice or scheme surcharge or scheme sanction in relation to Tax in respect of any of the pension policies and FSAVC pension policies;

(D)	all qualifying policies (as defined by section 267 ICTA 1988) which relate to Open Periods and which have been sold or purchased by any Group Member, and all variations of such qualifying policies have been certified by the Inland Revenue or HMRC as qualifying policies as contemplated by Part II of Schedule 15 ICTA 1988;

(E)	no Group Member has sold any policies which contain provisions or terms claiming to provide benefits which would be qualifying policy benefits if certified as such by the Inland Revenue or HMRC as contemplated by Part II of Schedule 15 ICTA 1988, which have not been so certified;

(F)	no Group Member has done nor will it prior to Completion do anything to prejudice the availability of life assurance premium relief in respect of any policyholder or former policyholder of the Group Member. All regulations have been complied with and the appropriate records kept to determine eligibility for life assurance premium relief;

(G)	where any policy has been written by any Group Member in connection with a personal pension scheme (as such schemes are defined in section 630 ICTA 1988) in an Open Period, either such scheme has received full approval of the Inland Revenue or HMRC in accordance with section 631 ICTA 1988 or is a registered scheme (within the meaning of section 153 Finance Act 2004) or an application has been duly made for it to be so registered;

(H)	each policy written by any Group Member as part of its pension business (as such business is defined in section 431B ICTA 1988) and in an Open Period has been written in connection with a scheme (as such term is used for the purposes of Chapter IV of Part XIV of ICTA 1988 or Part IV to Finance Act 2004) which has received or is intended to receive approval of the Inland Revenue or HMRC as described in section 431B ICTA 1988 or which is a registered scheme (within the meaning of section 153 Finance Act 2004) or where an application has been duly made for such scheme to be so registered and from 6 April 2006 each Group Member has complied with its duties and obligations under Chapter 7 to Part IV of the Finance Act 2004;

(I)	all policies written in connection with personal pension schemes and occupational pension schemes in an Open Period and which are relevant for the purposes of TCA 1997 have received full approval from the Irish Tax Authorities in accordance with Part 30 TCA 1997;

(J)	each Group Member has provided information required to be provided by that Group Member under section 552 ICTA 1988 (information in respect of life assurance policies) in relation to Open Periods;

(K)	each Group Member has paid to HMRC all sums payable by such Group Member under sections 268 and 269 ICTA 1988 (surrenders of life policies) and has complied with the procedures required by section 272 ICTA 1988 in respect thereof, in each case in relation to Open Periods;

(L)	each Group Company within the charge to Tax under section 730G TCA 1997 has paid to the Irish Tax Authorities all sums payable under that section in respect of appropriate Tax relating to life assurance policies and has complied with the procedures laid down in Chapter 5 of Part 26 TCA 1997, in each respect in relation to Open Periods; and

(M)	each Group Company has complied with its tax obligations in relation to individual savings account business.
50.	Insurance taxation

50.1	No Group Member has entered into any reinsurance contract the terms of which are the subject of any outstanding dispute with any Tax Authority nor is any Group Member party to a contract of reinsurance to which section 442A ICTA 1988 or section 594(4) TCA 1997 might apply.

50.2	No Group Member has on or before the Accounts Date made any transfers of assets to which section 440 of ICTA 1988 might apply because the asset immediately before the transfer or (as the case may be) immediately after the transfer was within one of the categories set out in section 440(4)(a) to (e) of ICTA 1988 other than in respect of which Tax has been provided in the Accounts nor has any Group Member made any such transfers between the Accounts Date and Completion.

50.3	In the last six years, no additions have been made to the long term insurance fund of any Group Member to which the provisions of section 83(3), section 83AA or section 83AB of Finance Act 1989 may apply.

50.4	No Group Member is party to any contingent loan or financial reinsurance transactions to which section 83(2B), section 83(ZA) or section 82C of Finance Act 1989 or section 444AC of ICTA 1988 may apply.

50.5	So far as the Seller is aware, each Group Member which is an Insurance Company has correctly classified its policies and long-term business liabilities into the following categories (to the extent relevant) for the purposes of Tax:
(A)	Basic life and general annuity business as defined in section 431F of ICTA 1988;

(B)	Pension Business as defined in section 431B of ICTA 1988;

(C)	Life Reinsurance Business as defined in section 431C of ICTA 1988;

(D)	Overseas Life Assurance Business as defined in section 431D of ICTA 1988;

(E)	Individual Savings Account Business as defined in the Individual Savings Account (Insurance Companies) Regulations 1998 (1998/1871);

(F)	Capital Redemption Business as defined in section 458 of ICTA 1988;

(G)	Child Trust Fund Business as defined in the Child Trust Funds (Insurance Companies) Regulations (2004/2680); and

(H)	Permanent Health Insurance as defined in Part II of Schedule 1 to the Finance Services and Markets Act 2000 (Regulated Activities) Order 2001 (2001/544)
50.6	So far as the Seller is aware, each Group Member which is an Insurance Company has correctly classified its long term liabilities or long term business (as the case may be) in respect of policies or contracts under which policyholders are eligible to participate in surplus as with-profits liabilities or business (as the case may be) for the purposes of ICTA 1988.

50.7	So far as the Seller is aware, each Group Member which is an Insurance Company has correctly identified as defined in ICTA 1988 its linked or mixed-linked business, assets and liabilities.

50.8	HMRC and/or the Irish Revenue Commissioners have not sought to exercise their option to tax any Group Member which is an Insurance Company on a Schedule D Case I basis, nor have HMRC and/or the Irish Revenue Commissioners expressed an indication that it is likely to exercise this option in relation to the long-term insurance business of any Group Member. Since the Accounts Date, no Group Member has taken nor will any Group Member on or prior to Competion take any action or omit to take any action which action or omission would cause or increase the likelihood of an assessment on an Actual Case I basis (other than such action or omission in the ordinary course of trade, or as the case may be, business of an Insurance Company), and such an action or omission shall include but not be limited to the failure to seek to resist a relevant notice from a Tax Authority to the extent practicable.

50.9	No Group Member has any unit trust holdings or relevant holdings in offshore funds to which Chapter V of Part XVII of ICTA 1988 (offshore funds) or Schedule 10 of Finance Act 1996 (collective investment schemes and loan relationships) would apply.

50.10	So far as the Seller is aware, there are no circumstances occurring since the Accounts Date which would cause the apportionment percentages of any Group Member carrying on long-term insurance business calculated in accordance with section 432A and sections 432C and 432D of ICTA 1988 to change materially from those indicated in the draft tax computations of such Group Member for the period ending on the Accounts Date.

50.11	No Group Member has any assets to which the Insurance Companies (Corporation Tax Acts) (Amendment Order) 2005 (SI 3465) might apply.

50.12	No Group Member has undistributed demutualisation surplus as defined in section 444AG of ICTA 1988 (Paragraph 5 to Schedule 11 of Finance Bill 2006) except as set out in the Disclosure Letter.

50.13	No Group Member, so far as the Seller is aware, has claimed or intends to claim, in respect of any period ending before Completion, a deduction under section 83(2) Finance Act 1989 in respect of which the Seller considers that HMRC may dispute the obtaining of that deduction.

50.14	No Group Member has made any transfer of assets from the long-term insurance fund to the shareholder fund where the admissible value brought into account as part of total expenditure in the regulatory return was materially less than the fair value at the date of the transfer.

50.15	No Group Member has within the last six years been required to restrict expenses of management in accordance with section 76 of ICTA 1988 or section 707 TCA 1997.

50.16	Each Group Member which carries on long-term insurance business has complied with all obligations and requirements imposed by the tax legislation in relation to overseas life assurance business within the meaning of section 431D of ICTA 1988 and Chapter 3 Part 26 TCA 1997 (to the extent that it writes this business).

50.17	No Group Member has identified any mistakes or errors in the tax assumptions or tax calculations within the unit pricing of unit-linked policies in the three year period ending on the date of this agreement and no losses or reliefs have been assumed in the pricing which were made available or assumed to be available from a member of the Retained Group but will not be available except for payment from the date of this agreement.

50.18	So far as the Seller is aware, no action, transaction or omission has been carried out by any Group Member or any member of the Retained Group, or is likely be carried out on or before Completion which in combination with a transfer of the business of any of the Insurance Companies from that Insurance Company to another member of the Purchaser’s Group under a scheme pursuant to Part VII of the FSMA, or the equivalent overseas legislation, in a form consistent with the scheme set out in the Summary dated 23 March 2006 relating to the transfer of the whole of the business of SMA and SPL to ANL attached as exhibit 1 to the Tax Covenant would be likely to cause a material liability to Tax, or the loss of a Tax relief, of that Insurance Company.

51.	Irish Withholding

The Shares of each Company incorporated in Ireland, or which has an Irish branch, do not derive their value or the greater part of their value directly or indirectly from assets specified in paragraph (a), (b) or (c) of section 980(2) TCA 1997.

Schedule 7
(Limitations)
1.	Warranties, Covenants and Indemnities

1.1	Notwithstanding anything in this agreement to the contrary, the provisions of this Schedule shall operate to limit the liability of the Seller in respect of any claim by the Purchaser for any breach of or inaccuracy in the Warranties and, to the extent specifically indicated herein, pursuant to the Tax Covenant and any other provision of this agreement.

1.2	The only Warranties given:
(A)	in respect of the Accounts, the FSA Returns and the financial statements of SPILA Marketing (in liq) are those contained in paragraph 4 (Accounts and FSA Returns) of Schedule 6; none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of the Accounts, the FSA Returns or the financial statements of SPILA Marketing (in liq) and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to the Accounts, the FSA Returns or and the financial statements of SPILA Marketing (in liq);

(B)	in respect of the Actuarial Reports are those contained in paragraph 5 (Actuarial matters) of Schedule 6; none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of the Actuarial Reports and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to the Actuarial Reports;

(C)	in respect of competition matters, anti-restrictive trade practices and anti-trust legislation are those contained in paragraph 17 (Competition) of Schedule 6; none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of competition matters, anti-restrictive trade practices or anti-trust legislation and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to competition matters, anti-restrictive trade practices or anti-trust legislation;

(D)	in respect of Mis-Selling Claims are those contained in paragraph 19 (Past sales practices) of Schedule 6; none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of Mis-Selling Claims and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to Mis-Selling Claims;

(E)	in respect of Intellectual Property, rights in Business Information and IT Systems (or any agreement relating to any of them) are those contained in paragraph 4 (Accounts and FSA Returns) and paragraph 23 (Intellectual Property and IT Systems) of Schedule 6; none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of Intellectual Property, rights in Business Information or IT Systems (or any agreement relating to any of them) and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to Intellectual Property, rights in Business Information or IT Systems (or any agreement relating to any of them);
(F)	in respect of Property matters are those contained in paragraph 4 (Accounts and FSA Returns) and paragraph 24 (Property) of Schedule 6; none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of Property matters and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to Property matters;

(G)	in respect of the environment and environmental matters are those contained in paragraph 4 (Accounts and FSA Returns) and paragraph 25 (Environment) of Schedule 6; none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of the environment or environmental matters and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to the environment or environmental matters;

(H)	in respect of employment matters are those contained in paragraph 4 (Accounts and FSA Returns) and paragraph 26 (Employment) of Schedule 6; none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of employment matters and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to employment matters;

(I)	in respect of pensions matters are those contained in paragraph 4 (Accounts and FSA Returns) and paragraph 27 (Pensions) of Schedule 6; none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of pensions matters and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to pensions matters; and

(J)	in respect of Tax are the Tax Warranties and paragraphs 26.18(B) (Employment), 27.3 and 27.14 (Pensions) of Schedule 6; none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of Tax and the Purchaser acknowledges and agrees that the Seller makes no other representation or warranty as to Tax.
2.	Limitations on liability under Warranties, Covenants and Indemnities

2.1	Limitation on amount
(A)	Subject to paragraphs 2.1(B) and (C) of this Schedule, the Purchaser shall not be entitled in any event to damages or other amount in respect of any claim or claims under any of the Warranties unless and until the aggregate amount of all such substantiated claims exceeds £36,000,000 (in which event the Seller shall be liable only for the excess of such aggregate amount over that amount).

(B)	The Purchaser shall not be entitled in any event to damages or other amount in respect of any claim under any of the Warranties unless the amount of the substantiated claim (or series of related substantiated claims with respect to related facts and circumstances) shall exceed £2,000,000. The Purchaser shall not be entitled in any event to damages or other amount in respect of any claim under the Tax Covenant unless the amount of the claim (or series of related claims with respect to related facts and circumstances) shall exceed £500,000.
(C)	For the purposes of establishing whether any claim falls to be notified under paragraph 2.2 below all amounts available for set off or otherwise liable to be deducted from the amount of such claim by virtue of the operation of the subsequent paragraphs of this Schedule shall first be taken into account in order to determine whether the amount of the claim exceeds the thresholds in paragraphs 2.1(A) or (B).

(D)	Save in relation to the indemnities and covenants in clauses 5.4, 8.2, 17.2, 18.2(B), 18.5 and 20.3 in respect of each of which the Seller’s liability shall be uncapped, the total aggregate liability of the Seller in respect of any claim or claims under this agreement or the Tax Covenant shall not in any event exceed £2,200,000,000.

(E)	The Seller’s maximum aggregate liability under the Warranty in paragraph 5.2 (Actuarial matters) of Schedule 6 shall be no more than the Seller, acting on behalf of, and subject to the reasonable instructions of, the Purchaser, has recovered from the Seller’s Actuaries for breach of any contractual duty of skill and care or negligence in the context to which that Warranty relates. The Purchaser shall pay to the Seller any costs or expenses reasonably incurred by the Seller in taking any such action against the Seller’s Actuaries in accordance with the instructions of the Purchaser.

(F)	Without prejudice to paragraphs 2.1(A) to 2.1(D) of this Schedule 7, the Seller’s maximum aggregate liability in respect of any claim or claims under the Warranties in paragraphs 32.8 to 32.10 of Schedule 6 shall be £3,000,000.

(G)	For the purposes of this paragraph “substantiated” means a claim for which the Seller may be liable and which is admitted or proved in a court of competent jurisdiction such that all appeals have been waived or exhausted provided that in the case of a claim for breach of the Tax Warranties or a claim under the Tax Covenant “substantiated claim” in this paragraph shall be read as “claim”.
2.2	Time limits for bringing claim
(A)	Subject to paragraph 2.2(B) of this Schedule no claim shall be brought against the Seller in respect of any breach of the Warranties or under the Tax Covenant unless the Purchaser shall have given to the Seller written notice of such claim specifying (in reasonable detail) the matter giving rise to the breach or claim, the nature of the breach or claim and, to the extent capable of calculation at the time, the amount claimed in respect thereof (detailing the Purchaser’s calculation of the loss thereby alleged to have been suffered by it or the relevant Group Member):
(i)	in respect of claims under the Tax Warranties or the Tax Covenant, not later than six months after the expiry of the period specified by statute during which an assessment of that liability to Tax may be issued by the relevant Tax

Authority, or if there is no such period or if such period is longer than seven (7) years, on or before the seventh anniversary of the Accounts Date; or
(ii)	on or before 31 December 2007 in respect of any other matters pursuant to the Warranties.
(B)	The liability of the Seller in respect of the Warranties or the Tax Covenant shall absolutely determine (if the claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of a claim shall not have been commenced
(i)	where paragraph 2.4(D) of this Schedule applies, within nine months of the date of determination of the claim by the insurers;

(ii)	where paragraph 2.13 of this Schedule applies (or would apply if the Tax Warranties and the Tax Covenant fell within its terms), within nine months of the date when the liability in question ceases to be contingent or unquantifiable or (if earlier and the claim is not in respect of a Tax Warranty or under the Tax Covenant) the date falling six years and three months after the Accounts Date; or

(iii)	otherwise, within nine months of the service of notice of that claim in accordance with paragraph 2.2(A) of this Schedule, and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served upon the Seller.
2.3	Conduct of litigation
(A)	Upon the Purchaser or any member of the Purchaser’s Group becoming aware of any claim, action or demand against it or matter likely to give rise to any of these in respect of which a claim in excess of £2 million may be made under the Warranties (other than the Tax Warranties) or under any of the covenants or indemnities in this agreement (and excluding, for the avoidance of doubt, the Tax Covenant), the Purchaser shall and shall procure that the appropriate member of the Purchaser’s Group shall:
(i)	as soon as practicable notify the Seller by written notice of the particular matter;

(ii)	subject to the Seller agreeing to pay the reasonable out-of-pocket expenses of the Purchaser and/or the relevant member of the Purchaser’s Group, take such action and give such information and access during Working Hours to personnel, premises, chattels, documents and records to the Seller and its professional advisers as the Seller may reasonably request;

(iii)	subject to the Seller agreeing to pay the reasonable out-of-pocket expenses of the Purchaser and/or the relevant member of the Purchaser’s Group, at the request of the Seller, allow the Seller to take the sole conduct of such actions as the Seller may deem appropriate in connection with any such assessment or claim in the name of the Purchaser or the appropriate member of the Purchaser’s Group and in that connection the Purchaser shall (at the cost of the Seller) give or cause to be given to the Seller all such assistance as the Seller may reasonably require in avoiding, disputing, resisting, settling, compromising, defending or appealing any such claim and shall instruct such solicitors or other professional advisers as the Seller may (with the Purchaser’s consent, such consent not to be unreasonably withheld or delayed) nominate to act on behalf of the Purchaser or the appropriate member of the Purchaser’s Group, as appropriate, but to act in accordance with the Seller’s sole instructions provided always that the Seller keeps the Purchaser reasonably informed as to the progress of such claims or actions and provided always that where a claim will or is likely to, in the reasonable opinion of the Purchaser, significantly prejudice the Purchaser’s or any member of the Purchaser’s Group’s relations with any Regulatory Authority or any Tax Authority the Seller shall consult with the Purchaser and will comply with any reasonable requirements of the Purchaser in relation to such claim (and where in so complying the Seller requires any consent of the Purchaser, such consent shall not be unreasonably withheld or delayed by the Purchaser); and
(iv)	make no admission of liability, agreement, settlement or compromise with any third party in relation to any such claim or adjudication without the prior written consent of the Seller.
(B)	Except in relation to claims under the Tax Warranties and the Tax Covenant, in any event, the Seller shall be entitled at any stage and at its sole discretion to settle any such third party assessment or claim provided that the Seller shall, where practicable, notify the Purchaser in advance of such settlement of its decision so to settle such assessment or claim provided that where such third party assessment or claim will or is likely to, in the reasonable opinion of the Purchaser, significantly prejudice the Purchaser’s or any member of the Purchaser’s Group’s relations with any Regulatory Authority or any Tax Authority the Seller shall consult with the Purchaser and will comply with any reasonable requirements of the Purchaser in relation to such assessment or claim (and where in so complying the Seller requires any consent of the Purchaser, such consent shall not be unreasonably withheld or delayed by the Purchaser).
2.4	No liability if loss is otherwise compensated for

Purchaser can only claim once
(A)	The Purchaser and those deriving title from the Purchaser on or after Completion shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once between them in respect of any individual loss arising from breach of the Warranties or any individual liability giving rise to a claim under the Tax Covenant or any of the covenants or indemnities in this agreement.

(B)	No damages, reimbursement or restitution shall be due from the Seller by reason of any breach of the Warranties to the extent that the same loss occasioned to the Purchaser or the relevant member of the Purchaser’s Group by reason of such breach has been recovered under the Tax Covenant or under any of the covenants or indemnities in this agreement or any of the other Transaction Documents and no damages, reimbursement or restitution shall be due from the Seller under the Tax Covenant or under any of the covenants or indemnities in this agreement to the extent that the same loss has been recovered by a claim under the Warranties.

(C)	No damages, reimbursement or restitution shall be due from the Seller by reason of any breach of any of the Warranties nor under the Tax Covenant nor under any of the covenants or indemnities in this agreement to the extent that the subject of the claim has been or is made good or is otherwise compensated for without cost to the Purchaser or to any member of the Purchaser’s Group.
Insurances
(D)	If, in respect of any matter which would give rise to a breach of the Warranties or a claim under any of the covenants or indemnities in this agreement (other than, for the avoidance of doubt, the Tax Covenant), any Group Member is entitled to claim under any policy of insurance, then no damages, reimbursement or restitution shall be due from the Seller under the Warranties or any of the covenants or indemnities in this agreement unless and until the appropriate Group Member shall have made a claim against its insurers and to the extent reasonable (bearing in mind the prospect of success) taken all necessary steps to pursue such claim (provided that that this shall not apply where the Purchaser is prevented from taking all necessary steps to pursue such claim as a result of failure by the Seller to comply with the Seller’s obligations under clause 20.3(A)) and any such insurance claim shall then reduce by the amount recovered (less the reasonable costs, charges and expenses of such recovery) any such claims for breach of the Warranties or under any of the covenants or indemnities in this agreement provided that the Seller covenants to pay to the Purchaser on an after-Tax basis within 10 Business Days of demand an amount equal to any increased costs incurred by the relevant Group Member as a result of such claims, including any retrospective or prospective premium adjustments associated with such cover, as such amounts are determined in accordance with those policies generally applicable from time to time to the Group, provided that (subject to the Purchaser being in possession of or reasonably able to obtain such information) the basis upon which they have been calculated and, where reasonably practicable, the terms of the policy to which they relate, have been disclosed to the Seller.
Recovery from third parties
(E)	Subject to the Seller agreeing to pay reasonable costs and out-of-pocket expenses of the Purchaser and any member of the Purchaser’s Group which are incurred by reason of such action, and provided that if legal proceedings are commenced or are requested to be commenced, the Purchaser is indemnified in respect of any liabilities, losses, costs (including legal and other professional costs) or expenses which the Purchaser or any member of the Purchaser’s Group may suffer or properly incur:
(i)	where the Purchaser and/or any member of the Purchaser’s Group are at any time entitled to recover from some other person (other than an insurer) any sum in respect of any matter giving rise to a claim under the Warranties (other than the Tax Warranties) or any of the covenants or indemnities in this agreement the Purchaser shall, and shall procure that the relevant member of the Purchaser’s Group shall undertake all reasonable steps to enforce such recovery prior to taking action against the Seller (other than to notify the Seller of the claim against the Seller) provided that paragraph 2.2(B) of this Schedule shall be amended such that the nine month time period therein shall commence on the date that the claim against that other person is settled or determined without leave to appeal being granted;

(ii)	other than in relation to the Tax Warranties and the Tax Covenant, in the event that the Purchaser or the relevant member of the Purchaser’s Group shall recover any amount from such other person, the amount of the claim against the Seller shall be reduced by the amount recovered, less any Tax thereon and all reasonable costs, charges and expenses incurred by the Purchaser or the relevant member of the Purchaser’s Group recovering that sum from such other person; and

(iii)	if the Seller pays at any time to the Purchaser or to the relevant member of the Purchaser’s Group an amount pursuant to a claim in respect of the Warranties (other than the Tax Warranties) or any of the covenants or indemnities in this agreement (other than, for the avoidance of doubt, the Tax Covenant) and the Purchaser or the relevant member of the Purchaser’s Group subsequently becomes entitled to recover from some other person any sum in respect of any matter giving rise to such claim, the Purchaser shall and shall procure that the relevant member of the Purchaser’s Group shall take all reasonable steps to enforce such recovery, and shall forthwith repay to the Seller so much of the amount paid by the Seller to the Purchaser or the relevant member of the Purchaser’s Group as does not exceed the sum recovered from such other person less any Tax thereon and all reasonable costs, charges and expenses incurred by the Purchaser or the relevant member of the Purchaser’s Group recovering that sum from such other person.
2.5	Acts of the Purchaser
(A)	No claim shall lie against the Seller under the Warranties (other than the Tax Warranties) or any of the covenants or indemnities in this agreement (other than, for the avoidance of doubt, the Tax Covenant) to the extent that such claim is attributable to:
(i)	any voluntary act, action, omission, transaction or arrangement carried out or effected before Completion (but excluding the Pre-Sale Transfers) at the request of or with the written consent of the Purchaser or any member of the Purchaser’s Group, or under the terms of any of the Transaction Documents; or
(ii)	any voluntary act, action, omission, transaction or arrangement carried out or effected by the Purchaser, any Group Member or any member of the Purchaser’s Group or on behalf of any of them or by, or on behalf of, persons deriving title from any of them (each a “Relevant Person”) on or after Completion or any change of residence of any member of the Purchaser’s Group on or after Completion, but excluding any act:
(a)	carried out pursuant to a legally binding obligation of the Relevant Person incurred prior to Completion;

(b)	pursuant to an obligation imposed by any law, regulation or requirement having the force of law, subject to paragraph 2.7 of this Schedule 7; or

(c)	taking place with the written approval of the Seller or pursuant to, and in accordance with, any of the Transaction Documents.
(B)	No liability shall arise in respect of any breach of any of the Warranties (other than the Tax Warranties) or under any of the covenants or indemnities in this agreement (other than, for the avoidance of doubt, the Tax Covenant) if and to the extent that liability for such breach is increased as a result of any admission of liability made without the prior written consent of the Seller, after the date hereof by the Purchaser, any Group Member or any member of the Purchaser’s Group or any person otherwise associated with the Purchaser or on behalf of any of them or by, or on behalf of, persons deriving title from any of them after Completion

(C)	The Seller shall not be liable for any breach of the Warranties (other than the Tax Warranties) or claims under any of the covenants or indemnities in this agreement (other than, for the avoidance of doubt, the Tax Covenant) which would not have arisen but for any reorganisation (including a cessation of the whole or part of any trade) or change in ownership of any member of the Purchaser’s Group after Completion or any changes in the accounting basis on which any member of the Purchaser’s Group values its assets or any other change in accounting policy or practice of any member of the Purchaser’s Group after Completion. For the avoidance of doubt, the provisions of clauses 26.2 and 26.3 shall apply as described therein.

2.6	Allowance, provision or reserve in the Accounts

No liability shall arise in respect of any breach of any of the Warranties (other than the Tax Warranties) to the extent that allowance, provision or reserve in respect of such matter shall have been made in the Accounts or is reflected in the Accounts as a Tax liability to be borne or discharged by a Retained Group Member (and is so borne or discharged) or has otherwise been taken account of or reflected in the Accounts.

2.7	Future legislation

No liability shall arise in respect of any breach of any of the Warranties (other than the Tax Warranties) or under any of the covenants or indemnities in this agreement (other than, for the avoidance of doubt, the Tax Covenant) if and to the extent that liability for such breach occurs or is increased as a result of (a) any legislation, treaties, constitutions, laws, administrative actions, rules (including rules of any Regulatory Authority), orders, administrative practices or guidance or any amendments thereto not in force at the date of this agreement, or (b) any change after the date of this agreement of any interpretation or application by any governmental or regulatory body of any of the foregoing, or (c) the withdrawal of any extra-statutory concession or other agreement or arrangement currently granted by or made with any governmental or regulatory body or any Tax Authority (whether or not having the force of law).

2.8	Taxation

The Seller shall not be liable to the Purchaser in respect of any breach of the Tax Warranties to the extent that any of the circumstances set out in clause 3 of the Tax Covenant would have applied in respect of that liability had it been a Relevant Liability (as defined in the Tax Covenant).

2.9	Purchaser’s knowledge

The Purchaser confirms that as at the date of this agreement, it has no current intention of making a claim under the Warranties.

2.10	Actuarial assumptions and reserves
(A)	The Purchaser acknowledges and agrees with the Seller that the Purchaser is responsible for assessing the extent to which it requires appropriate independent actuarial advice relating to the purchase of the Shares and the terms of the Transaction Documents and any other agreement or document to be executed pursuant to them.

(B)	None of the Warranties nor any other provision of this agreement nor any other document to be executed pursuant to this agreement shall be construed as a representation or warranty as to any judgement based on actuarial principles, practices or analyses by whomsoever made or as to the future fulfilment of any assumption. In particular, and without prejudice to the generality of the foregoing no representation or warranty is made by the Seller or any Retained Group Member as to the adequacy of the amount of the reserves of the Insurance Companies (the “Reserves”) (whether as represented in the Accounts, the Actuarial Reports, the FSA Returns, the Data Room or otherwise) or as to the collectibility of any amounts due from reinsurers of an Insurance Company, provided that this paragraph 2.10 shall not apply so as to nullify the Warranties in paragraph 4 (Accounts and FSA Returns) and paragraph 5 (Actuarial matters) of Schedule 6.

If there is any conflict between the provisions of this paragraph 2.10 and any other provision of this agreement or of any document to be executed pursuant to this agreement, the provisions of this paragraph shall prevail.
2.11	Allocation to with-profits fund

The Seller shall not be liable to the Purchaser in respect of any breach of the Warranties;
(A)	to the extent that (having regard to any relevant provisions of the Demutualisation Schemes, any relevant law or regulation in force at the date of this agreement and the relevant Principles and Practices of Financial Management in their form immediately prior to the date of this agreement) the amount of the Purchaser’s loss or damage as a result of any such breach is capable of being reduced (up to the amount that would not result in any consequential burn through cost for the shareholder of the Insurance Company in relation to the with profits fund referred to below) because such claim or such loss or damage giving rise to such claim is capable of being charged or allocated to a with-profits fund of an Insurance Company; or

(B)	to the extent that any amount claimed in respect of breach of those Warranties:
(i)	has been recovered under the terms of the Relationship Deed; or

(ii)	could have been recovered under the terms of the Relationship Deed but for a breach of that Deed by, or other act or omission of, the Purchaser or other member of the Purchaser’s Group.
2.12	Forecasts

Without prejudice to clause 30, the Purchaser acknowledges and agrees that the Seller does not give or make any warranty as to the accuracy of any forecasts, assumptions, estimates (including estimates of value, whether in the Actuarial Reports or otherwise), projections, statements of intent or statements of honestly expressed opinion provided to the Purchaser, including in the Disclosure Letter (or any document delivered with it), in relation to the Actuarial Reports, or the information supplied to or made available to the Purchaser during its due diligence exercise, provided that this paragraph 2.12 shall not apply so as to nullify the Warranties in paragraph 5 (Actuarial matters) of Schedule 6.
2.13	Contingent or non-quantifiable claims

If any breach of the Warranties (other than the Tax Warranties) or under any of the covenants or indemnities in this agreement (other than, for the avoidance of doubt, the Tax Covenant) arises by reason of some liability of any Group Member which, at the time such breach or claim is notified to the Seller, is contingent only or otherwise not capable of being quantified, then the Seller shall not be under any obligation to make any payment in respect of such breach or claim unless and until such liability ceases to be contingent or becomes capable of being quantified (a “contingent claim”), as the case may be, provided that:
(A)	this paragraph shall only operate to postpone the liability of the Seller and shall not operate to avoid a claim which is made in reasonable detail and within the applicable time limits specified in paragraph 2.2; and

(B)	if an Insurance Company is required by any applicable law or regulation to create a reserve in respect of a contingent claim, in assessing the level of loss or damage in respect of such contingent claim (when it ceases to be a contingent claim and becomes a substantiated claim) there shall be included an amount equal to 8 per cent. per annum (since the date of creation of such reserve) of the amount of any such reserve which is so required by such law or regulation to be so created.
2.14	Mitigation

Nothing in this agreement shall or shall be deemed to relieve or abrogate the Purchaser of any common law or other duty to mitigate any loss or damage.
2.15	No Rescission

Except as expressly provided in this agreement the Purchaser shall not be entitled to rescind this agreement including for breach of Warranty.

Schedule 8
(Basic information about the Companies)
Abbey National Financial and Investment Services (Hong Kong) Limited

Registered number	784901

Date of incorporation	01/02/2002

Place of incorporation	Hong Kong

Address of registered office	Alexandra House, 16-20 Chater Road, Central, Hong Kong

Authorised share capital	HKD 10,000 divided into ordinary shares of HKD 1 each

Issued share capital	2 ordinary shares of HKD 1 each

	Name	Number of Shares held
Members	Abbey National Nominees Limited	1 ordinary share of HKD 1

	Abbey National plc	1 ordinary share of HKD 1

Directors	Lillian Boyle

Arthur Mark Wearmouth

David White

Secretary	Deacons, Consec Services Limited

Abbey National Financial and Investment Services Ireland Holdings

Registered number	341950

Date of incorporation	18/04/2001

Place of incorporation	Ireland

Address of registered office	Goodbody Secretarial Limited, International Financial Services Centre, 25/28 North Wall Quay, Dublin 1, Ireland

Authorised share capital	£500,000,000 divided into ordinary shares of £1 each

Issued share capital	1,250,002 ordinary shares of £1 each

	Name	Number of Shares held
Members	Abbey National Nominees Limited	1 ordinary share of £1

	Abbey National plc	1,250,001 ordinary shares of £1 each

Directors	John Finnegan

Anthony David Haynes

Secretary:	Goodbody Secretarial Limited

Abbey National Financial and Investment Services Isle of Man Limited

Registered number	103514C

Date of incorporation	18/07/2001

Place of incorporation	Isle of Man

Address of registered office	Abbey Secretariat, Provident House, Ballacottier Business Park, Cooil Road, Douglas, IM2 2SP, Isle of Man

Authorised share capital	£2,000 divided into ordinary shares of £1 each

Issued share capital	2 ordinary shares of £1 each

	Name	Number of Shares held
Members	Abbey National Nominees Limited	1 ordinary share of £1

	Abbey National plc	1 ordinary share of £1

Directors:	Lillian Boyle

David John Cessford Cameron

Duncan Jeremy Jude

Simon Jeremy Michael Lodge

David White

Secretary	Lesley Crossley

(Assistant Secretary Elaine Quine)

Abbey National Financial and Investment Services plc

Registered number	SC159852

Date of incorporation	18/08/1995

Place of incorporation	Scotland

Address of registered office	Abbey National House, 287 St. Vincent Street, Glasgow G2 5NB, Scotland

Authorised share capital	£25,000,000 divided into ordinary shares of £1 each

Issued share capital	5,000,000 ordinary shares of £1 each

	Name	Number of Shares held
Members	Abbey National Nominees Limited	1 ordinary share of £1

	Abbey National plc	4,999,999 ordinary shares of £1 each

Directors	Christopher John Ball

Lillian Boyle

Kerr Luscombe

Secretary	Abbey National Secretariat Services Limited (joint secretary)

Lesley Crossley (joint secretary)

Abbey National Life plc

Registered number	SC 134205

Date of incorporation	23/09/1991

Place of incorporation	Scotland

Address of registered office	Abbey National House, 287 St. Vincent Street, Glasgow G2 5NB, Scotland

Authorised share capital	£500,000,000 divided into ordinary shares of £1 each

Issued share capital	149,062,335 ordinary shares of £1 each

	Name	Number of Shares held
Members	Abbey National Nominees Limited	1 ordinary share of £1

	Abbey National plc	149,062,334 ordinary shares of £1 each

Directors	Heather MacDonald Logan

Kerr Luscombe

Javier Maldonado Trinchant

Martin David Moule

Secretary	Abbey National Secretariat Services Limited

Abbey National SMA Holdings Limited

Registered number	SC 133636

Date of incorporation	26/08/1991

Place of incorporation	Scotland

Address of registered office	Abbey National House, 301 St. Vincent Street, Glasgow G2 5HN, Scotland

Authorised share capital	£4,368,000,000 divided into ordinary shares of £0.10 each

Issued share capital	31,010,996,000 ordinary shares of £0.10 each

	Name	Number of Shares held
Members	Abbey National plc	31,010,996,000 ordinary shares of £0.10 each

Directors	Kerr Luscombe

Heather MacDonald Logan

Martin David Moule

Javier Maldonado Trinchant

Secretary	Abbey National Secretariat Services Limited

Scottish Mutual International Fund Managers Limited

Registered number	243485

Date of incorporation	18/01/1996

Place of incorporation	Ireland

Address of registered office	International Financial Services Centre, 25/28 North Wall Quay, Dublin 1, Ireland

Authorised share capital	£1,000,000 divided into ordinary shares of £1 each

Issued share capital	815,000 ordinary shares of £1 each

	Name	Number of Shares held
Members	Abbey National plc	815,000 ordinary shares of £1 each

Directors	John Finnegan

Anthony David Haynes

John Dennis Kelly

Barry McGrath

James Edward Briscoe Bevan (alternate)

Secretary	Goodbody Secretarial Limited

Scottish Mutual International Holdings

Registered number	318919

Date of incorporation	20/01/2000

Place of incorporation	Ireland

Address of registered office	25/28 North Wall Quay, Dublin 1, Eire

Authorised share capital	£500,000,000 divided into ordinary shares of £1 each

Issued share capital	261,367,000 ordinary shares of £1 each

	Name	Number of Shares held
Members	Abbey National Nominees Limited	1 ordinary share of £1

	Abbey National plc	261,366,999 ordinary shares of £1 each

Directors	John Finnegan

Anthony David Haynes

Secretary	Goodbody Secretarial Limited

Schedule 9
(Basic information about the Subsidiaries)
Abbey National Financial and Investment Services (Far East) Limited (in liquidation)

Registered number	466313

Date of incorporation	22/02/1994

Place of incorporation	Hong Kong

Address of registered office	7th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

Authorised share capital	HKD 1,200,000 divided into ordinary shares of HKD 10 each

Issued share capital	120,000 ordinary shares of HKD 10 each

	Name	Number of Shares held
Members	Scottish Provident International Life Assurance Limited	119,999 ordinary shares of HKD 10 each

	David White	1 ordinary share of HKD 10

Directors	Lillian Boyle

David White

Secretary:	Deacons, Consec Services Limited

Abbey National Financial and Investment Services Ireland plc

Registered number	342705

Date of incorporation	04/05/2001

Place of incorporation	Ireland

Address of registered office	Goodbody Secretarial Limited, International Financial Services Centre, 25/28 North Wall Quay, Dublin 1, Ireland

Authorised share capital	£25,000,000 divided into ordinary shares of £1 each

Issued share capital	50,008 ordinary shares of £1 each

	Name	Number of Shares held
Members	Abbey National Financial and Investment Services Ireland Holdings	50,001 ordinary shares of £1 each

	Abbey National Nominees Limited	1 ordinary share of £1

	Abbey National plc	1 ordinary share of £1

	Lillian Boyle	1 ordinary share of £1

	Lesley Crossley	1 ordinary share of £1

	Simon Jeremy Michael Lodge	1 ordinary share of £1

	Elaine Mary Quine	1 ordinary share of £1

	David White	1 ordinary share of £1

Directors	John Finnegan

Anthony David Haynes

Secretary	Goodbody Secretarial Limited

Business OutSourcing Services Limited

Registered number	SC207312

Date of incorporation	19/05/2000

Place of incorporation	Scotland

Address of registered office	Abbey National House, 287 St. Vincent Street, Glasgow G2 5NB, Scotland

Authorised share capital	£500,000 divided into ordinary ‘A’ shares of £1 each

£500,000 divided into ordinary ‘B’ shares of £1 each

Issued share capital	250,000 ordinary ‘A’ shares of £1 each

	Name	Number of Shares held
Members	Abbey National Financial and Investment Services PLC	250,000 ordinary ‘A’ shares of £1 each

Directors	Rosalie Elizabeth Clark

Kerr Luscombe

Secretary:	Abbey National Secretariat Services Limited

Cityfourinc

Registered number	03871807

Date of incorporation	01/11/1999

Place of incorporation	England and Wales

Address of registered office	Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN, England

Authorised share capital	£12,001,000 divided into ordinary shares of £1 each

£11,000,000 divided into preference shares of £1 each

Issued share capital	£17,905,614 (see below for further details)

	Name	Number of Shares held
Members	Prolific Property Development (Kent) Limited	9,342,541 ordinary shares of £1 each

	Scottish Mutual Assurance plc	8,563,073 preference shares of £1 each

Directors	Kerr Luscombe

Javier Maldonado Trinchant

Secretary	Abbey National Secretariat Services Limited

Hedge End Park No.3 Limited

Registered number	4376898

Date of incorporation	19/02/2002

Place of incorporation	England and Wales

Address of registered office	Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN, England

Authorised share capital	£10,000 divided into ordinary shares of £1 each

Issued share capital	1 ordinary share of £1

	Name	Number of Shares held
Members	Abbey National SMA Holdings Limited	1 ordinary share of £1

Directors	James Edward Briscoe Bevan

Kerr Luscombe

Secretary	Abbey National Secretariat Services Limited

Hedge End Park No.4 Limited

Registered number	4396086

Date of incorporation	15/03/2002

Place of incorporation	England and Wales

Address of registered office	Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN, England

Authorised share capital	£10,000 divided into ordinary shares of £1 each

Issued share capital	1 ordinary share of £1

	Name	Number of Shares held
Members	Abbey National SMA Holdings Limited	1 ordinary share of £1

Directors	James Edward Briscoe Bevan

Kerr Luscombe

Secretary	Abbey National Secretariat Services Limited

Prolific Holdings Limited

Registered number	2754421

Date of incorporation	09/10/1992

Place of incorporation	England and Wales

Address of registered office	Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN, England

Authorised share capital	£22,400,000 divided into ordinary shares of £1 each

Issued share capital	22,337,500 ordinary shares of £1 each

	Name	Number of Shares held
Members	Scottish Provident (Holdings) Limited	22,337,500 ordinary shares of £1 each

Directors	Shaun Patrick Coles

Kerr Luscombe

Jason Leslie Wright

Secretary	Abbey National Secretariat Services Limited

Prolific Property Development (Kent) Limited

Registered number	2421634

Date of incorporation	11/09/1989

Place of incorporation	England and Wales

Address of registered office	Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN, England

Authorised share capital	£1,000 divided into ordinary shares of £1 each

Issued share capital	2 ordinary shares of £1 each

	Name	Number of Shares held
Members	Scottish Mutual Assurance plc	2 ordinary shares of £1 each

Directors	Shaun Patrick Coles

Kerr Luscombe

Jason Leslie Wright

Secretary	Abbey National Secretariat Services Limited

Scotprov Limited

Registered number	4013361

Date of incorporation	13/06/2000

Place of incorporation	England and Wales

Address of registered office	Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN, England

Authorised share capital	£150,000,100 divided into ordinary shares of £1 each

Issued share capital	150,000,001 ordinary shares of £1 each

	Name	Number of Shares held
Members	Abbey National SMA Holdings Limited	150,000,001 ordinary shares of £1 each

Directors	Shaun Patrick Coles

Kerr Luscombe

Jason Leslie Wright

Secretary	Abbey National Secretariat Services Limited

Scottish Mutual Assurance plc

Registered number	SC133846

Date of incorporation	04/09/1991

Place of incorporation	Scotland

Address of registered office	Abbey National House, 301 St. Vincent Street, Glasgow G2 5HN, Scotland

Authorised share capital	£2,000,000,000 divided into ordinary shares of £0.10 each

Issued share capital	16,085,000,000 ordinary shares of £0.10 each

	Name	Number of Shares held
Members	Abbey National plc	6,675 ordinary shares of £0.10 each

	Abbey National SMA Holdings Limited	16,084,993,325 ordinary shares of £0.10 each

Directors	Heather MacDonald Logan

Kerr Luscombe

Javier Maldonado Trinchant

Martin David Moule

Secretary	Abbey National Secretariat Services Limited

Scottish Mutual International Fund Managers (South Africa) Limited

Registered number	99 01923 06

Date of incorporation	29/01/1999

Place of incorporation	South Africa

Address of registered office	2 Eglin Road, Sunninghill 2157

Private Bag X36, Sunninghill 2157, South Africa

Authorised share capital	ZAR 2,000,000 divided into shares of ZAR 1 each

Issued share capital	200,000 shares of ZAR 1 each

	Name	Number of Shares held
Members	Scottish Mutual International Fund Managers Limited	200,000 shares of ZAR 1 each

Directors	John Finnegan

Anthony David Haynes

Secretary	Caroline Ramsay

Scottish Mutual International plc

Registered number	242244

Date of incorporation	14/12/1995

Place of incorporation	Ireland

Address of registered office	25-28 North Wall Quay, Dublin 1, Eire

Authorised share capital	€37,500 divided into euro shares of €1.25 each

£44,500,000 divided into ordinary shares of £1 each

Issued share capital	30,000 euro shares of €1.25 each

25,048,000 ordinary shares of £1 each

	Name	Number of Shares held
Members	Lillian Boyle	1 euro share of €1.25

	David John Cessford Cameron	1 euro share of €1.25

	Lesley Crossley	1 euro share of €1.25

	Simon Jeremy Michael Lodge	1 euro share of €1.25

	Elaine Mary Quine	1 euro share of €1.25

	Scottish Mutual International Holdings	29,994 euro shares of €1.25

25,048,000 ordinary shares of £1 each

	White, David	1 euro share of €1.25

Directors	John Finnegan

Niall Gallagher

Anthony David Haynes

Kerr Luscombe

Secretary	Goodbody Secretarial Limited

Scottish Mutual Investment Managers Limited

Registered number	SC88674

Date of incorporation	29/06/1984

Place of incorporation	Scotland

Address of registered office	Abbey National House, 301 St. Vincent Street, Glasgow G2 5HN, Scotland

Authorised share capital	£1,000,000 divided into ordinary shares of £1 each

Issued share capital	1,000,000 ordinary shares of £1 each

	Name	Number of Shares held
Members	Scottish Mutual Assurance plc	1,000,000 ordinary shares of £1 each

Directors	James Edward Briscoe Bevan

Kerr Luscombe

Javier Maldonado Trinchant

Martin David Moule

Secretary	Abbey National Secretariat Services Limited

Scottish Mutual Nominees Limited

Registered number	SC78057

Date of incorporation	24/03/1982

Place of incorporation	Scotland

Address of registered office	Abbey National House, 301 St. Vincent Street, Glasgow G2 5HN, Scotland

Authorised share capital	£100 divided into ordinary shares of £1 each

Issued share capital	100 ordinary shares of £1 each

	Name	Number of Shares held
Members	Scottish Mutual Assurance plc	100 ordinary shares of £1 each

Directors	Shaun Patrick Coles

Philip Andrew Ramsell

Jason Leslie Wright

Secretary	Abbey National Secretariat Services Limited

Scottish Mutual Pension Funds Investment Limited

Registered number	SC061343

Date of incorporation	16/12/1976

Place of incorporation	Scotland

Address of registered office	Abbey National House, 301 St. Vincent Street, Glasgow G2 5HN, Scotland

Authorised share capital	£750,000 divided into ordinary shares of £1 each

Issued share capital	750,000 ordinary shares of £1 each

	Full Name	Number of Shares held
Members	Scottish Mutual Assurance plc	750,000 ordinary shares of £1 each

Directors	Rosalie Elizabeth Clark

Kerr Luscombe

Secretary	Abbey National Secretariat Services Limited

Scottish Mutual PEP and ISA Managers Limited

Registered number	971504
Date of incorporation	02/02/1970
Place of incorporation	England and Wales
Address of registered office	Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN, England
Authorised share capital	£75,075 divided into deferred shares of £1 each
£99,924,925 divided into ordinary shares of £1 each
Issued share capital	75,075 deferred shares of £1 each
30,124,925 ordinary shares of £1 each

	Name	Number of Shares held
Members	Scottish Mutual Assurance plc	75,075 deferred shares of £1 each
30,124,925 ordinary shares of £1 each
Directors	Kerr Luscombe
Javier Maldonado Trinchant
Martin David Moule
Secretary	Abbey National Secretariat Services Limited

Scottish Provident (Holdings) Limited

Registered number	2735747
Date of incorporation	30/07/1992
Place of incorporation	England and Wales
Address of registered office	Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN, England
Authorised share capital	£67,901,000 divided into ordinary shares of £1 each
Issued share capital	67,900,099 ordinary shares of £1 each

	Name	Number of shares held
Members	Scottish Provident Limited	67,900,099 ordinary shares of £1 each
Directors	Shaun Patrick Coles
Kerr Luscombe
Jason Leslie Wright
Secretary	Abbey National Secretariat Services Limited

The Scottish Provident Institution

Registered number	SZ000005
Date of incorporation	12/05/1837
Place of incorporation	Scotland
Address of registered office	Abbey National House, 301 St. Vincent Street, Glasgow G2 5HN, Scotland
Authorised share capital	Private company limited by guarantee (no share capital)
Issued share capital	Not Applicable

Name
Members	SPL (Holdings 1) Limited
SPL (Holdings 2) Limited
Directors	Kerr Luscombe
Donald Ramsay
Secretary	Abbey National Secretariat Services Limited

Scottish Provident International Life Assurance Limited

Registered number	53002C
Date of incorporation	19/02/1991
Place of incorporation	Isle of Man
Address of registered office	Provident House, Ballacottier Business Park, Cooil Road, Douglas, Isle of Man IM2 2SP
Authorised share capital	£75,000,000 divided into ordinary shares of £1 each
Issued share capital	54,900,000 ordinary shares of £1 each

	Name	Number of shares held
Members	Scotprov Limited	54,900,000 ordinary shares of £1 each
Directors	Lillian Boyle
Garret Graham 7th Earl Cowley
Jose Ignacio Izquierdo Saugar
Kerr Luscombe
Ronald Edgar Thomas
Secretary	Lesley Crossley
(Assistant Secretary Elaine Quine)

Scottish Provident Limited

Registered number	SC212709
Date of incorporation	3/11/2000
Place of incorporation	Scotland
Address of registered office	Abbey National House, 301 St. Vincent Street, Glasgow G2 5HN, Scotland
Authorised share capital	(i) £4,335,000,000 divided into ordinary shares of £1 each
(ii) £1,600,000,000 divided into redeemable shares of £1 each
Issued share capital	1,765,000,002 ordinary shares of £1 each

	Name	Number of shares held
Members	SPL (Holdings 1) Limited	1,747,350,002 ordinary shares of £1 each
	SPL (Holdings 2) Limited	17,650,000 ordinary shares of £1 each
Directors	Heather MacDonald Logan
Kerr Luscombe
Javier Maldonado Trinchant
Martin David Moule
Secretary	Abbey National Secretariat Services Limited

Scottish Provident Pension Trustees Limited

Registered number	2404622
Date of incorporation	14/07/1989
Place of incorporation	England and Wales
Address of registered office	Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN, England
Authorised share capital	£100 divided into ordinary shares of £1 each
Issued share capital	100 ordinary shares of £1 each

	Name	Number of shares held
Members	Scottish Provident Limited	100 ordinary shares of £1 each
Directors	Rosalie Elizabeth Clark
Kerr Luscombe
Donald Ramsay
Secretary	Abbey National Secretariat Services Limited

Scottish Provident Trustees Limited

Registered number	SC108046
Date of incorporation	02/12/1987
Place of incorporation	Scotland
Address of registered office	Abbey National House, 301 St. Vincent Street, Glasgow G2 5HN, Scotland
Authorised share capital	£100 divided into ordinary shares of £1 each
Issued share capital	100 ordinary shares of £1 each

	Name	Number of shares held
Members	Scottish Provident Limited	100 ordinary shares of £1 each
Directors	Rosalie Elizabeth Clark
Kerr Luscombe
Donald Ramsay
Secretary	Abbey National Secretariat Services Limited

South Glasgow Retail Park Limited

Registered number	SC172022
Date of incorporation	04/02/1997
Place of incorporation	Scotland
Address of registered office	Abbey National House, 301 St. Vincent Street, Glasgow G2 5HN, Scotland
Authorised share capital	£1,100,000 divided into ‘A’ ordinary shares of £1 each
£15,000 divided into ‘B’ ordinary shares of £1 each
Issued share capital	1,085,000 ‘A’ ordinary shares of £1 each
15,000 ‘B’ ordinary shares of £1 each

	Name	Number of shares held
Members	Scottish Provident Limited	1,085,000 ‘A’ ordinary shares of £1 each
	Scottish Provident Limited	15,000 ‘B’ ordinary shares of £1 each
Directors	Shaun Patrick Coles
Kerr Luscombe
Jason Leslie Wright
Secretary	Abbey National Secretariat Services Limited

SPI Finance Plc

Registered number	3359786
Date of incorporation	21/04/1997
Place of incorporation	England and Wales
Address of registered office	Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN, England
Authorised share capital	£50,000 divided into ordinary shares of £1 each
Issued share capital	50,000 ordinary shares of £1 each

	Name	Number of shares held
Members	Scottish Provident Limited	49,999 ordinary shares of £1 each
	Scottish Mutual Nominees Limited	1 ordinary share of £1
Directors	Kerr Luscombe
Donald Ramsay
Secretary	Abbey National Secretariat Services Limited

SPILA Marketing Services (Pty) Limited (in liquidation)

Registered number	97/05536/07
Date of incorporation	25/03/1997
Place of incorporation	South Africa
Address of registered office	11th Floor, The Terraces, 34 Bree Street, Cape Town 8000, PO BOX 2799, Cape Town, South Africa
Authorised share capital	ZAR 1,000 divided into ordinary shares of ZAR 1 each
Issued share capital	100 ordinary shares of ZAR 1 each

	Name	Number of shares held
Members	Scottish Provident International Life Assurance Limited	100 ordinary shares of ZAR 1 each
Directors	Lillian Boyle
Secretary	PricewaterhouseCoopers Inc

SPL (Holdings) Limited

Registered number	SC214931
Date of incorporation	19/01/2001
Place of incorporation	Scotland
Address of registered office	Abbey National House, 301 St. Vincent Street, Glasgow G2 5HN, Scotland
Authorised share capital	£4,335,000,000 divided into ordinary shares of £1 each
Issued share capital	2,163,100,002 ordinary shares of £1 each

	Name	Number of shares held
Members	Abbey National SMA Holdings Limited	2,163,100,002 ordinary shares of £1 each
Directors	Shaun Patrick Coles
Kerr Luscombe
Jason Leslie Wright
Secretary	Abbey National Secretariat Services Limited

SPL (Holdings 1) Limited

Registered number	SC214932
Date of incorporation	19/01/2001
Place of incorporation	Scotland
Address of registered office	Abbey National House, 301 St. Vincent Street, Glasgow G2 5HN, Scotland
Authorised share capital	£4,335,000,000 divided into ordinary shares of £1 each
Issued share capital	1,737,450,002 ordinary shares of £1 each

	Name	Number of shares held
Members	SPL (Holdings) Limited	1,737,450,002 ordinary shares of £1 each
Directors	Shaun Patrick Coles
Kerr Luscombe
Jason Leslie Wright
Secretary	Abbey National Secretariat Services Limited

SPL (Holdings 2) Limited

Registered number	SC214933
Date of incorporation	19/01/2001
Place of incorporation	Scotland
Address of registered office	Abbey National House, 301 St. Vincent Street, Glasgow G2 5HN, Scotland
Authorised share capital	£4,335,000,000 divided into ordinary shares of £1 each
Issued share capital	17,550,002 ordinary shares of £1 each

	Name	Number of shares held
Members	SPL (Holdings) Limited	17,550,002 ordinary shares of £1 each
Directors	Shaun Patrick Coles
Kerr Luscombe
Jason Leslie Wright
Secretary	Abbey National Secretariat Services Limited

The Scottish Mutual Assurance Society

Registered number	SZ000015
Date of incorporation	01/08/1952
Place of incorporation	Scotland
Address of registered office	Abbey National House, 301 St. Vincent Street, Glasgow G2 5HN, Scotland
Authorised share capital	Private company limited by guarantee (no share capital)
Issued share capital	Not Applicable

Name
Members	Abbey National plc
Scottish Mutual Assurance plc
Directors	Shaun Patrick Coles
Kerr Luscombe
Donald Ramsay
Jason Leslie Wright
Secretary	Abbey National Secretariat Services Limited

Schedule 10
(Group and Retained Group Guarantees)
Part A (Retained Group Guarantees)

	Guarantor	Debtor	Beneficiary	Date on which guarantee given
1.	The Seller	SPL (Holdings 1) Limited	Holders of Floating Rate Unsecured Guaranteed Loan Notes 2012 issued by SPL (Holdings 1) Limited	28 February 2002

2.	The Seller	ANL	Holders of ANL	1995
			Guaranteed Bonds
Part B (Group Guarantees)
None

Schedule 11
(Key Intermediaries)
Bankhall Group
Berkeley Group
Burns Anderson Ind Network plc
Millfield Partnership Ltd
Mortgage Support Network
Park Row
Personal Touch
Positive Solutions
Sesame Limited
Simply Biz
Skipton Group
St. James’ Place Partnership
Tenet Group
Thinc Destini
Threesixty LLP

Schedule 12
(Senior Employees)

Name	Job Title
Simon Harrall	Regional Sales Manager — Hong Kong
Jonathon Wayne Crossley	Investment Administrator Manager
Craig Allen	Operations Manager
Mark Arthur Wearmouth	General Manager HK & Far East
Cameron Christie	IT Manager
David White	International Sales Director
Simon Jeremy Mich Lodge	Actuarial & Investments Director
David John Cess Cameron	Operations & IT Director
Duncan Jeremy Jude	Finance Director
Lillian Boyle	Managing Director
Seamus Hiney	Business development Manager
John Finnegan	Director of Finance
John McGrath	IT Supervisor
Niall Gallagher	Managing Director SMI
Mairead Ruane	Head of Legal and Compliance
Claire McKenna	HR Manager
Mary MacInnes	Lawyer
Malcolm James MacKenzie	Finance Manager
Robert Christopher Greig	Senior Manager IT
James C Banford	Senior Manager IT

Name	Job Title
Tim Thornton	Regional Sales Manager Intermediaries
Eddie Glancy	Project Manager
Claire Louise McKay	Finance Manager
Richard Greenhalgh	Finance Manager
Alexandra Mary Flynn	Finance Manager
Craig Houps	Finance Manager
Keith Jennings	Finance Manager
David Hughes	Finance Manager
Geraldine Elizabeth Mogridge	Operations Manager
Philip Stafford	Underwriting Manager
Brian Alner	Manager Internal Audit
Christopher Dodd,	Finance Manager
Eleanor Mary Freckleton	Manager Internal Audit
Stuart Gallagher	Actuary — Technical Services
John McLachlan	Senior Manager IT
Grant Jaffrey-Smith	ANAM 3
Christoph Woell	Business Manager
Graeme Robertson,	Actuary — Technical Services
Duncan Lockley	Lawyer
Pauline Brown	Finance Manager
Paul McNulty	Manager Compliance
Anne Marie Sharkey	Senior Manager
Stephen Darke	Business Manager

Name	Job Title
Alan McBride	Senior Functional Specialist
Susan Morgan	Senior Functional Specialist
Robert Kerr	Senior Functional Specialist
Keith Williams,	Operations Manager
Iain Nicol	Senior Functional Specialist
Anthony Pfaff,	Senior Functional Specialist
Kevin James Ennis	Senior Manager
Niall Mckay	Senior Manager IT
Allard Walker	Senior Manager
Stephen French	Senior Manager
Diana Devereaux Graham	Senior Manager
Colin Rankin	Senior Manager
Hamish J A Scott	Senior Functional Specialist
Robin William Pagett	Senior Functional Specialist
Christopher Ball,	Head of HR
Rosalie Clark	Actuary — Technical Services
David Michael Smith	Senior Functional Specialist
George Cairns	Senior Manager
Derrick McKenna	Senior Manager
Lee Walker	Manager Internal Audit
Farrokh Shahmir	Head of Internal Audit
Paul Ryan	Abbey Staff
Daniel Rembrandt de Bruin	Senior Functional Specialist

Name	Job Title
Craig Morton	Senior Manager
Robert Marshall,	Business Manager (4)
Don Ramsay	Director Group Member
Gordon Craig Wood	Abbey Staff
Heather Logan	Director Group Member
Kerr Luscombe	Director Group Member
Lynn McKirkle,	Finance Manager
Nicol Taylor,	Senior Manager IT
David Campbell,	Senior Manager IT
Jim McGinnis,	Senior Manager IT
Iain Jamieson	Business Manager
Denise Calderwood Gibson	Business Manager
Nicola Allen	Finance Manager
Darren Edward Carroll	Finance Professional
Elizabeth Lockie Zarzana	Senior Manager
Lesley Williamson	Senior Manager IT
Jack Smith	Finance Manager
Craig Murray	Technical Business Manager
Ian Stringer	Business Consultant
Gary Blues	Finance Professional
Joan Robertson,	Senior Manager
Gillian McLachlan	Project Manager
Allan Gibson	Senior Manager IT

Name	Job Title
Aris Roushias	Finance Professional
Ian Neilson	Business Manager
Simon Harrall	Regional Sales Manager Intermediaries
Janice Jamieson	Business Manager
Paul O’Donnell	Senior Manager IT
James Wilson	Finance Professional
Anna Elizabeth Taylor	HR Business Partner
Robert Sinclair	Team Leader IT
Gail Paxton	Finance Professional
Paul Martin Sweeny	Finance Professional
Charlie Ryan	Head of Operations

Schedule 13
(Relevant Properties)
Business Properties
Mapeley Properties

						Current Rent
Property Name	Address	Entity	Landlord on Lease	Term	Hold Date	/annum
Glasgow SVS	301 St Vincent Street, Glasgow, G2 5NB	SMA	Mapeley Columbus Limited	24 October 2000 - 31 December 2020	31 December 2020	£5,386,284
Non-Mapeley Properties

Current
Property Name	Address	Entity	Landlord on Lease	Term	Rent/annum
Dublin	Styne House, Dublin	ANFIS	Green Property Plc	15 February 2000 - 14 February 2025	€595,000

Isle of Man	Provident House,	SPILA	Northern Trust Fiduciary Svsc	23 November 1995 -	£590,176
	Ballacottier Park,		(Guernsey) Limited	22 November 2016
	Cooil Road, Douglas, Isle of Man		as trustee for ING (UK) Listed Real Estate

Hong Kong	2319-2320 Jardine House,	SPILA	The Hong Kong Land	1 July 2003 - 30	HK$1,531,311.60
	1 Connaught Road, Central,		Property Company	June 2006
	Hong Kong		Limited

Non-Business Properties
Mapeley Properties

Property Name	Address	Entity	Landlord	External Landlord	Term	Hold Date
NORTHERN IRELAND

Belfast NH	Norwood House, 96-102	SMA	Mapeley Columbus Limited	James Stephen Neeson	1 March 1991 - 29	31 August 2006
	Great Victoria Street,				February 2016
	Belfast, BT2 7BE				To be surrendered in August 2006

SCOTLAND

Edinburgh AC	1/4 Atholl Crescent, Edinburgh, EH3 8AZ	SMA	Mapeley Columbus Limited	General Accident and Life Assurance Corporation plc	Surrendered on 30 June 2004	Not applicable

ENGLAND

Birmingham CS	3rd Floor, 1 Cornwall Street, Birmingham B3 2DT	SMA	Mapeley Columbus Limited	Lloyds Bank	25 December 1988 - 28 September 2011	1 July 2008

Bristol GS	5th Floor, 31 Great George Street, Bristol, BS1 5YE	SMA	Mapeley Columbus Limited	PW & Co	24 June 1989 - 23 June 2014	1 July 2008

Leeds BH	1st Floor, Bond House, Boar Lane, Leeds, LS1 5DE	SMA	Mapeley Columbus Limited	Guardian Assurance plc	27 July 1994 - 26 July 2009	1 July 2008

Property Name	Address	Entity	Landlord	External Landlord	Term	Hold Date
Leeds BH Car Park	The Bourse, Swinegate Station Street, Leeds. Also known as Car Park for 1st Floor, Bond House, Boar Lane, Leeds, LS1 5DE	SMA	Mapeley Columbus Limited	Not Known	Expires on 26 July 2009	31 December 2008

Manchester PS	4th & 5th Floor, Peter Street, Manchester, M2 5RA	SMA	Mapeley Columbus Limited	Not Known	Lease expired March 2004 Surrendered in August 2002	Not applicable

Reading Grey Friars	Priory Court	SMA	Mapeley Columbus Limited	Not known	Notice of	Not applicable
	35-43 Grey Friars Road Reading				extraordinary flexibility has been served and all moneys paid to pass liability to Mapeley Columbus Limited. Mapeley is in the process of surrendering the lease.

Redhill QH	Quadrant House, Princess Way,	SMA	Mapeley Columbus Limited	The Norwich Union Life Insurance	Assigned to PSA in 2004	Not applicable
	Redhill, RH1 1NA			Society

Southampton BH	Beresford House, Town	SMA	Mapeley Columbus Limited	ABP Property	Surrendered on 31	Not applicable
	Quay, Southampton, SO1 0AQ			Investment Limited	December 2004

St Albans	5th Floor, The	SMA	Mapeley Columbus Limited	Bafin Holdings Limited	28 May 1993 - 27	1 July 2008
	Ziggurat, Grosvenor Road, St Albans, AL1 3AD				May 2008

Non-Mapeley Properties

Property Name	Address	Entity	Landlord	Term
IRELAND

Limerick	64 O’Connell Street, Limerick	SPL	Prudential Life of Ireland Limited (head landlord is DDD Dublin Document Delivery Limited)	20 November 2003 - 19 August 2008

SCOTLAND

Edinburgh AP	8 Albyn Place, Edinburgh, EH2 4NG	SPL	James Hay Pension Trustees	Surrendered in February 2006

Edinburgh AS	Part 1st Floor, 1/2 St Andrew Square, 16-22 South Street, Edinburgh, EH2 2BD	SPL	The Tonstate Group	1 January 1992 - 11 November 2015

Edinburgh GS	Basement & 2nd Floor, 10 George Street, Edinburgh, EH2 2DZ	SPL	Ernst & Young	Surrendered on 21 December 2005

Edinburgh Gyle	The Cornerstone, 60 South Gyle Crescent, Edinburgh, EH12 9WF	SPL	Britel Fund Trustees Limited	26 November 1998 - 25 November 2013

Glasgow WGS	Part 2nd Floor, 144/146 West George Street, Glasgow, G2 4HG	SPL	G E Capital Corporation (Investment Prop) Limited	15 August 1986 - 25 March 2007

ENGLAND

Birmingham CR	Colmore Gate, 3 Colmore Row, Birmingham, B3 2QD	SPL	DEKA-IMMOBILIEN EUROPA	17 July 1992 - 24 June 2017

Property Name	Address	Entity	Landlord	Term
Bristol KH	5th Floor, Kings House, Bond Street, Bristol, BS1 3AE	SPL	Norwich Union Life & Pensions Limited	Expires 23 June 2014

Bristol QS	2nd Floor, 40 Queens Street, Bristol, BS15 8AZ	SPL	Lattice Group Pension Scheme	Expires 28 August 2011

Harrow PR	3rd Floor, 21 Pinner Road, Harrow, HA1 4BB	SPL	R D Keeler Properties	16 November 2000 - 15 November 2012

Kendal AH	1st & 2nd Floors, Avenue House, Sandes Avenue, Kendal, LA9 6EJ	SPL	Russell Armer Limited	Surrendered on 2 December 2005

Kendal LH	Leck House, Sandes Avenue, Kendal, LA9 6EJ	SPL	Leck Construction Limited	30 September 1998 - 29 September 2009

Leatherhead BS	5 Bridge Street, Leatherhead, KT22 8BL	SPL	Oakhanger Properties Limited	25 March 1984 - 4 March 2009

Leatherhead GH	2nd Floor, Grantham House, Leatherhead, KT22 7AX	SPL	William M Mercer Fraser Limited	29 September 1990 - 23 December 2010

Liverpool	2 Moorfields, Liverpool, L2 2BS	SPL	Clarendon Property Company Limited	1 March 1987 - 28 February 2012

London LS	3rd Floor, 1-6 Lombard Street, London, EC3V 9AA	SPL	Oakland Investments Limited	17 May 1999 - 24 December 2011

Maidstone KR	Unit 1, Kings Row, Maidstone, ME15 6HQ	SPL	ADP Properties	25 December 1900 - 24 December 2015

Manchester FS	1st Floor, 50 Fountain Street, Manchester, M2 2AS	SPL	Hill Dickinson Solicitors	Expires 2 May 2006

Reading SGC	Unit 4, St Giles Court, Reading, RG1 2QL	SPL	R A De Souza	10 January 1989 - 9 January 2013

Property Name	Address	Entity	Landlord	Term
Romford SJH	Part 2nd Floor, North Wing, St James House, Eastern Road, Romford, RM1 3NH	SPL	Co-operative Insurance Society Limited	Expires 23 June 2011

Solihull SC	1st Floor, Sapphire Court, Brooke Street, Solihull B91 1QY	SPL	Dominion Corporate Trustees	29 September 1988 - 28 September 2013

Waltham Cross	33/35 Eleanor Cross Road, Waltham Cross, EN8 7LE	SPL	Antler Securities Twenty Limited	25 December 1986 - 24 March 2009

Key
In this Schedule:

“Mapeley”	means Properties that are within the scope of the Project Columbus Master Agreement between Abbey National plc and Mapeley Columbus Limited dated 18 October 2000; and

“Non-Mapeley“	means Properties that are not within the scope of the Project Columbus Master Agreement between Abbey National plc and Mapeley Columbus Limited dated 18 October 2000.
Abbey National House, 301 St Vincent St, Glasgow
The areas to be sub-let by the Seller to the Purchaser, as referred to in Schedule 15, are floors 2, 3, and 4, the printing facility on L1, a post room on L2, the store room on L2 and a training facility on floor 1, as shown in yellow on the plans contained in the Agreement for Lease (as defined in Schedule 15).

Schedule 14
(Property matters)
1.	DEFINITIONS

In this Schedule:

“ANH”	means Abbey National House the property at 301 St. Vincent St, Glasgow G2 5NB;

“Expiry Date”	means the expiry date set out in Schedule 13 in respect of the Relevant Property;

“Hold Date”	means the hold date set out in Schedule 13 in respect of the Relevant Property;

“Mapeley”	means Mapeley Columbus Limited (a company registered in the British Virgin Islands under registration number 409501) or any authorised assignee or successors in title to the benefit and burdens of Mapeley under the Master Agreement;

“Master Agreement”	means the Agreement dated 18 October 2000 made between the Seller (1) and Mapeley (2);

“Occupancy Regulations”	means the occupancy regulations as set out in Schedules 11 or 12 of the Master Agreement (whichever is applicable);

“Property Completion Date”	means the later of:

(A) the Completion Date; and (B) 5 working days after the last Relevant Consent is obtained; and

“Requisite Consent”	means in relation to each Property the consent of Mapeley (if applicable) and any consent of a landlord or other third party to the assignment, transfer, lease or sub-lease of the relevant lease to the Seller or the Purchaser, as the case may be, or the continued use by the Seller of the Relevant Property including any consent applied for in connection with an absolute prohibition.
2.	RECITALS

2.1	The Seller and the Purchaser intend that the following shall take place subject to the Requisite Consents:

(A)	the Purchaser shall assign to the Seller its interests in the Non-Business Properties;

(B)	the Seller shall use all reasonable endeavours to procure the assignment of the head lease for ANH to the Seller prior to the Completion Date. If this has not occurred by the Completion Date the Purchaser shall procure the assignment of the head lease for ANH to the Seller; and

(C)	the Seller shall grant to the Purchaser a sub-lease of part of ANH.
3.	REQUISITE CONSENTS

3.1	The Seller and the Purchaser shall each use their respective best endeavours to obtain the Requisite Consents and if the Purchaser or relevant Group Member is required by the landlord to give an authorised guarantee agreement (“AGA”) and the landlord is entitled under the relevant lease to require the same, then the Purchaser or relevant Group Member shall join in as a party to the licence which shall include an AGA and an indemnity from the Seller to the Purchaser in respect of the covenants and conditions contained in the relevant lease.

3.2	Where the transfer is to the Seller the Seller shall provide such guarantees, rental deposits or other form of security as the landlord may require and shall use all reasonable endeavours to procure that no AGA or equivalent covenant or guarantee is required to be given by the Purchaser or relevant Group Member.

3.3	Where the Agreement for Lease is granted to the Purchaser the Purchaser shall provide such guarantees, rental deposits or other form of security as the landlord may require.

3.4	The Seller shall supply to the landlord or the Purchaser, as necessary, such references information and assistance as reasonably required by any landlord in accordance with the relevant lease in order to obtain the Requisite Consents.

3.5	The Seller shall pay the proper and reasonable professional fees (being solicitors and surveyors only) of the Purchaser and Mapeley and any landlord incurred in connection with all applications for Requisite Consents.

3.6	If any landlord shall lawfully and reasonably require any works of repair and/or decoration to be carried out pursuant to the terms of the relevant lease prior to the issue of the relevant Requisite Consent then the Seller shall procure that such works are carried out at the expense of the Seller as expeditiously as possible.

3.7	If any Requisite Consent shall not have been obtained in respect of any of the Relevant Properties by 6 months following the Completion Date:
(A)	the Seller shall make and pursue an application to the Court for a declaration that the Requisite Consent is being withheld unreasonably (where the relevant landlord is not entitled to withhold in such a manner); and

(B)	the Seller shall apply to the relevant landlord for its consent to an underlease of the Relevant Property to the Seller for a term up to and expiring on the Hold Date or the Expiry Date (whichever is applicable) of the relevant lease and otherwise on the same terms of such lease in which case the expression “Requisite Consent” shall for the purpose of this agreement be deemed to include such application.
3.8	Without limiting the obligations of the Seller under this clause (including without prejudice to the generality of the foregoing clause 2.2) the Purchaser will not object to the completion of the transfer of a Non-Business Property by a nominee of the Seller whether or not a Retained Group Member if so directed by the Seller and such transfer shall be to the Seller’s nominee and not the Seller provided always that notwithstanding the transfer being in the name of the Seller’s nominee the covenants and obligations in this agreement and in any transfer shall continue to be given by the Seller.

4.	ANH

4.1	The Seller shall use all reasonable endeavours to procure the assignment of the head lease for ANH to the Seller prior to the Completion Date.

4.2	If the assignment of the head lease for ANH referred to in the foregoing clause 4.1 has not occurred at the Completion Date the Purchaser shall procure the assignment of the head lease for ANH to the Seller in the agreed form.

4.3	At the Completion Date the Seller and the Purchaser shall enter into an agreement for lease of the part of ANH referred to in Schedule 4 (the “Specified Area”) in the agreed form (the “Agreement for Lease”).

4.4	Pending legal completion of the Sub-Lease and with effect from the Completion Date the Seller shall procure that the Purchaser is permitted the unrestricted use and occupation of the Specified Area. In relation to this use of the Specified Area the Purchaser shall observe and perform the covenants and conditions contained in the Sub-Lease as if it had been completed at Completion.

5.	NON-BUSINESS PROPERTIES

5.1	To the extent that any of the Companies holds any interest in any Non-Business Property the Purchaser shall procure that the relevant Company will at the Property Completion Date transfer to the Seller or to its nominee for nominal consideration those interests so held.

5.2	Save as provided otherwise in either of the Transitional Services Agreement or this agreement the Seller hereby indemnifies and covenants to pay on an after-Tax basis to the Purchaser on demand an amount equal to any and all liabilities, losses, damages, charges, claims, actions, demands, proceedings, expenses and costs (including legal costs) (together “Liabilities”) which are suffered or incurred by the Purchaser, any member of the Purchaser’s Group or any of the Companies arising from any interest in the Non-Business Properties pending completion of the transfer of that interest to the Seller (or as the Seller may direct).

5.3	Pending legal completion of the transfer of each Non-Business Property and with effect from Completion the Purchaser will procure that in relation to the relevant Non-Business Property:
(A)	the Property is held on trust for the Seller;

(B)	the Seller is permitted by the Purchaser (with all persons lawfully authorised by it) to have the unrestricted use and occupation of the whole of the Property;

(C)	no contract is entered into disposing of any interest held by the Purchaser in the Property;

(D)	subject to receipt of necessary funds from the Seller, the rents, services charges and other sums reserved by a relevant lease are paid and the covenants and conditions contained in the relevant lease are observed and performed;

(E)	all notices received in respect of the Property are promptly produced to the Seller;

(F)	it will not deal with the Property other than in accordance with the relevant Occupancy Regulations and the Master Agreement; and

(G)	the Seller is accounted to forthwith for any income received from the Property attributable to any period after Completion.
5.4	Pending legal completion of the transfer of each Non-Business Property the Seller (i) will pay the Purchaser a licence fee equivalent to all rents, service charges and other outgoings properly payable by the Purchaser in respect of the Property where applicable, (ii) will observe and perform the covenants and conditions of the part of the lessee in the relevant lease where applicable, other than payment of rents and without limiting the obligations of the Purchaser under paragraph 3.1, and (iii) will not infringe any statutory requirement relating to the property.

5.5	The Seller will indemnify the Purchaser on an after Tax basis in respect of any Liabilities howsoever incurred by the Purchaser, any member of the Purchaser’s Group or any of the Companies in respect of the Non-Business Properties.

Schedule 15
(Flame and Umbrella Logos)
Part A (Flame Logo)

Part B (Umbrella Logo)

Signed by JAVIER MALDONADO	)
under power of attorney	)
for and on behalf of	)
ABBEY NATIONAL PLC	)	/s/ JAVIER MALDONADO

Signed by PAUL THOMPSON	)
for and on behalf of	)
RESOLUTION LIFE LIMITED	)	/s/ PAUL THOMPSON

Signed by CLIVE COWDERY	)
for and on behalf of	)
RESOLUTION PLC	)	/s/ CLIVE COWDERY